Exhibit 10.52

REDACTED COPY

Portions of this Exhibit 10.52 have been omitted pursuant to a confidential treatment request.  The omitted material has been filed with the Securities and Exchange Commission.

WILLIS LEASE FINANCE CORPORATION,
as Borrower,

THE BANKS,

NATIONAL CITY BANK,
as Administrative Agent and Swing Line Lender,

and

FORTIS BANK (NEDERLAND) N.V.,
as Structuring Agent and Security Agent

SECOND AMENDED AND RESTATED
CREDIT AGREEMENT

Dated as of June 30, 2006

TABLE OF CONTENTS

amending and restating the Amended and Restated Credit Agreement, dated as of June 29, 2004

v

List of Schedules and Exhibits

Schedule 1.01(a)	—	Commitment Percentages and Loan Commitments
Schedule 1.01(b)	—	Permissible Airlines of Accession Jurisdictions
Schedule 1.01(c)	—	Country Concentration Limits
Schedule 1.01(d)	—	Makes and Models of Engines
Schedule 1.01(e)	—	[Intentionally Omitted]
Schedule 1.01(f)	—	Excepted Collateral
Schedule 1.01(g)	—	Liens
Schedule 3.01(a)	—	Jurisdictions/Capitalization/Subsidiaries
Schedule 3.01(b)	—	Jurisdiction
Schedule 3.01(c)	—	Officers and Directors
Schedule 3.10	—	Material Liabilities
Schedule 3.11	—	Tax Waivers in Effect
Schedule 3.12	—	Intellectual Property
Schedule 3.14	—	Name Changes
Schedule 3.16	—	ERISA Plans
Schedule 3.17	—	Previous Addresses
Schedule 3.19	—	Indebtedness; Bank Accounts
Schedule 3.21	—	Material Contracts
Schedule 3.29	—	Control Agreements
Schedule 3.30	—	Depreciation Policies

Exhibit A	—	Form of Asset Base Certificate
Exhibit B	—	[Intentionally Omitted]
Exhibit C	—	Form of Loan Notice
Exhibit D	—	Form of Trust Agreement
Exhibit E1	—	Form of Loan Note
Exhibit E2	—	Form of Swing Line Note
Exhibit F	—	Form of Compliance Certificate
Exhibit G	—	Form of Security Agreement
Exhibit H	—	Form of Mortgage
Exhibit I	—	Form of Share Pledge Agreement
Exhibit J	—	Form of Beneficial Interest Pledge Agreement
Exhibit K	—	Form of Owner Trustee Mortgage
Exhibit L	—	Form of Owner Trustee Guarantee
Exhibit M	—	Form of Leasing Subsidiary Security Assignment
Exhibit N	—	Form of Subsidiary Guaranty
Exhibit O	—	Form of Monthly Receivables Report
Exhibit P	—	Form of Bank Joinder Agreement

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 30, 2006 (this “Agreement”), by and among WILLIS LEASE FINANCE CORPORATION, a Delaware corporation (the “Borrower”), each of the financial institutions that is or, pursuant to the terms hereof, may become a party hereto as a lender (individually, a “Bank”, and collectively, the “Banks”), NATIONAL CITY BANK (“NCB”), as Administrative Agent for the Banks (in such capacity, together with its successors in such capacity, the “Administrative Agent”) and swing line lender (the “Swing Line Lender”) and FORTIS BANK (NEDERLAND) N.V. (“Fortis”), as Structuring Agent and Security Agent (the “Security Agent”) for the Banks. The Administrative Agent and the Security Agent are sometimes hereinafter referred to collectively as the “Agents”, and individually as an “Agent.”

W I T N E S S E T H:

WHEREAS, the Borrower, the Agents and certain of the Banks are parties to that certain Credit Agreement dated as of May 1, 2001 (the “Original Credit Agreement”), which Original Agreement was amended and restated pursuant to the Amended and Restated Credit Agreement, dated as of June 29, 2004, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of September 24, 2004, that certain Second Amendment to Amended and Restated Credit Agreement, dated as of December 9, 2004, that certain Third Amendment to Amended and Restated Credit Agreement, dated as of November 30, 2005, that certain Fourth Amendment to Amended and Restated Credit Agreement, dated as of December 14, 2005 and that certain Fifth Amendment to Amended and Restated Credit Agreement, dated as of May 30, 2006 (as so amended, the “Existing Credit Agreement”), pursuant to which such Banks make a revolving credit facility available to the Borrower (the “Credit Facility”) to be used for the purchase or refinance of Engines and Equipment (defined below), the majority of which were to be held for sale or for lease to unaffiliated persons, and for working capital and general corporate purposes;

WHEREAS, the Borrower wishes to amend and restate the Existing Credit Agreement in its entirety as hereinafter set forth; and

WHEREAS, the Agents and the Banks are willing to agree to such amendment and restatement, subject to the terms and conditions hereinafter set forth;

NOW THEREFORE, the parties hereto agree that the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01.          Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

“Acceptable Manufacturer” shall mean any of General Electric Company, CFM International, Snecma, Pratt & Whitney, Rolls-Royce plc, International Aero Engines AG and any other aircraft engine manufacturer approved by the Security Agent.

“Accession Jurisdictions” shall mean, in connection with each Lease to a Lessee (or, in the case of a Lease by a Leasing Subsidiary, involving a sublessee), any non-U.S. jurisdiction in which such

Lessee (or, in the case of a Lease by a Leasing Subsidiary, sublessee) is domiciled or has its chief executive office. A Lessee (or sublessee, as the case may be) shall not be deemed to be located in an Accession Jurisdiction if (a) the Borrower shall have obtained a legal opinion in form and substance reasonably satisfactory to the Security Agent from local counsel in such jurisdiction to the effect that under and in accordance with applicable local law, an aircraft engine, upon its installation on an aircraft, should remain the property of the Lessor and not become an accession to such aircraft (thereby vesting a superior right to title in the owner of such aircraft) or (b) the Lessor shall have become a party to or otherwise obtained the benefit of recognition of rights arrangements sufficient to protect its interests as reasonably determined by the Security Agent or (c) the Lessee (or, in the case of a Lease by a Leasing Subsidiary, the sublessee) under such Lease (or sublease) is a Lessee (or in the case of a Lease by a Leasing Subsidiary, a sublessee) listed in Schedule 1.01(b) hereto; provided, however, that a Lessee (or in the case of a Lease by a Leasing Subsidiary, a sublessee) may be added or removed from Schedule 1.01(b) upon the determination of the Majority Banks, with such addition or removal to become effective for all purposes of this Agreement upon written notice to the Borrower.  Upon the removal of a Lessee (or in the case of a Lease by a Leasing Subsidiary, a sublessee) from Schedule 1.01(b) hereto, any existing Lease (or sublease) with such Lessee (or in the case of a Lease by a Leasing Subsidiary, a sublessee) shall be subject to clause (vi) of the definition of “Asset Base.”

“Additional Costs” shall have the meaning given to such term in Section 2.14(a).

“Additional Bank” shall have the meaning given to such term in Section 10.01.

“Adjusted Base Value” means, with respect to an Engine, such Engine’s Base Value, adjusted for the actual maintenance status of such Engine, but without regard to any Lease, Maintenance Reserve Payments, Security Deposits or other related assets.

“Adjusted Interest Coverage Ratio” shall mean the ratio of (x) EBIT to (y) the amount of Interest Expense, less interest income, in each case of the Willis Companies excluding any Special Purpose Financing Vehicles, determined in accordance with GAAP.

“Adjusted Interest and Dividend Coverage Ratio” shall mean the ratio of (x) EBIT to (y) the sum of (i) the excess of Interest Expense over interest income, plus (ii) the excess of dividends declared and paid on the Preferred Stock over cash dividends and other distributions of capital received by the Borrower from any Special Purpose Financing Vehicles (including WEST), in each case of the Willis Companies excluding any Special Purpose Financing Vehicles, determined in accordance with GAAP.

“Adjusted Tangible Net Worth” shall mean Tangible Net Worth of the Willis Companies, less stockholder’s equity in any Subsidiaries which are Special Purpose Financing Vehicles (including WEST and the WEST Subsidiaries), determined in accordance with GAAP.

“Adjusted Total Debt” shall mean all Debt of the Willis Companies, less any Debt to the extent such Debt is non-recourse to the Borrower.

“Administrative Agent” shall have the meaning set forth in the Preamble to this Agreement and shall also mean and include any successor Administrative Agent.

“Affiliate” shall mean as to any Person, any other Person which directly or indirectly Controls, or is under common Control with, or is controlled by, such Person; provided, that (i) any Person which owns directly or indirectly 5% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person), in each case with respect to any corporation or other Person with a class of securities registered under the Exchange Act, or 10% or more of such securities or partnership or other ownership interests, with respect to any corporation or other Person which does not have a class of securities registered under the Exchange Act, will be deemed to Control such corporation or other Person and (ii) each stockholder, director and officer of the Borrower shall be deemed to be an Affiliate of the Borrower.

“Agent” shall mean the Administrative Agent or the Security Agent, as applicable and “Agents” shall mean, collectively, the Administrative Agent and the Security Agent.

“Aggregate Revolving Loan Commitment” shall have the meaning set forth in Section 2.1(a).

“Agreement” shall mean this Credit Agreement, as the same may, from time to time, be amended, supplemented, modified or restated.

“Aggregate Appraised Value” shall mean the aggregate amount of the Appraised Values for Eligible Engines and Eligible Equipment set forth in the most recent Appraisals of such Eligible Engines and Eligible Equipment provided to the Agents pursuant to Section 5.06 hereof.

“Airworthiness Directive” means any mandatory maintenance directive issued by any Aviation Authority having jurisdiction over any Engine.

“Applicable Margin” shall `mean the percentage set forth below:

	Base Rate Loans		LIBOR Loans
If the Total Leverage Ratio is less than ***	***	%	***	%
If the Total Leverage Ratio is equal to or greater than ***	***	%	***	%

The Applicable Margin shall be adjusted quarterly effective as of the due date for delivery of financial statements and the related Compliance Certificate pursuant to Sections 5.01, 5.02 and 5.03 based on the Total Leverage Ratio set forth in such financial statements and Compliance Certificate; provided that if the Borrower shall fail to deliver any such financial statements and Certificate within the time required pursuant to Sections 5.01, 5.02 and 5.03, the Applicable Margin from and after such date shall be the higher of the two pricing levels set forth above (subject to application of the rate required pursuant to Section 2.10(c) hereof), and shall be adjusted from and after such time as such financial statements and Certificate are delivered.

“Appraisal” means a “desktop appraisal” (i.e., an appraisal without a physical inspection of such Engine or Equipment), or, if a Default exists, such other type of appraisal (e.g., extended desktop, visual inspection) as shall be required by the Security Agent, of an Engine or Equipment to determine the Appraised Value of such Engine or Equipment, performed by an Appraiser retained by the Security Agent on behalf of the Banks.

“Appraisal Deficiency” shall mean the excess, if any, of (i) the aggregate Net Book Value of all Eligible Engines and Eligible Equipment included in the Asset Base over (ii) the most recent Aggregate Appraised Value (calculated in the case of both (i) and (ii) by multiplying such values times the applicable advance percentage specified in clauses (a) through (d) of the definition of “Asset Base”).

“Appraised Value” means, with respect to an Engine, the Adjusted Base Value of such Engine, and, with respect to Equipment, the Equipment Market Value or Parts Market Value, as the case may be, of such Equipment, in each case as determined in an Appraisal.

***      Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

“Appraiser” shall mean Avitas, Inc., or any other independent appraiser that is a member of the International Society of Transport Aircraft Trading (“ISTAT”) or, if ISTAT ceases to exist, any similar professional aircraft appraiser organization and that in each case (other than with respect to Avitas) is acceptable to the Security Agent.

“APU” means an auxiliary power unit, capable of being installed on an aircraft, to start the main engines, usually with compressed air, and to provide electrical power and air conditioning while the aircraft is on the ground and, in certain cases, in the air.

“Asset Base” shall mean, as at the date of determination thereof, an amount equal to (x) the sum of, but without duplication:

(a)           ***% of the Net Book Value of all Eligible Engines which have not been Off-Lease for a period of more than 270 consecutive days; plus

(b)           ***% of the Net Book Value of all Eligible Engines which have been Off-Lease for a period of more than 270 consecutive days; plus

(c)           ***% of the Net Book Value of all Eligible Equipment which has not been Off-Lease for a period of more than 180 consecutive days; plus

(d)           ***% of the Net Book Value of Eligible Equipment which has been Off-Lease for a period of more than 180 but less than 365 consecutive days but only to the extent such Eligible Equipment consists of (i) Turboprop Engines, (ii) APU’s and (iii) Eligible Parts;

minus (y) the amount of the Appraisal Deficiency, if any.

If an Eligible Engine or an item of Eligible Equipment is subject to a Lease, the Eligible Engine or item of Eligible Equipment will be included in the Asset Base only if such Lease is an Eligible Lease. Notwithstanding the foregoing, each of the Country Concentration Limits and the following additional concentration limitations shall apply to the determination of Asset Base:

(i)            the aggregate amount includible in the Asset Base of Net Book Value of Eligible Engines and Eligible Equipment (other than Eligible Parts) manufactured by the same Acceptable Manufacturer and of the makes and models set forth on Schedule 1.01(d) shall not exceed ***% of the Asset Base;

(ii)           the aggregate amount includible in the Asset Base of Net Book Value of Eligible Equipment constituting Eligible Parts, Turboprop Engines and APUs shall not exceed ***% of the Asset Base;

(iii)          the aggregate amount includible in the Asset Base of Net Book Value of Eligible Engines and Eligible Equipment used on a single make and model of narrow-body aircraft shall not exceed ***%of the Asset Base;

(iv)          the aggregate amount includible in the Asset Base of Net Book Value of Eligible Engines and Eligible Equipment used on a single make and model of wide-body aircraft shall not exceed ***% of the Asset Base;

***      Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

(v)           the aggregate amount includible in the Asset Base of Net Book Value of Eligible Engines and Eligible Equipment used on wide-body aircraft shall not exceed ***% of the Asset Base;

(vi)          the aggregate amount includible in the Asset Base of Net Book Value of Eligible Equipment and Eligible Engines subject to Leases with Lessees domiciled or whose chief executive offices are located in Accession Jurisdictions shall not exceed ***% of the Asset Base;

(vii)         the aggregate amount includible in the Asset Base of Net Book Value of Eligible Engines and Eligible Equipment subject to Leases to the Three Primary Lessees shall not exceed ***% of the Asset Base;

(viii)        the aggregate amount includible in the Asset Base of Net Book Value of Eligible Engines and Eligible Equipment subject to Leases to a single Lessee shall not exceed ***% of the Asset Base, provided, that such percentage shall be reduced to ***% in the case of any Emerging Country and provided further that such percentage shall not exceed (A) ***% in the case of any single Lessee whose chief executive offices are located in the Republic of India and (B) ***% in the case of Asiana Airlines;

(ix)           subject to clause (xi) below, the aggregate amount includible in the Asset Base of Net Book Value of Eligible Engines and Eligible Equipment which are Off-Lease shall not exceed ***% of the Asset Base;

(x)            subject to clause (xi) below, the aggregate amount includible in the Asset Base of Net Book Value of Eligible Engines and Eligible Equipment subject to Leases which mature within any 12-month period (determined on a rolling 12-month basis) shall not exceed ***% of the Asset Base;

(xi)           the aggregate amount includible in the Asset Base of the sum of Net Book Values in clauses (ix) and (x) above shall not exceed ***% of the Asset Base; and

(xii)          the aggregate amount includible in the Asset Base of the Net Book Value of Eligible Engines and Eligible Equipment subject to Eligible Leases with Lessees domiciled or with their chief executive offices located in particular countries or geographic regions shall not exceed in the aggregate the applicable Country Concentration Limits;

provided, that if more than ***% (determined in the aggregate) of the Net Book Value of all engines owned by the Willis Companies are Off-Lease, then Engines which have been Off-Lease for more than 12 consecutive months shall not constitute Eligible Engines.

If any Engine or item of Equipment shall fail to constitute an “Eligible Engine” or an item of “Eligible Equipment,” as the case may be, including by reason of the fact that the Security Agent has not received a perfected, first priority security interest in an Engine or an item of Equipment (as and to the extent contemplated in the Loan Documents), the Security Agent, in its sole discretion, may nevertheless include such Engine or item of Equipment in the Asset Base; provided, further, that at no time will the aggregate amount of the Asset Base comprised of such non-eligible Engines or non-eligible items of Equipment exceed $*** (the “Inclusion Limit”).  Promptly following a determination by the Security Agent to include in the Asset Base such non-eligible Engines or non-eligible items of Equipment (which determination may be made prospectively), the Security Agent will notify the Banks of its decision and the basis therefor and request that the Banks either confirm or reject such determination.  If the Majority Banks confirm such determination in writing within ten (10) days from delivery of the notice, such

***      Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

Engine or item of Equipment shall be deemed to be an “Eligible Engine” or item of “Eligible Equipment,” as the case may be, and will no longer count towards the Inclusion Limit.  If Banks sufficient to constitute the Majority Banks fail to confirm such determination in writing within ten (10) days from delivery of the notice, such determination by the Security Agent will be deemed not approved by the Majority Banks, unless or until otherwise approved by the Majority Banks in writing and such Engine or item of Equipment shall continue to count towards the Inclusion Limit and shall continue to be included in the Asset Base.

The Asset Base shall be determined as of the date of the most recent Asset Base Certificate delivered pursuant to Section 5.05 hereof or on a Borrowing Date in a Notice; provided, that the Administrative Agent may recalculate the Asset Base as of any later date if based on subsequent developments or previously unknown facts it becomes advisable to do so.

“Asset Base Certificate” shall mean a certificate in substantially the form attached hereto as Exhibit A, signed by an Authorized Financial Officer of the Borrower, and in Excel format acceptable to the Security Agent.

“Assignment Agreement” shall have the meaning given to such term in Section 10.02(a).

“Authorized Financial Officer” shall mean the chief financial officer, the chief operating officer or the chief executive officer of the Borrower.

“Aviation Authority” shall mean the FAA, the JAA/EASA and/or any other governmental authority which, from time to time, has control or supervision of civil aviation or has jurisdiction over the airworthiness, operation and/or maintenance of an Engine or Turboprop Engine.

“Aviation Assets” shall mean Stage III compliant commercial aircraft, Stage III compliant aircraft engines, and aircraft engine parts and aircraft parts for such aircraft and engines.

“Bank” shall have the meaning given to such term in the heading of this Agreement. Unless the context shall otherwise require, the term “Bank” shall include the Swing Line Lender in its capacity as such.

“Base Rate” shall mean the higher of (i) the Prime Rate or (ii) *** (***%) percent over the Federal Funds Rate. Any change in such interest rate shall be effective on the date of such change in the reference rate.

“Base Rate Loan” shall mean a Loan the interest on which is determined on the basis of the Base Rate plus the Applicable Margin.

“Base Value” means, with respect to an Engine, an Appraiser’s opinion of the underlying economic value of the Engine, in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and with full consideration of the Engine’s “highest and best use,” the engine model’s historical trend of values and such Appraiser’s projection of value trends, presuming an arm’s-length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

“Basic Business” shall have the meaning given to such term in Section 3.05.

“Beneficial Interest” shall mean a beneficial interest in a trust which owns one or more Engines or items of Equipment.

***      Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

“Beneficial Interest Pledge Agreement” shall have the meaning given to such term in Section 2.25.

“Benefit Plan” shall mean any employee benefit plan (as defined in Section 3(3) of ERISA) or other employee benefit plan which is (a) maintained by the Borrower or any Subsidiary, (b) a plan to which the Borrower or any Subsidiary contributes or is required to contribute, (c) a plan to which the Borrower or any Subsidiary was required to make contributions at any time during the five (5) calendar years preceding the date of this Agreement or (d) any other plan with respect to which the Borrower or any Subsidiary has incurred liability.

“Books and Records” shall mean the Borrower’s general ledger and its subsidiary ledgers.

“Borrower” shall have the meaning given to such term in the heading of this Agreement.

“Borrowing Date” shall mean the Business Day specified in a Notice delivered pursuant to Section 2.02 or Section 2.04 hereof as the date on which the Borrower requests the Banks to make a Loan or the Swing Line Lender to make a Swing Line Loan, as the case may be.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close in Philadelphia, Pennsylvania, Cleveland, Ohio, Rotterdam, The Netherlands or San Francisco, California and, with respect to a borrowing of, a payment or prepayment of principal of or interest on, or a conversion of or into, or an Interest Period for, a LIBOR Loan, or a Notice by the Borrower with respect to any of the foregoing, which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

“Cape Town Convention” shall mean the official English language texts of the Convention on International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment both of which were signed in Cape Town, South Africa on November 16, 2001, and including the Regulations for the International Registry and the Procedures for the International Registry, as promulgated thereunder.

“Cape Town Eligible Lease” shall have the meaning given to such term in Section 3.23(c).

“Capital Expenditures” shall mean for any period, the aggregate amount of all payments made by any Person directly or indirectly for the purpose of acquiring, constructing or maintaining fixed assets, real property or equipment which, in accordance with GAAP, would be added as a debit to the fixed asset account of such Person (but excluding assets acquired for lease in the ordinary course of business).

“Capital Leases” shall have the meaning given to such term under Statement 13 of the Financial Accounting Standards Board or as that term may be defined hereafter in accordance with GAAP.

“Capitalized Lease Obligations” shall mean as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a Capital Lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Certificate of Exemption” shall have the meaning given to such term in Section 2.24.

“Change of Control” shall mean:

(a)           the sale, lease or transfer of all or substantially all of the assets of the Borrower to any Person or a syndicate or group described in Section 13(d)(3) of the Exchange Act (any such group or syndicate, a “Group”);
(b)           the liquidation or dissolution of (or the adoption of a plan of liquidation by the board of directors of) the Borrower; or
(c)           any action occurring or set of circumstances existing that would result in any Person or Group (other than Charles F. Willis IV, his trusts, family limited partnerships or heirs) beneficially owning (as defined in Rule 13(d)-3 promulgated under the Exchange Act), directly or indirectly, an amount of the outstanding capital stock of the Borrower entitling such Person or Group to 30% or more of the voting power of all the outstanding capital stock of the Borrower.

“Closing Date” shall mean the date on which the Original Credit Agreement became effective.

“Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, and the rules and regulations thereunder.

“Collateral” shall mean, collectively, the “Collateral” (as such term is defined in the Security Agreement), the “Collateral” (as such term is defined in the Beneficial Interest Pledge Agreements executed, delivered and outstanding from time to time), “Collateral” (as such term is defined in the Mortgage), “Collateral” (as such term is defined in the Owner Trustee Mortgages executed, delivered and outstanding from time to time), the “Pledged Collateral” (as such term is defined in the Share Pledge Agreement), and the “Assigned Property” (as such term is defined in the Leasing Subsidiary Security Assignments).

“Commitment” shall mean with respect to all of the Banks, the sum of the Commitments of each Bank hereunder and, with respect to each Bank, the amount set forth opposite such Bank’s name on Schedule 1.01(a) hereto (as such Schedule may be amended from time to time pursuant to this Agreement, including Section 10.02) or in the Assignment Agreement or Joinder Agreement pursuant to which such Bank becomes a party hereto, as the case may be.

“Commitment Fee” shall have the meaning given to such term in Section 2.05.

“Commitment Percentage” shall mean the percentage of each Bank’s Commitment to the Aggregate Revolving Loan Commitment of all the Banks, as set forth on Schedule 1.01(a) hereto (as such Schedule may be amended from time to time pursuant to this Agreement, including Section 10.02) or in the Assignment Agreement or Joinder Agreement pursuant to which such Bank becomes a party hereto, as the case may be.

“Commitment Termination Date” shall mean the earlier of (x) June 30, 2008 or (y) such other date as the Commitment shall terminate in accordance with the provisions of this Agreement.

“Compliance Certificate” means a certificate in the form of Exhibit F signed by an Authorized Financial Officer of the Borrower.

“Continue”, “Continuation” and “Continued” shall mean the continuation of a LIBOR Loan as a LIBOR Loan from one Interest Period to the next Interest Period.

“Contracting State” shall have the meaning given to such term under Article 4 of the Cape Town Convention.

“Contribution Agreement” shall mean that certain Asset Transfer Agreement dated as of August 9, 2005 among the Borrower, WEST and WEF, as amended, waived, restated and supplemented from time to time.

“Control” shall mean as to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Securities, by contract or otherwise.

“Convert”, “Conversion” and “Converted” shall mean a conversion of Loans of one type into Loans of the other type, which may be accompanied by the transfer by a Bank (in its sole discretion) of the booking location of a Loan from one Lending Office to another.

“Country Concentration Limits” shall mean each of the concentration limits set forth on Schedule 1.01(c).

“Custodial Agreement” shall mean the Custodial Agreement, dated as of June 29, 2004, by and among The Bank of New York, as custodian, the Borrower and the Security Agent.

“Custodian” shall mean the custodian under the Custodial Agreement.

“Debt” shall mean, as to any Person at any time (without duplication) and, for the Borrower, determined on a consolidated basis:  (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business; (iv) all Capitalized Lease Obligations of such Person; (v) all obligations of such Person under guaranties, letters of credit, endorsements (other than for collection or deposit in the ordinary course of business), assumptions or other contingent obligations, in respect of, or to purchase or otherwise acquire, any obligation or indebtedness of any other Person, or any other obligation, contingent or otherwise, of such Person directly or indirectly protecting the holder of any obligation or indebtedness of any other Person, contingent or otherwise, against loss (whether by partnership arrangements, agreements to keep-well, to purchase assets, goods, securities, or services, to take-or-pay or otherwise), including without limitation, recourse obligations with respect to Special Purpose Financing Vehicles and the recourse portion of Partial Recourse Debt; (vi) all obligations of any other Person secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person; (vii) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments; (viii) the net present value of the non-cancelable payments owed under Operating Leases for engines, aircraft and aircraft and engine parts, using a 10% discount rate; and (ix) all obligations with respect to deposits or maintenance reserves to the extent not supported by cash reserved specifically therefor.

“Debt Instrument” shall have the meaning given to such term in Section 8.01(d).

“Default” shall mean an Event of Default or an event which, with notice or lapse of time or both, would constitute an Event of Default.

“Dollars” and “$” shall mean lawful money of the United States of America.

“EASA” means the European Aviation Safety Agency.

“EBIT” shall mean (i) (a) Net Income, plus (b) cash settlements, plus (c) amounts deducted from Net Income for Interest Expense and income taxes, plus (d) amounts deducted from Net Income for extraordinary losses; less (ii) (a) interest income plus (b) amounts added to Net Income for extraordinary gains; and in any event without taking into account gains or losses resulting from changes in the fair value of derivative instruments (within the meaning of Statement of Financial Accounting Standards No. 133).

“Eligible Asset” shall mean an Engine, an item of Equipment or a Lease that satisfies the following requirements:

(a)           the purchase price of which has been paid in full and it is not subject to any other financing;
(b)           to which an Engine Owner (in the case of an Engine) or Equipment Owner (in the case of items of Equipment) or Lessor (in the case of a Lease) has good and marketable title, and on which the Security Agent has a fully perfected first priority Lien and which is not subject to any other Lien other than Permitted Liens;
(c)           as to which, if owned by an Owner Trustee, the Borrower shall have executed and delivered to the Security Agent a Beneficial Interest Pledge Agreement covering, among other things, the Borrower’s Beneficial Interest in the owner trust which owns such Engine(s) or item(s) of Equipment and/or Lease, and as to which the Owner Trustee shall have executed and delivered to the Security Agent an (x) Owner Trustee Mortgage covering, among other things, such Engines(s), items of Equipment and/or Lease, (y) a Trust Agreement and (y) an Owner Trustee Guarantee;
(d)           as to which the Engine Owner (in the case of an Engine) or Equipment Owner (in the case of items of Equipment) or the Lessor (in the case of a Lease) shall have executed and delivered to the Security Agent and/or filed a Mortgage covering, among other things, such Engine(s), items of Equipment and/or Lease and the other documentation required in respect of Engines, items of Equipment or Leases included or to be included in the Asset Base pursuant to Section 4.02; and
(e)           in respect of Engines or items of Equipment, it has not suffered an Event of Loss, it is being used solely for lawful purposes and in the ordinary course of business of the Engine Owner or Equipment Owner, as the case may be, and, in the case of Engines and Equipment subject to Lease, the Lessee, and it is insured against loss by either the Borrower or the Lessee in accordance with this Agreement and industry practice.

“Eligible Engine” shall mean an Engine that is an Eligible Asset.

 “Eligible Equipment” shall mean Equipment that satisfies each of the following requirements:

(a)           it is an Eligible Asset; and
(b)           it is a Turboprop Engine, Parts, or an APU for a Stage III Aircraft;
(c)           in the case of Parts, it satisfies the requirements of Eligible Parts;

provided, that all of the Equipment listed on Schedule 1.01(e) shall constitute Eligible Equipment.

“Eligible Lease” shall mean a Lease that satisfies each of the following requirements (provided that in respect of a Leasing Subsidiary, the requirements below (except where otherwise indicated) shall apply both to the Head Lease in respect of which the Borrower is Lessor and to the sublease and sublessee in respect of which a Leasing Subsidiary is sublessor):

(a)           it is an Eligible Asset;
(b)           it is with a Lessee for the Lease of Eligible Engines and/or Eligible Equipment;
(c)           it is freely assignable and transferable without conditions, including without notice or consent, and, except for the Head Lease of any Engine or item of Equipment to a Leasing Subsidiary, prohibits assignment in whole or in part by the Lessee thereof;
(d)           it is non-cancelable and provides that the Lessee’s obligations thereunder are absolute and unconditional and which obligations are not, either pursuant to the terms of such Lease or otherwise, subject to contingencies, defense, deduction, set-off, reduction, claim or counterclaim of any kind whatsoever and as to which no defenses, deductions, set offs, reductions, claims or counterclaims exist or have been asserted by the Lessee or anyone on its behalf and the Borrower has no obligations thereunder, including, without limitation, any service or maintenance of the related Equipment, other than the obligation to sell, lease or finance the Equipment and grant Quiet Enjoyment;
(e)           it is a net contract and with respect to which the Lessee thereunder is responsible for all payments in connection therewith, including, but not limited to, payment of all taxes (including sales and use taxes), insurance and maintenance expenses (or payment of maintenance reserves in lieu thereof) and all other expenses pertaining to the assets subject thereto;
(f)            with respect to which the Borrower’s Books and Records are accurate, complete and genuine;
(g)           the rent is payable in Dollars or in Euros by periodic, fixed Lease payments; provided that the Borrower will maintain Foreign Exchange Contracts covering all Leases payable in Euros in the event the aggregate amount included in the Asset Base in respect of Engines and/or Equipment subject to such Leases at any time exceeds five (5%) percent of the Asset Base;
(h)           it is the valid and binding obligation of the parties thereto, is in full force and effect and each Engine and/or item of Equipment leased thereunder has been delivered to and accepted by the Lessee;
(i)            it has no payments more than one-hundred eighty (180) days past due from the Lease due date thereof (based on the original contractual term and without giving effect to any amendment or modification thereto, unless the Majority Banks have agreed thereto in writing), and there exists no other material default of any obligation under such Lease or any other Lease included in the Asset Base;
(j)            other than a Leasing Subsidiary (with respect to a Head Lease), the Lessee under which is not a Subsidiary,  employee, agent or other Affiliate of the Borrower;

(k)           it requires the Lessee to comply with all maintenance, return, alteration, replacement, pooling and sublease conditions as typically found in leases for similar types of engines or equipment and as necessary to maintain at all times the airworthiness certification and serviceability status of the related Engine or Engines and/or Equipment pursuant to all applicable governmental and regulatory requirements;
(l)            it requires the Lessee to provide liability insurance, all risk ground and flight engine coverage for damage or loss of the related Engine or Engines, and war risk and with respect to which the Agents are named as additional insureds and the Security Agent is named as sole loss payee;
(m)          Unless the Security Agent has confirmed to the Borrower that, based on the credit quality of the Lessee, such insurance is not necessary, it requires the Lessee to provide confiscation and expropriation insurance, with deductibles that are acceptable to the Security Agent, for Engines or Equipment operated (x) on routes with respect to which it is customary for air carriers flying comparable routes to carry such insurance or (y) in any area designated by companies providing such coverage as a recognized or threatened war zone or area of hostilities or an area where there is a substantial risk of confiscation or expropriation;
(n)           the Lessee is not based in, and the Lease requires that the related Engine(s) or Equipment not be operated in, unless appropriate insurance as determined by the Security Agent is obtained, any country or any jurisdiction, that would not be covered by or would void any insurance coverage required hereunder, or any country which is subject to any United States, the European Union or United Nations sanctions or the lease to which would violate United States law, rule or regulation or other restrictions;
(o)           the sole original of which is in the possession of the Custodian or, with respect to chattel paper, if there shall be more than one original, then the sole counterpart which shall constitute “chattel paper” for purposes of perfection by possession under the UCC shall be in the possession of the Custodian;
(p)           for which, in the case of any Head Lease under which a Leasing Subsidiary is the Lessee, (i) the Lease and Head Lease have been assigned to the Security Agent pursuant to a security assignment in the form of Exhibit M, (ii) a charge over the Lease and Head Lease have been filed in the appropriate office in Ireland together with such other filings or recordings as are deemed reasonably necessary in Ireland to protect the interests of the Security Agent, (iii) the sublessee thereunder is not domiciled or whose chief executive office is located in a non-U.S. jurisdiction in which the ability of the Security Agent to foreclose upon and receive possession or sell any related Engine or item of Equipment is unsatisfactory (in each case, as reasonably determined by the Security Agent), and (iv) the Security Agent shall have received opinions of legal counsel in such sublessee’s jurisdiction, in the Republic of Ireland and in England (if the sublease or any of the other transaction documents are governed by English law), such opinions to be in form and substance reasonably satisfactory to the Security Agent;
(q)           that, if the Lessee (other than a Leasing Subsidiary under a Head Lease) of the related Engine(s) and/or item(s) of Equipment is domiciled or whose chief executive office is located in a Non-U.S.jurisdiction, (a) such Engine(s) and item(s) of Equipment shall be owned by and leased from an Owner Trustee (acting under a Trust Agreement), (b) such Owner Trustee shall have executed and delivered to the Security Agent the Owner Trustee Guarantee, (c) such Owner Trustee shall have executed and delivered to the Security Agent an Owner Trustee Mortgage covering, among other things, such Engine(s), such item(s) of Equipment and such

Lease, and (d) the Borrower shall have executed and delivered to the Security Agent the Beneficial Interest Pledge Agreement covering, among other things, the Borrower’s Beneficial Interest in the owner trust which owns such Engine(s) or item(s) of Equipment; and
(r)            if it contains a fixed purchase option, the terms thereof provide for payment upon exercise thereof of an amount which is not less than the Net Book Value of the Engine(s) or the item(s) of Equipment being purchased determined at the date or dates such option is exercisable.

“Eligible Parts” shall mean Parts in each case (a) unless consented to in writing by the Administrative Agent, that are for Eligible Engines or aircraft supported by Eligible Engines, (b) that are maintained at premises in the United States owned by the Borrower and with respect to which the Administrative Agent has received a landlord waiver executed by the applicable landlord in a form acceptable to the Administrative Agent (c) that are not unmerchantable or obsolete, and (d) that have been held by the Borrower for not more than twelve (12) months from the date of purchase of such Eligible Part (or in the case of disassembled engine parts, twelve (12) months from the date a value was allocated to such parts), (e) that are physically tagged with identifiable part or serial numbers, (f) are not subject to a consignment or lease arrangement or held on the premises of an air carrier certificated under 49 U.S.C. 44705, and (g) comply with all applicable Aviation Authority requirements. The value of Eligible Parts will be valued at the lower of cost or Parts Market Value.

“Emerging Country” shall have the meaning given thereto on Schedule 1.01(c).

“Engine” shall mean any Stage III compliant jet propulsion engine manufactured by an Acceptable Manufacturer, owned by the Borrower or an Owner Trustee and designed or suitable for use to propel an aircraft, whether or not subject to a Lease.

“Engine Owner” means the Borrower or any Owner Trustee.

“Environmental Claim” shall have the meaning given to such term in Section 3.25.

“Environmental Laws” shall mean any statute, law, rule, code, ordinance, regulation, permit, certificate or order of any Governmental Authority relating to injury to, or the protection of, human health or the environment, including, without limitation, all legal requirements pertaining to the use, storage, handling, treatment, transport, disposal, reporting, licensing, permitting, investigation, remediation and removal of Hazardous Substances.

“Equipment” shall mean all Turboprop Engines, APUs and Parts owned by the Borrower or an Owner Trustee, whether or not such items are subject to a Lease.

“Equipment Market Value” shall mean, with respect to an item of Equipment other than Parts, an amount as determined by the Appraiser to be the amount that would be obtained in an arm’s length cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable time period available for marketing, adjusted to account for the maintenance status of such item of Equipment, but without taking into account any existing maintenance reserves, any value attributed to Lease payments or any security deposits under the related Lease

“Equipment Owner” means the Borrower or any Owner Trustee.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and the regulations thereunder.

“ERISA Affiliate” shall mean all members of a controlled group of corporations and all trades and businesses (whether or not incorporated) under common control and all other entities which, together with any Borrower, are treated as a single employer under any or all of Sections 414(b), (c) or (m) of the Code or Section 4001 of ERISA.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (except an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any ERISA Affiliate of any liability with respect to withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Euro” shall mean the single official currency of the participating member states of the European Monetary Union.

“Event of Default” shall have the meaning given to such term in Section 8.01.

“Event of Loss” shall mean (i) if an Engine or item of Equipment is not subject to a Lease, any of the following events: (x) the actual or constructive total loss of such Engine or item of Equipment or the agreed or compromised total loss of such Engine or item of Equipment; (y) its destruction, damage beyond economic repair or being rendered permanently unfit for normal use for any reason whatsoever  and (z) any capture, condemnation, confiscation, requisition, purchase, seizure or forfeiture of, or any taking for use or of title to, such Engine or item of Equipment, in each case, that shall have resulted in the loss of possession or title of such Engine or item of Equipment by the Lessor (other than a requisition for use for not more than 180 days by the United States Government) and (ii) in addition, if an Engine or item of Equipment is subject to a Lease, any events defined as an “Event of Loss,” “Casualty Occurrence” or similar term in such Lease.  An Event of Loss shall be deemed to have occurred (i) if an Engine or an item of Equipment is not subject to a Lease, (x) in the event of an actual loss of such Engine or item of Equipment, on the date of such loss; (y) in the event of damage which results in a constructive or compromised or arranged total loss of such Engine or item of Equipment, on the date of the event giving rise to such damage; (z) in the case of any event referred to in clause (i)(y) above, on the date of the occurrence of such event, and (ii) in addition, if an Engine or item of Equipment is subject to a Lease, at such times as are set forth in such Lease of such Engine or item of Equipment for the foregoing events.

“Excepted Collateral” shall mean (a) Collateral listed on Schedule 1.01(f) hereto; (b) Engines and Equipment which the Security Agent determines to include in the Asset Base as part of the $*** basket for unperfected Collateral (provided in the definition of “Asset Base”) or which is specifically approved in writing by the Majority Banks notwithstanding that the Security Agent will not receive a perfected first priority security interest therein; and (c) Collateral other than Engines and Equipment as to which perfection is effected by any means other than by filing a UCC financing statement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

***      Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

“Existing Debt” shall mean the Debt (excluding guarantees) set forth on Schedule 3.19.

“Existing Lease Transactions” shall mean those Leases relating to Engines or Equipment, that are, as of the date hereof, included in the Asset Base.

“Expenses” shall have the meaning given to such term in Section 9.07.

“FAA” shall mean the Federal Aviation Administration or any Governmental Authority succeeding to the functions thereof.

“FAR” means the Federal Aviation Regulations issued by the FAA as in effect from time to time.

“Federal Funds Rate” shall mean for any day, the weighted average of the rates on overnight federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers as published by the Federal Reserve Bank in New York City for such day, or if such day is not a Business Day, for the immediately preceding Business Day (or, if such rate is not so published for any such day, the average rate charged to the Administrative Agent on such day on such transactions as reasonably determined by the Administrative Agent).

“Financial Statements” shall mean collectively, the latest of (x) the audited consolidated balance sheet and statements of income, shareholders equity and of cash flows of the Willis Companies, as at and for the year ended December 31, 2005 or (y) the most recent financial statements provided pursuant to Section 5.01 or 5.02.

“Fiscal Quarter” shall mean a fiscal quarter of the Borrower, which shall be any quarterly period ending on March 31, June 30, September 30 or December 31 of any year.

“Fiscal Year” shall mean a fiscal year of the Borrower, ending on the last day of December.

“Foreign Bank” shall have the meaning given to such term in Section 2.24.

“Foreign Exchange Contract” shall mean any foreign exchange contract, currency exchange contract or other contractual arrangement protecting a Person against fluctuations in the exchange rate of different currencies.

“Fortis Securities” shall mean Fortis Securities LLC.

“GAAP” shall mean generally accepted accounting principles, in effect from time to time in the United States of America, consistently applied, subject to Section 1.02 below.

“Goods” shall mean any “goods” within the meaning of Section 9-102 of the UCC, but shall exclude in any event all items described in the second sentence of such Section.

“Governmental Authority” shall mean any federal, state, provincial or local governmental authority or regulatory body, any subdivision, agency, commission or authority thereof (including, without limitation, any environmental protection authority or body) or any quasi-governmental body exercising any regulatory authority thereunder.

“Guarantors” shall mean all current and future Subsidiaries, other than WEST and the West Subsidiaries.

“Hazardous Substances” shall mean any substance:  (a) the presence of which requires or may hereafter require notification, investigation or remediation under any Environmental Law; (b) which is or becomes defined as a “hazardous substance”, “hazardous waste”, “pollutant” or “contaminant” under any present or future Environmental Law or amendments thereto, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. §6901 et seq.), the Clean Air Act (42 U.S.C. §7401 et seq.), and applicable state, provincial, and local statutes and regulations; (c) which is toxic, explosive, corrosive, flammable, carcinogenic or otherwise hazardous; (d) without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds; or (e) without limitation, which contains polychlorinated biphenyls or asbestos.

“Head Lease” shall mean a lease between the Engine Owner or Equipment Owner and a Leasing Subsidiary substantially in the form of the existing Lease between the Borrower and WLFC (Ireland) Limited, with such changes thereto as the Security Agent shall have approved in writing.

“HSH” shall mean HSH Nordbank A.G.

“Inclusion Limit” shall have the meaning given to such term in the definition of Asset Base.

“Indemnified Party” shall have the meaning given to such term in Section 11.01(b).

“Intangible Assets” shall mean all assets which would be classified as intangible assets under GAA,P including, without limitation, goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises, and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs, and research and development costs).  For purposes of this definition, prepayments of taxes, license fees and other expenses shall not be deemed Intangible Assets.

“Interest” shall have the meaning ascribed to such term in the Cape Town Convention.

“Interest Coverage Ratio” shall mean the ratio of (x) EBIT of the Willis Companies to (y) the excess of Interest Expense over interest income of the Willis Companies, determined in accordance with GAAP.

“Interest and Dividends Coverage Ratio” shall mean the ratio of (x) EBIT of the Willis Companies to (y) (i) the excess of Interest Expense over interest income of the Willis Companies plus (ii) dividends declared and paid on the Preferred Stock, determined in accordance with GAAP.

“Interest Expense” shall mean, for any period, the total interest expense (including that attributable to Capital Leases), both expensed and capitalized, of the Willis Companies, on all Debt, including, without limitation, the interest component in respect of any Capitalized Lease Obligations and the interest portion of any deferred payment obligations, plus the total rent expense of the Willis Companies, in each case determined on a consolidated basis for such period in accordance with GAAP.

“Interest Period” shall mean with respect to any LIBOR Loan, each period commencing on the date such Loan is made or converted from a Loan or Loans of another type, or the last day of the next preceding Interest Period with respect to such Loan, and ending one month, two months, three months or, subject to availability, six months thereafter, as the Borrower may select as provided in Section 2.02 below.  Notwithstanding the foregoing, (i) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next Business Day falls in the next succeeding calendar month, on the immediately preceding Business Day);

(ii) notwithstanding clause (i) above, no Interest Period shall have a duration of less than one month; and (iii) no Interest Period may end later than the Term Loan Maturity Date.

“Interest Rate Contract” shall mean a “swap agreement” within the meaning set forth in 11 U.S.C. § 101(53B) and shall include but not be limited to interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate hedging agreements, interest rate floor agreements or other similar agreements or arrangements intended to protect a Person against increases in variable interest rates on Debt.

“International Interest” shall have the meaning given to such term in the Cape Town Convention.

“International Registry” shall have the meaning given to such term in the Cape Town Convention.

“Investment” shall mean any investment in any Person by means of purchase of shares of stock or other equity or Debt, capital contribution, loan, advance or guarantee, or any acquisition of all or the part of the business or assets of any Person (except incidental purchases of assets in the ordinary course of business to be used by the Borrower in its business) or any commitment or option to make any Investment.

“IRS” shall mean the Internal Revenue Service, or any Governmental Authority succeeding to the functions thereof.

“JAA” means the Joint Airworthiness Authorities of the European Union.

“Joinder Agreement” shall have the meaning given to such term in Section 10.01.

“Lease” shall mean, with respect to an Engine, any written aircraft engine lease agreement, general terms agreement or other similar arrangement, as may be in effect between a Lessor, including an Engine Owner and a Leasing Subsidiary, and a Lessee, as such agreement or arrangement may be amended, modified, extended, supplemented, assigned or novated from time to time in accordance with the terms thereof and the Loan Documents.

“Lease Event of Default” means, with respect to any Lease, any “Event of Default” as defined in such Lease.

“Leasing Subsidiary” shall mean each of WLFC (Ireland) Limited and any other Willis Company approved by the Security Agent in writing to which an Engine Owner may lease one or more Engines pursuant to a Head Lease and which are Lessors under Leases of such Engines to Lessees.

“Leasing Subsidiary Documents” shall mean each Head Lease, sublease and all other documents directly related or incidental to the Loans or the Collateral entered into by a Leasing Subsidiary, as each may be amended and supplemented from time to time.

“Leasing Subsidiary Security Assignments” shall have the meaning assigned to such term in Section 2.25.

“Lending Office” shall mean, with respect to each Bank, the main office or branch from which such Bank books the Loans.

“Lessee” shall mean the lessee of Engines or Equipment subject to a Lease (including a Leasing Subsidiary in its capacity as lessee under a Head Lease) which is domiciled or whose chief executive office is located in one of the jurisdictions specified in paragraphs (a) through (e) of the definition of “Country Concentration Limits.”

“Lessor” shall mean any Engine Owner or Equipment Owner party to a Lease as lessor (but shall also include a Leasing Subsidiary as sublessor under a Lease).

“LIBOR” shall mean for any Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by the Administrative Agent as determined on the basis of the offered rates which appear on the Telerate page 3750 as of 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period for deposits in Dollars for a period of time comparable to such Interest Period and in an amount comparable to the aggregate principal amount of the LIBOR Loans made or to be made by the Banks to which such Interest Period relates or, if such rate shall then be unavailable, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by the Administrative Agent at approximately 10:00 a.m., New York City time (or as soon thereafter as practical) two (2) Business Days prior to the first day of such Interest Period for the offering by the Administrative Agent to prime lending banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the aggregate principal amount of the LIBOR Loans made or to be made by the Banks to which such Interest Period relates.

“LIBOR Loan” shall mean a Loan the interest on which is determined on the basis of the LIBOR Rate plus the Applicable Margin.

“LIBOR Reserve Percentage” shall mean, with respect to any LIBOR Loan, that percentage (expressed as a decimal) which is in effect on the day the LIBOR Rate is determined, as prescribed by the Board of Governors of the Federal Reserve System (or any successor thereto), for determining the reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion dollars in respect of “Eurocurrency liabilities” (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

“Lien” shall mean any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a grant of a security interest or lien), and the filing of or agreement to give any financing statement under the UCC or similar law of any jurisdiction.

“Loan” or “Loans” shall mean either a Revolving Loan or Revolving Loans, or a Term Loan or Term Loans, as applicable, and, unless the context otherwise requires, a Swing Line Loan or Swing Line Loans.

“Loan Documents” shall mean this Agreement, the Notes, the Security Documents, the Mortgage, the Security Agreement, each Owner Trustee Mortgage, each Owner Trustee Guarantee, each Beneficial Interest Pledge Agreement, the Share Pledge Agreement, the Custodial Agreement, each Leasing Subsidiary Document, any other Security Documents and all other documents executed and delivered in connection herewith or therewith, including all amendments, modifications and supplements thereto.

“Maintenance Reserve Payments” shall mean any payment (including any use payment) that is based on the usage of an Engine or which is based on, or in respect of which, the Lessor under a Lease may be obligated to reimburse the Lessee under such Lease for specified maintenance activities with respect to the Engine subject to such Lease.

“Majority Banks” shall mean Banks (including, in any event, at least one Agent) holding Loans and Commitments representing more than fifty (50%) percent the aggregate amount of Commitments hereunder; provided, however, that if there is no Commitment in effect, the Majority Banks shall be those Banks (including, in any event, at least one Agent) holding more than fifty (50%) percent of the aggregate outstanding principal amount of the Loans hereunder.

“Material Adverse Change” shall mean any event or condition which, in the reasonable determination of the Majority Banks, would result in a material adverse change in the business, operations, financial condition, properties or profits of the Borrower or which gives reasonable grounds to conclude that the Borrower would likely not be able to perform or observe (in the normal course) its obligations under the Loan Documents to which it is a party, including but not limited to the Notes.

“Material Adverse Effect” shall mean (x) as to a Person, a material adverse effect on the business, operations, financial condition, properties or profits of such Person or on the legality, validity or enforceability of the Loan Documents or on the ability of such Person to perform its obligations under the Loan Documents or (y) a material adverse effect on the Security Agent’s Lien on the Collateral or on the rights and remedies of the Banks and the Security Agent under the Loan Documents.

“Material Contracts” shall mean those instruments, agreements and contracts set forth on Schedule 3.21 annexed hereto, as such Schedule shall be updated by the Borrower from time to time.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Monthly Lease Portfolio and Receivables Report” shall mean a monthly report in summary form of the status of accounts receivable in respect of all Leases which are part of the Collateral in form and substance reasonably satisfactory to the Administrative Agent.

“Mortgage” shall have the meaning given to such term in Section 2.25.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 400l(a)(3) of ERISA.

“NCB” shall have the meaning given to such term in the heading of this Agreement.

“Net Book Value” of an Engine or an item of Equipment shall be calculated as the lesser of:  (i) the book value of such Engine or item of Equipment determined in accordance with GAAP as set forth on the Willis Companies financial statements or (ii) such Engine’s Adjusted Base Value or item of Equipment’s Equipment Market Value or Parts Market Value, as the case may be, in each case reduced utilizing depreciation methods consistent with current practice and GAAP.

“Net Income” shall mean net income of the Willis Companies after taxes, determined in accordance with GAAP.

“Net Worth” shall mean, at any particular time, all amounts, in conformity with GAAP, that would be included as stockholders’ equity on a consolidated balance sheet of the Willis Companies, excluding gains or losses resulting from changes in the fair value of derivative instruments (within the meaning of Statement of Financial Accounting Standards No. 133), whether or not included in other comprehensive income or Net Income.

“Non-Recourse Debt” shall mean Debt of any Person for which the remedy for nonpayment or non-performance of any obligation or any default (other than for breach of standard representations and warranties or misapplication of funds) in respect thereof is limited to specified collateral securing such Debt and in respect of which the Borrower is not subject to any personal liability.

“Notes” shall have the meaning given to such term in Section 2.11(a).

“Notice” shall mean a notice requesting a Loan in the form of Exhibit C.

“Obligations” shall have the meaning given to such term in Section 2.25.

“Off-Lease” shall mean, at the time of determination, or for any specified period, not subject to a Lease (or, in respect of an Engine or item of Equipment subject to a Head Lease, not subject to a Lease with a sublessee).

“Operating Lease” shall mean a Lease which is qualified as an operating lease in accordance with GAAP.

“Owner Trustee” shall mean Wells Fargo Bank Northwest, National Association (formerly known as First Security Bank, National Association) or another bank or trust company reasonably satisfactory to the Administrative Agent and the Security Agent acting as trustee under a Trust Agreement.

“Owner Trustee Guarantee” shall have the meaning given to such term in Section 2.25.

“Owner Trustee Mortgage” shall have the meaning given to such term in Section 2.25.

“Partial Recourse Debt” shall mean Debt of any Person a portion of which (but in no event less than eighty-five (85%) percent of the principal amount thereof) shall constitute Non-Recourse Debt.

“Participant” shall have the meaning given to such term in Section 10.03(a).

“Participation” shall have the meaning given to such term in Section 10.03(a).

 “Parts” shall mean components of an aircraft or an Engine or any systems within an aircraft or an Engine that have either been removed from an aircraft or an Engine or have not yet been incorporated into an aircraft or an Engine.

“Parts Market Value” shall mean, with respect to any Parts, the “current market value” (as such term is defined by the International Society of Transport Aircraft Trading (ISTAT)) as determined by the Appraiser.  The current market value shall take into consideration of, maintenance status of such assets, current trading history and other methodologies as are consistent with the methodologies utilized in current industry practices, but without taking into account any existing maintenance reserves.

 “PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

“Permitted Liens” shall mean (i) any Liens on assets not included in the Asset Base for current taxes, assessments and other governmental charges not yet due and payable or being contested in good faith by the Borrower (or by a Lessee) by appropriate proceedings and for which adequate reserves have been established by the Borrower in accordance with GAAP, as reflected in the Borrower’s Financial

Statements (or by the Lessee as reflected in such Lessee’s financial statements); (ii) any mechanic’s, materialman’s, carrier’s, warehousemen’s or similar Liens for sums not yet due or being contested in good faith by the Borrower (or by a Lessee) by appropriate proceedings and for which adequate reserves have been established by the Borrower in accordance with GAAP, as reflected in the Borrower’s Financial Statements (or by the Lessee as reflected in such Lessee’s financial statements); (iii) easements, rights-of-way, restrictions and other similar encumbrances on the real property or fixtures of the Borrower incurred in the ordinary course of business which individually or in the aggregate do not in any case materially detract from the value or marketability of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower; (iv) Liens (other than Liens imposed on any property of the Borrower pursuant to ERISA or Section 412 of the Code) on assets not included in the Asset Base incurred or deposits made in the ordinary course of business, including Liens in connection with workers’ compensation, unemployment insurance and other types of social security and Liens to secure performance of tenders, statutory obligations, surety and appeal bonds (in the case of appeal bonds such Lien shall not secure any reimbursement or indemnity obligation in an amount greater than $2,500,000), bids, leases that are not Capitalized Leases, performance bonds, sales contracts and other similar obligations, in each case, not incurred in connection with the obtaining of credit or the payment of a deferred purchase price, and which do not, in the aggregate, result in a Material Adverse Effect; (v) Liens, if any, existing on the date hereof and listed in Schedule 1.01(g) hereto; (vi) Liens in favor of Fortis, as Security Agent, in the Collateral as contemplated by the Loan Documents; (vii) the rights of a Lessee or sublessee to utilize the Collateral pursuant to the terms of a Lease; (viii) Liens on assets not included in the Asset Base and securing other Indebtedness permitted under Section 7.01 (but such Liens shall be limited to the assets being financed with the proceeds of such other Indebtedness); (ix) purchase money Liens on assets not included in the Asset Base and securing Debt not to exceed $55,000,000 pursuant to Section 7.01 hereof; (x) Liens arising from the following types of liabilities of a lessee or any other operator of an Engine or item of Equipment, so long as such liabilities are either not yet due or are being contested in good faith through appropriate proceedings that do not give rise to any reasonable likelihood of the sale, forfeiture or other loss of such Engine or item of Equipment, title thereto or the Security Agent’s security interest therein or of criminal or unindemnified civil liability on the part of the Borrower, any Bank or any Agent and with respect to which the lessee maintains adequate reserves (in the reasonable judgment of the Borrower): (A) fees or charges of any airport or air navigation authority, (B) judgments, or (C) salvage or other rights of insurers; and (xi) Liens on assets not included in the Asset Base evidenced by UCC financing statements which are expressly permitted under the terms of the Loan Documents.

“Person” shall mean an individual, a corporation, a partnership, a joint venture, a limited liability company or partnership, a trust or unincorporated organization, a joint stock company or other similar organization, a government or any political subdivision thereof, a court, or any other legal entity, whether acting in an individual, fiduciary or other capacity.

“Plan” shall mean an employee pension benefit plan which is or has within the preceding five years been covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code, including, without limitation, any plan that is either (i) maintained by the Borrower or any ERISA Affiliate or (ii) maintained or contributed to pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any ERISA Affiliate is then making or accruing obligations to make contributions or has within the preceding five plan years (with respect to both clauses (i) and (ii)) made contributions or had an obligation to do so.

“Post-Default Rate” shall mean from and after the occurrence and during the continuance of an Event of Default, a rate of interest per annum during the period commencing on the due date thereof until such Loans are paid in full equal to (a) in respect of the principal amount of Base Rate Loans, 2% in excess of the Base Rate plus the Applicable Margin as in effect from time to time, (b) in respect of the principal amount of LIBOR Loans, 2% in excess of the LIBOR Rate plus the Applicable Margin in effect thereon until the end of the then current Interest Period therefor and, thereafter, 2% in excess of the Base Rate plus the Applicable Margin as in effect from time to time, and (c) in respect of other amounts payable by the Borrower hereunder (including interest) not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such other amounts are paid in full equal to 2% in excess of the Base Rate plus the Applicable Margin as in effect from time to time.

“Preferred Stock” shall mean the preferred stock of the Borrower issued and outstanding on the date of this Agreement and any other preferred stock of the Borrower, the issuance and the terms and conditions of which shall have been approved in writing by the Agents.

“Prime Rate” shall mean the interest rate which the Administrative Agent announces from time to time at the Principal Office as its prime commercial lending rate.  Each change in any interest rate provided for herein based upon the Prime Rate resulting from a change in the Prime Rate shall take effect at the time of such change in the Prime Rate.  The Prime Rate is established from time to time by the Administrative Agent as an index or base rate and at any time may or may not be the best or lowest rate charged by the Administrative Agent on any Loan.

“Principal Office” shall mean the principal office of the Administrative Agent, which is currently located at National City Bank, 1900 East Ninth Street, Cleveland, Ohio 44114.

“Pro Rata Share” shall have the meaning given to such term in Section 2.01(a).

“Prohibited Transaction” shall mean a transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 4.08 of ERISA.

“Prospective International Interest” shall have the meaning given to such term in the Cape Town Convention.

“Purchaser” shall have the meaning given to such term in Section 10.02(a).

“Quarterly Net Income” shall mean for any Fiscal Quarter of the Borrower, the positive net income (but not loss or deficit) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided, however, that Quarterly Net Income shall not include amounts added in respect of the write-up of any asset.

“Quiet Enjoyment” shall mean a covenant of a lessor not to repossess or to disturb the lessee’s possession or use of a leased asset so long as the lessee is in compliance with its obligations under the lease.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

“Regulatory Change” shall mean any change after the date of this Agreement in foreign or United States federal, state or local laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including the Banks of or under any foreign or United States federal, state, or local laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

“Reportable Event” shall mean, with respect to a Pension Plan:  (i) Any of the events set forth in Sections 4043(b) of ERISA (other than a reportable event as to which the provision of thirty (30) days’ notice to the PBGC is waived under applicable regulations) or Section 4063(a) of ERISA or the regulations thereunder, (ii) an event requiring the Borrower or any ERISA Affiliate to provide security to a Pension Plan under Section 401(a)(29) of the Code and (iii) any failure by the Borrower or any ERISA Affiliate to make payments required by Section 412(m) of the Code.

“Requirements of Law” shall mean any treaty, statute, law, ordinance, regulation, order or rule of any United States of America or foreign, federal, state, local or other government or governmental body, including, without limitation, those covering or related to banking, financial transactions, securities, public utilities, environmental control, energy, safety, health, transportation, bribery, record keeping, zoning, antidiscrimination, antitrust, wages and hours, employee benefits, and price and wage control matters.

“Restricted Person” means any Person listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the United States Department of the Treasury or Office of Foreign Asset Control or identified in any related executive orders issued by the President of the United States.

“Revolving Loan” shall have the meaning set forth in Section 2.01(a).

“Revolver Period” shall have the meaning given to such term in Section 2.01(a).

“S&P” shall mean Standard & Poor’s Rating Group, a division of The McGraw-Hill Companies, Inc.

“SEC” mean the Securities and Exchange Commission.

“Security Agent” shall have the meaning given to such term in the heading of this Agreement.

“Security Agreement” shall have the meaning given to such term in Section 2.25.

“Security Deposit” shall mean any cash deposits and other collateral provided by, or on behalf of, a Lessee to secure the obligations of such Lessee under a Lease.

“Security Documents” shall have the meaning given to such term in Section 2.25.

“Share Pledge Agreement” shall have the meaning given to such term in Section 2.25.

“Solvent” shall mean, with respect to any Person, that (i) the fair value of all of such Person’s properties and assets is in excess of the total amount of its Debt; (ii) it is able to pay its debts as they mature; (iii) it does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage; and (iv) it is not “insolvent” as such term is defined in Section 101(32) of Title 11 of the United States Code, 11 U.S.C. Section 101, et seq.

“Special Purpose Financing Vehicle” shall mean a bankruptcy remote Subsidiary or Affiliate (including without limitation, WEST and the Subsidiaries of WEST) of the Borrower or other Person owned by or at the request of the Borrower (excluding any Owner Trustee which shall have executed and delivered an Owner Trustee Mortgage) for the sole purpose of holding and/or assigning Engines received directly or indirectly from the Borrower or any of its Subsidiaries and issuing notes or other Debt which are secured by such Engines or other securities representing interests in such Engines, and which Subsidiary or Affiliate or other Person is prohibited by its articles of incorporation or (if it is not a corporation) other organizational documents from engaging in any other business.

“Stage III” shall mean, with respect to any aircraft or engine, any aircraft or engine which, at the time of its manufacture, was compliant with the noise regulations set forth in FAR Part 36.

“Subordinated Debt” shall mean unsecured Debt of the Borrower (i) which is subordinated to the Obligations and (ii) the terms and conditions of which Debt and subordination are satisfactory to the Majority Lenders, as evidenced by the written consent of the Majority Lenders thereto exercised in their sole discretion.

“Subsidiary” shall mean with respect to any Person, any corporation, partnership, joint venture, owner trust or other Person whether now existing or hereafter organized or acquired:  (i) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by such Person and/or one or more Subsidiaries of such Person or (ii) in the case of a partnership, joint venture, owner trust or other Person, of which a majority of the partnership or other ownership interests are at the time owned by such Person and/or one or more of its Subsidiaries.

“Subsidiary Guaranty” shall have the meaning given to such term in Section 2.25.

“Swing Line Commitment” shall mean the commitment of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.04 in an aggregate principal amount at any one time outstanding not in excess of ten million ($10,000,000) Dollars or such lesser amount as shall be agreed to by the Swing Line Lender and the Borrower.

“Swing Line Lender” NCB (or its successor) in its capacity as a swing line lender pursuant to this Agreement.

“Swing Line Loans” shall have the meaning given to such term in Section 2.04.

“Swing Line Note” shall have the meaning given to such term in Section 2.11.

“Swing Line Participation Amount” shall have the meaning given to such term in Section 2.04.

“Tangible Net Worth” shall mean as at the date of determination, Net Worth minus Intangible Assets.

“Term Loan” shall have the meaning set forth in Section 2.01(e).

“Term Loan Maturity Date” shall mean the first anniversary of the Commitment Termination Date.

“Three Primary Lessees” shall mean the three Lessees under Leases which, at the time of determination, have leased (whether under one or more Leases) the highest percentages of the Engines and Equipment described in clause (viii) of the definition of Asset Base, based on Net Book Value, of all Eligible Engines and Eligible Equipment.

“Total Leverage Ratio” shall mean the ratio of (i) Total Debt to (ii) Tangible Net Worth.

“Total Adjusted Leverage Ratio” shall mean the ratio of (i) Adjusted Total Debt to (ii) Adjusted Tangible Net Worth.

“Total Recourse Debt” shall mean all Debt of the Willis Companies, excluding Non-Recourse Debt and the non-recourse portion of Partial Recourse Debt.

“Total Debt” shall mean all Debt of the Willis Companies including, without limitation, Non-Recourse Debt, Partial Recourse Debt and Subordinated Debt.

“Transactional User Entity” is defined in the Regulations for the International Registry.

“Trust Agreement” shall mean a Trust Agreement in the form and substance attached hereto as Exhibit D having the Borrower or a wholly owned Subsidiary of the Borrower as the sole beneficiary, as amended, supplemented or otherwise modified from time to time.

“Turboprop Engine” means a gas turbine engine used in aircraft with at least 550 rated shaft horsepower.

“type” of Loan shall mean a Base Rate Loan or LIBOR Loan.

“UCC” shall mean the Uniform Commercial Code of the State of New York as in effect from time to time, without reference to its conflict of laws provisions and except as to the perfection or effect of non-perfection of Liens on Collateral which are governed by the laws of another jurisdiction as provided in the Uniform Commercial Code of the State of New York.

“Unrestricted Availability” shall mean, as of any date of determination, the sum of (i) cash, (ii) cash-equivalents (within the meaning of GAAP and as set forth on the balance sheet of the Borrower prepared in accordance with GAAP) with remaining maturities of not more than three (3) months, provided that in the case of (i) or (ii), such cash or cash-equivalents are held in deposit or securities accounts in the name of the Borrower and not subject to control agreements or arrangements in favor of the depositary bank or any third party, and (iii) the excess of (a) the lesser of the Commitment and (b) the then current Asset Base (as stated in the most recent Asset Base Certificate and provided the same is then available to be borrowed against under this Agreement) over the aggregate outstanding principal amount of the Loans.

“Unused Commitment” shall mean as to each Bank, as of any date, the excess, if any, of its Commitment as of such date over the outstanding principal amount of the Loans made by such Bank as of such date, and as to all Banks, as of any date, the excess of (i) the Aggregate Revolving Loan Commitment in effect on such date, over (ii) the then aggregate outstanding principal amount of all Loans made by the Banks hereunder, provided that for purposes of determining any Bank’s Unused Commitment pursuant to Section 2.05, the aggregate principal amount of Swing Line Loans outstanding shall be zero.

“US Bank Engines” shall mean CFM56-2C1 Engines with serial numbers 692620 and 692545 financed by U.S. Bank National Association the principal amount of Debt in respect of which shall not exceed $3.3 million.

“USA Patriot Act” shall mean USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) amending the Bank Secrecy Act, 31 U.S.C. Section 5311 et seq.

“Vendor” shall mean the Person that sells an Engine or an item of Equipment to the Borrower or an Owner Trustee.

“Voting Securities” shall mean with respect to any Person, any ownership interests in or shares of such Person of a class having general voting power under ordinary circumstances to elect a majority of the directors or other persons performing similar functions of such Person (irrespective of whether at the time ownership interests in or shares of any other class or classes shall or might have voting power by reason of the happening of any event or contingency).

“WEF” shall mean WEST Engine Funding LLC f/k/a Willis Engine Funding LLC, a Delaware limited liability company and a wholly-owned Subsidiary of WEST.

“WEST Funding Facility” shall mean the transactions contemplated by (i) that certain Indenture dated as of August 9, 2005, by and between WEST and Deutsche Bank Trust Company Americas, as indenture trustee, as supplemented by (ii) that certain Series A1 Supplement, Series B1 Supplement, Series A2 Supplement and Series B2 Supplement, each dated as of August 9, 2005, (iii) that certain Series A1 Note Purchase Agreement, among the Borrower, WEST and UBS Securities, LLC, Series B1 Note Purchase Agreement among the Borrower, WEST, Fortis Securities and HSH, Series A2 Note Purchase Agreement among the Borrower, WEST, Fortis Securities and HSH, and Series B2 Note Purchase Agreement among the Borrower, WEST, Fortis Securities and HSH, each dated as of August 9, 2005, (iv) the Contribution Agreement, (v) that certain Servicing Agreement, dated as of August 9, 2005 among the Borrower, WEST, WEF and the subsidiaries of WEF party thereto and (vi) certain other documents and agreements ancillary thereto; in each of clauses (i), (ii), (iii), (iv), (v) and (vi), as amended, waived, restated and supplemented from time to time (including without limitation any such amendments, waivers, restatements and supplements effective on or prior to the date hereof), copies of which shall be promptly provided to the Administrative Agent and the Security Agent.

“Welfare Plan” shall mean an employee welfare benefit plan, as defined in Section 3(l) of ERISA.

“WEST” shall mean Willis Engine Securitization Trust, a Delaware statutory trust which is the sole member of WEF and a wholly-owned Subsidiary of the Borrower.

“WEST Owner Trusts” shall mean the owner trusts in which WEST or a WEST Subsidiary holds 100% of the beneficial interest.

“WEST Subsidiaries” shall mean WEF and each other legal entity owned by WEST or in respect of which WEST or a WEST Subsidiary holds 100% of the beneficial interest, including the WEST Owner Trusts.

“Willis Companies” shall mean the Borrower and its consolidated Subsidiaries.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.02.          Accounting Terms.  Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given thereto in accordance with GAAP.

All accounting determinations for purposes of determining compliance with Section 6.11 hereof shall be made in accordance with GAAP as in effect on the date of this Agreement and applied on a basis consistent in all material respects with the Financial Statements delivered to the Administrative Agent on or before such date.  The Financial Statements required to be delivered hereunder from and after the date of this Agreement, and all financial records, shall be maintained in accordance with GAAP.  If GAAP shall change from the basis used in preparing the Financial Statements delivered to the Administrative Agent on or before the date of this Agreement, the certificates required to be delivered pursuant to Section 5.04 demonstrating compliance with the covenants contained herein shall include calculations setting forth the adjustments necessary to demonstrate how the Borrower is in compliance with the financial covenants based upon GAAP as in effect on the date of this Agreement.

Section 1.03.          Other Definitional Provisions.

(a)           Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Loan Documents or any certificate or other document made or delivered pursuant hereto.

(b)           The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

(c)           References in this Agreement to any other agreement, document or instrument shall, unless the context otherwise requires, include such other agreement, document or instrument as the same may be from time to time amended, modified or supplemented.

(d)           The words “include” and “including” shall be deemed to be followed by the phrase “without limitation”.

(e)           All terms used herein, but not defined herein, that are defined in the Cape Town Convention shall have the meanings assigned thereto in the Cape Town Convention.

ARTICLE II

COMMITMENT, LOANS, AND COLLATERAL

Section 2.01.          Revolving Loans; Commitment; Term Loans.  (a)  Subject to the terms and conditions hereof, including, without limitation, satisfaction of the conditions set forth in Article IV hereof, each Bank severally but not jointly agrees to make Revolving Loans (each, a “Revolving Loan” and collectively, the “Revolving Loans”) to the Borrower from time to time on any Business Day during the period from the date of this Agreement up to, but not including, the Commitment Termination Date (the “Revolver Period”), in an aggregate principal amount at any one time outstanding up to but not exceeding such Bank’s Commitment less, in the case of any Bank other than the Swing Line Lender, its Swing Line Participation Amount (regardless of whether funded), in any then outstanding Swing Line Loans, and less, in the case of the Swing Line Lender, the aggregate principal amount of any then outstanding Swing Line Loans. The Revolving Loans shall be made by the Banks on a pro rata basis, calculated for each Bank based on its Commitment Percentage (its “Pro Rata Share”); provided, however, that, without limitation of any provision hereof, no Revolving Loan shall be made to the Borrower hereunder if any Default or Event of Default shall have occurred and be continuing or if, after giving effect thereto and to all other Revolving Loans and all Swing Line Loans then outstanding and Revolving Loans and Swing Line Loans being made concurrently therewith, the aggregate outstanding principal amount of all Loans to the Borrower would exceed the lesser of (x) the amount of the Asset Base determined in accordance with the definition thereof or (y) the aggregate Commitments of all Banks (the “Aggregate Revolving Loan Commitment”).  Notwithstanding the foregoing, the Aggregate Revolving Loan Commitment may be increased at the election of the Borrower and with the sole consent of the Agents to not more than two hundred fifty million ($250,000,000) Dollars at any time prior to the Commitment Termination Date through (x) new Commitments from financial institutions which are not “Banks” on the date hereof and which are acceptable to the Borrower and the Agents, and (y) increased Commitments from any existing Bank or Banks, and, in any such event, Schedule 1.01(a) hereto shall be amended by the Administrative Agent without the consent of the Banks to reflect such increase in Commitment and Commitment Percentages by notice from the Administrative Agent to the Banks and the Banks’ Commitment Percentages shall be adjusted to reflect such increased Aggregate Revolving Loan Commitment and any repayments of principal of outstanding Loans which shall be required to be made to Lenders in order to reflect their revised Commitment Percentages of outstanding Loans shall be made concurrently with the effectiveness of such new or increased Commitments.

(b)           Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow amounts in respect of Revolving Loans available under the Commitment during the Revolver Period.

(c)           The Revolving Loans made on each Borrowing Date pursuant to this Section 2.01 may, on and subject to the terms and conditions of this Agreement, be Base Rate Loans or LIBOR Loans (each being referred to in this Agreement as a “type” of Loan) as specified in the relevant Notice referred to in Section 2.02 hereof; provided, however, that subject to the terms of this Agreement, the Borrower may Convert Loans of one type into Loans of the other type or Continue Loans, all as hereinafter provided.

(d)           The principal amount of any repayment of Revolving Loans during the Revolver Period shall be deemed available for borrowing hereunder during the Revolver Period, subject to the limitations set forth in subsection (a) of this Section 2.01, and shall otherwise be governed in all respects by the other terms and conditions of this Agreement.

(e)           On the Commitment Termination Date, and provided that no Event of Default shall then exist, each Revolving Loan then outstanding shall be converted to a term loan (each such term loan, individually, a “Term Loan” and collectively, the “Term Loans”).  All Term Loans so created shall amortize in accordance with Section 2.07 and shall mature and be payable in full on the Term Loan Maturity Date.  Once a Term Loan or any portion thereof has been repaid, it may not be re-borrowed. The Term Loans may, on and subject to the terms and conditions of this Agreement, be Base Rate Loans or LIBOR Loans as specified in the relevant Notice referred to in Section 2.02 hereof; provided, however, that subject to the terms of this Agreement, the Borrower may Convert Loans of one type into Loans of the other type or Continue Loans, all as hereinafter provided.

Section 2.02.          Notices.  (a)  The Borrower shall give the Administrative Agent written Notice in substantially the form of Exhibit C hereto (i) of each borrowing of a Revolving Loan (ii) each Continuation of a LIBOR Loan, (iii) of each Conversion and prepayment of a Loan, (iv) of the termination of the Commitment and (v) in the case of the borrowing, prepayment or Continuation of a LIBOR or Conversion of a Base Rate Loan into a LIBOR Loan, of the duration of each Interest Period applicable thereto.  If, based on the last Asset Base Certificate provided to the Banks, the outstanding principal amount of the Loans, after giving effect including the Loans being requested pursuant to the Notice, shall exceed the amount of the Asset Base as set forth in such Certificate, then the Notice for a Loan shall be accompanied by an Asset Base Certificate, dated as of the requested Borrowing Date, and signed by an Authorized Financial Officer. The Notice shall contain a certification from an Authorized Financial Officer of compliance with this Section 2.01(a) after giving effect to any requested Loan and after taking into account any Engines or Equipment to be acquired with the proceeds of such Loan.  Each such Notice shall be irrevocable and shall be effective with respect to a Revolving Loan only if received by the Administrative Agent, for a Base Rate Loan, no later than 2:00 p.m., New York City time, at least one Business Day prior to the proposed date of the borrowing, prepayment or Conversion of the Loan designated in the Notice or, for a LIBOR Loan, at least three (3) Business Days prior to the proposed date of the borrowing (or Continuation), prepayment or Conversion of the Loan designated in the Notice. The Borrower may not request more than three (3) Revolving Loans in any week.

(b)           Each such Notice of a borrowing (or Continuation), prepayment or Conversion shall specify (a) the amount and type of Loan to be borrowed (or Continued), prepaid or Converted and (b) the date of such borrowing (or Continuation), prepayment or Conversion (which shall be a Business Day.  Each such Notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate.  If the Borrower fails to give a Notice of borrowing to Continue any LIBOR Loan as a LIBOR Loan at least three (3) Business Days prior to the end of the then current Interest Period, such Loan shall automatically be Converted into a Base Rate Loan on the last day of the then current Interest Period.  If the Borrower shall elect to borrow or Continue a LIBOR Loan but shall fail to specify the duration of the Interest Period therefor, the Interest Period therefor shall be one (1) month. Each Notice for a Revolving Loan shall be for a single interest rate option. There shall be no more than five LIBOR Loans outstanding at any time.

(c)           Upon receipt of a Notice, and provided the conditions precedent in this Agreement for the making of Revolving Loans shall then be satisfied, the Administrative Agent shall promptly notify each Bank of such request for a Revolving Loan.

Section 2.03.          Borrowing of Revolving Loans.  (a)  Upon the satisfaction by the Borrower of the applicable conditions set forth in Section 2.02 and Article IV hereof, the Banks shall make the Revolving Loans requested by the Borrower on the applicable Borrowing Date in accordance with subsection (b) of this Section 2.03.

(b)           By no later than 1:00 p.m., New York City time, on each Borrowing Date, each Bank shall make available the respective amount of the Revolving Loan to be made by it on such date by depositing the proceeds thereof, in immediately available funds, with the Administrative Agent at its Principal Office or at such other place as directed by the Administrative Agent in writing, and the Administrative Agent shall pay over such funds, upon the Administrative Agent’s receipt of the documents required under Article IV hereof with respect to such Loans, (i) to an account of the Borrower maintained with the Administrative Agent at its Principal Office or (ii) on instructions from the Borrower to the Administrative Agent in the Notice related to such Loan, by transmitting such amount to such other account as the Borrower shall have designated in such Notice.

Section 2.04.          Swing Line Commitment. (a) Subject to the terms and conditions hereof, including, without limitation, satisfaction of the conditions set forth in Article IV hereof, the Swing Line Lender agrees to make swing line loans (each, a Swing Line Loan” and, collectively, the “Swing Line Loans”) to the Borrower from time to time on any Business Day during the Revolver Period in an aggregate principal amount at any one time outstanding up to but not exceeding the Swing Line Commitment; provided, however, that, without limitation of any provision hereof, no Swing Line Loan shall be made to the Borrower hereunder if any Default or Event of Default shall have occurred and be continuing or if, after giving effect thereto and to all other Revolving Loans and all Swing Line Loans then outstanding and Revolving Loans and Swing Line Loans being made concurrently therewith, the aggregate outstanding principal amount of all Loans to the Borrower would exceed the lesser of (x) the amount of the Asset Base determined in accordance with the definition thereof (but without giving effect to any Engines or Equipment being acquired with the proceeds of any Swing Line Loan or being added to the Asset Base concurrently therewith) or (y) the Aggregate Revolving Loan Commitment.

(b)           Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow amounts in respect of Swing Line Loans available under the Swing Line Commitment during the Revolver Period, provided that proceeds of Swing Line Loans may not be used to refinance outstanding Swing Line Loans.  Swing Line Loans shall be solely Base Rate Loans.

(c)           The principal amount of any repayment of Swing Line Loans during the Revolver Period shall be deemed available for borrowing hereunder during the Revolver Period, subject to the limitations set forth in subsection (a) of this Section 2.04, and shall otherwise be governed in all respects by the other terms and conditions of this Agreement. Subject to subsection (d) of this Section 2.04, each Swing Line Loan shall be due and payable in full on the earliest of: (x) the end of the Revolver Period, (y) the date of making of any Revolving Loans by the Banks or (y) the last Business Day of any week, unless such Swing Line Loan shall then have been outstanding less than four (4) Business Days, in which event payment shall be due on the one week anniversary of the making of such Swing Line Loan or, if such anniversary shall not be a Business Day, on the immediately succeeding Business Day.

(d)           The Borrower shall request a Swing Line Loan by notifying the Swing Line Lender of such request by telephone not later than 2:00 p.m., New York City time (which request shall be confirmed by a Notice provided in accordance with Section 2.02 by no later than 4:00 p.m., New York city time on such date), on the proposed Borrowing Date.  Each such notice shall be irrevocable, shall constitute a request for a Swing Line Loan on such date (which shall be a Business Day) and shall specify amount of the requested Swing Line Loan. The Swing Line Lender shall make each Swing Line Loan available to the Borrower by means of a credit to the Borrower’s general deposit account with the Swing Line Lender on the requested date of such Swing Line Loan. The Borrower may not request more than one (1) Swing Line Loan in any week.

(e)           The Swing Line Lender, at any time and from time to time in its sole discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swing Line Lender to act on hits behalf), on one Business Day’s notice given by the Swing Line Lender to each Bank no later than 2:00 p.m., New York City time, request each Bank to make, and each Bank hereby agrees to make, a Revolving Loan in an amount equal to such Bank’s Commitment Percentage of the then aggregate outstanding principal amount of the Swing Line Loans. Each Bank shall make the amount of such Revolving Loan available to the Swing Line Lender at the Principal Office of the Administrative Agent in immediately available funds by not later than 12:00 p.m., New York City time, one (1) Business Day after the date of such notice. The proceeds of such Revolving Loans shall be applied by the Swing Line Lender to repay the outstanding Swing Line Loans.

(f)            If, prior to the time a Revolving Loan would otherwise have been made pursuant to preceding subsection (e) or otherwise pursuant to this Agreement, a Default or Event of Default shall exist or any of the conditions precedent to making Revolving Loans under this Agreement shall not be satisfied, then each Bank shall, on the date such Revolving Loan was to have been made pursuant to subsection (e) or otherwise pursuant to this Agreement, purchase an undivided participating interest in an amount equal to its Commitment Percentage times the aggregate outstanding principal amount of Swing Line Loans then outstanding (the “Swing Line Participation Amount”) for cash in immediately available funds by making such amount available to the Swing Line Lender at the Principal Office of the Administrative Agent by not later than 12:00 p.m., New York City time on the date on which such amounts would otherwise have been payable pursuant to subsection (e).

(g)           Whenever, at any time after the Swing Line Lender has received from any Bank such Bank’s Swing Line Participation Amount, the Swing Line Lender receives any cash payment on account of the Swing Line Loans covered by such Swing Line Participation Amount, the Swing Line Lender will distribute to such Bank its pro rata share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during such Bank’s Swing Line Participation Amount was outstanding and funded); provided, however, that in the event any cash payment received by Swing Line Lender and paid to the Banks is required to be refunded, each Bank will promptly following notice from the Swing Line Lender to such effect, return such amount to the Swing Line Lender.

(h)           Each Bank’s obligation to make Revolving Loans and to purchase participating interests pursuant to this Section 2.04 is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Bank or the Borrower may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (ii) subject to subsection (e) above, the occurrence or continuance of a Default or Event of Default or the failure of any conditions precedent to making Loans under this Agreement; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of any Loan Document by the Borrower or any Subsidiary or Affiliate thereof or by any other Bank or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Each Bank shall indemnify and hold harmless the Swing Line Lender from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs and expenses resulting from any failure on the part of such Bank to pay, or from any delay in paying the Agent any amount such Bank is required to pay in accordance with this Section 2.04 (except in respect of losses, liabilities, actions, suits, judgments, demands, costs and expenses suffered by the Swing Line Lender resulting from its own gross negligence or willful misconduct), and such Bank shall be required to pay interest to the Swing Line Lender from the date such amount was due until paid in full, on the unpaid portion thereof, at a rate of interest per annum equal to the Federal Funds Rate payable upon demand by the Swing Line Lender.

Section 2.05.          Fees.  (a)  So long as the Aggregate Revolving Loan Commitment is outstanding, the Borrower shall unconditionally pay to the Administrative Agent, for the benefit of the Banks in accordance with their respective Commitment Percentages, a non-refundable fee (the “Commitment Fee”) equal to ***% per annum of the average daily amount of the Unused Commitment during each calendar quarter (or pro rata portion thereof for any period of less than a full calendar quarter).  The Commitment Fee shall be computed and paid quarterly, in arrears, on the last Business Day of March, June, September and December in each year and on the Commitment Termination Date.

(b)           Whether or not any Loans are made hereunder, the Borrower shall pay the Administrative Agent, for its own account and for the account of the Banks, in addition to all other amounts payable by the Borrower hereunder, the agency, upfront and other fees set forth in the letter agreements dated as of even date herewith between the Borrower and the Administrative Agent and/or the Security Agent.

Section 2.06.          Conversion and Continuation of Loans.  Subject to Sections 2.16 through 2.19, the Borrower shall have the right to Convert Base Rate Loans into LIBOR Loans, Continue LIBOR Loans and Convert LIBOR Loans into Base Rate Loans from time to time; provided, that (a) the Borrower shall give to the Administrative Agent Notice of each such Conversion or Continuation as provided in Section 2.02, (b) LIBOR Loans may be Converted or Continued only on the last day of an Interest Period for such Loans, (c) each Conversion or Continuation shall be effected by each Bank applying the proceeds of the new Loan to the Loan being Converted or Continued and (d) no Conversion of Base Rate Loans to LIBOR Loans and no Continuation of LIBOR Loans shall be permitted if there shall have occurred a Default or Event of Default.

Section 2.07.          Asset Base; Prepayments.  (a)  The Borrower agrees that at no time shall the aggregate principal amount of the Loans outstanding exceed the amount of the Asset Base.  In the event that the aggregate outstanding principal amount of all Loans exceeds the Asset Base, but subject to Section 7.26(g), the Borrower shall immediately and in any event within two (2) Business Days either (x)

***      Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

prepay the Loans in an amount sufficient to reduce the sum of the aggregate principal amount of the Loans to an amount not greater than the Asset Base or (y) solely prior to the Commitment Termination Date, pledge to the Security Agent as secured party pursuant to the Security Agreement additional Collateral such that, in either case, after giving effect thereto, the Asset Base shall equal or exceed the outstanding principal amount of all Loans outstanding.  The Borrower shall use the property damage and casualty insurance proceeds received as a result of an Event of Loss with respect to an Engine or item of Equipment included in the Asset Base to prepay principal and accrued interest thereon, if required to cause the principal amount of the Loans not to exceed the Asset Base.

(b)           In the event that at any time (i) there shall occur an Event of Loss with respect to an Engine and/or an item of Equipment, (ii) either the Agents in the reasonable exercise of their discretion determine that any Engine or item of Equipment included in the Asset Base no longer meets the eligibility requirements set forth herein or (iii) the Agents determine that the Asset Base shall be incorrectly calculated or determined, and in the case of clauses (ii) and (iii) the Security Agent or Administrative Agent notifies the Borrower in writing of such occurrence, then the Borrower, within three (3) Business Days of the date of the occurrence described in clause (i) or the delivery of notice of the determination described in clause (ii) or (iii), as the case may be, shall take any of the actions provided in Section 2.07(a) such that the aggregate principal amount of the Loans outstanding does not exceed the Asset Base.

(c)           The Borrower shall deliver an Asset Base Certificate to the Administrative Agent in connection with any action taken pursuant to Section 2.07(a) or (b) which shall evidence compliance by the Borrower with the provisions of this Agreement after giving effect to such prepayment or pledge.

(d)           The Borrower shall have the right to prepay the Loans from time to time in whole or in part or permanently reduce or terminate the Aggregate Revolving Loan Commitment, without premium or penalty; provided, that (i) the Borrower shall give the Administrative Agent notice of each such prepayment as provided in Section 2.02 hereof, and at least one (1) Business Day’s notice of any reduction or termination in the Aggregate Revolving Loan Commitment; (ii) in no event may the Aggregate Revolving Loan Commitment be reduced in less than the minimum amount of one million ($1,000,000) Dollars or an integral multiple in excess thereof or to an amount less than the aggregate outstanding principal amount of the Loans; (iii) partial prepayments shall be made in such amounts as provided in Section 2.14 hereof; and (iv) the Borrower shall have paid all compensation and costs, if any, owed to any Bank pursuant to Section 2.19 hereof.

(e)           All prepayments of the principal amount of the Loans pursuant to this Section 2.07 shall be without premium or penalty, except as provided in Section 2.19 hereof, and such prepayments shall be accompanied by accrued and unpaid interest on the amount so prepaid.

(f)            In the event the Aggregate Revolving Loan Commitment is terminated, the Commitment Termination Date shall be accelerated to the date of such termination and any Revolving Loans or Swing Line Loans that are outstanding as of such date shall be converted into Term Loans in accordance with Section 2.01(e).

(g)           All prepayments of the principal amount of the Loans pursuant to this Section 2.07 shall be applied first to Swing Line Loans, then to other Base Rate Loans and then to LIBOR Loans.

(h)           Any release of Collateral in connection with a prepayment in accordance with the provisions of this Section 2.07 shall be subject to the applicable provisions of the Loan Documents, including, without limitation, Section 5(a) of the Security Agreement, Section 6.09 of the Mortgage, Section 22 of the applicable Beneficial Pledge Agreement, Section 6.09 of the applicable Owner Trustee

Mortgage and Section 3.3 of the Leasing Subsidiary Security Assignments.  The Security Agent, at the cost and expense of the Borrower, shall cooperate with the Borrower in effectuating any such release.

Section 2.08.          Use of Proceeds of Loans.  The Borrower will use the proceeds of any Loan to be made pursuant hereto for the purchase or refinancing of Engines and Equipment as contemplated herein, as well as for working capital and general corporate purposes, subject to Section 2.04.

Section 2.09.          Payment of Loans.  On the Term Loan Maturity Date, or if the Borrower elects to prepay all Loans hereunder on an earlier date pursuant to Section 2.07 on the date of such prepayment, the Borrower shall pay to the Administrative Agent for the accounts of each of the Banks the full outstanding principal amount of all of its Loans together with accrued interest thereon and all other amounts due with respect thereto or otherwise under this Agreement, the Notes and the Loan Documents, subject to any required prepayment to be made prior thereto under this Agreement.

Section 2.10.          Interest.  (a)  Interest shall accrue on the unpaid principal amount of each Loan, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the following rates per annum:

(i)            subject to Section 2.10(c) during such periods as such Loan is a LIBOR Loan, for each Interest Period relating thereto, the LIBOR Rate for such period plus the Applicable Margin; and

(ii)           during such periods as such Loan is a Base Rate Loan, the Base Rate as in effect from time to time plus the Applicable Margin.

(b)           Notwithstanding the foregoing, from and after the occurrence and during the continuance of a Default, the Borrower shall not be permitted to borrow, Convert to or Continue LIBOR Loans.

(c)           From and after the occurrence and during the continuance of an Event of Default or with respect to any amounts which shall not be paid when due, the Borrower shall pay interest at the applicable Post-Default Rate on its Loans or any installment of principal thereof, and on any other amount payable by the Borrower hereunder (including interest to the extent permitted by law), which interest shall continue to accrue after the filing by or against the Borrower of a petition for relief in bankruptcy or the commencement by or against the Borrower of any insolvency proceedings.

(d)           Accrued interest on each Loan shall be payable in arrears (i) in the case of a Base Rate Loan, on the last Business Day of each month for which interest is due (provided that interest on any Swing Line Loan shall be payable on the due date of such Loan under Section 2.04(c)), (ii) in the case of a LIBOR Loan, on the last day of the Interest Period therefor, but not less often than the three month anniversary of such LIBOR Loan, (iii) in the case of all Loans, on the date on which the same may become payable in full (whether at stated maturity, by acceleration or otherwise) and (iv) in the case of any Loan, upon the payment, prepayment or Conversion thereof (but only on the principal amount so paid, prepaid or Converted); provided, however, that interest payable at the Post-Default Rate shall be payable from time to time on demand of the Administrative Agent.

(e)           Anything in this Agreement or the Notes to the contrary notwithstanding, the obligation of the Borrower to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to the Administrative Agent for the account of any Bank to the extent that the Bank’s receipt thereof would not be permissible under the law or laws applicable to such Bank limiting rates of interest which may be charged or collected by such Bank.  Any such payments of interest which are not made as a result of the limitation referred to in the preceding sentence shall be made by the

Borrower to the Administrative Agent for the account of such Bank, if at all, on the date or dates on which the receipt thereof would be permissible under the laws applicable to such Bank limiting rates of interest which may be charged or collected by such Bank.  Any such payments of interest which are made and should not have been made as a result of the limitation referred to herein shall be applied first to the principal outstanding on the Borrower’s Base Rate Loans and then at the end of the then current Interest Period to LIBOR Loans.

(f)            In the case of Term Loans (a) any Term Loan which is a LIBOR Loan may, at the Borrowers’ option, continue the Interest Period assigned to the Revolving Loan from which it was converted, if such Interest Period would expire after the Commitment Termination Date and (b) no Term Loan which is a LIBOR Loan may have an Interest Period extending beyond the Term Loan Maturity Date.

Section 2.11.          Notes.  (a)  The Loans made by each Bank shall be evidenced by a promissory note made by the Borrower and payable to the order of each Bank (the “Loan Notes”) in substantially the form of Exhibit E1 hereto, in a maximum principal amount equal to such Bank’s Commitment and otherwise duly completed, and the Swing Line Loans made by the Swing Line Lender shall be evidenced by a promissory note made by the Borrower and payable to the order of the Swing Line Lender (the “Swing Line Note”) in substantially the form of Exhibit E2 hereto, in a maximum principal amount equal to the Swing Line Commitment and otherwise duly completed (the Loan Notes and the Swing Line Note being collectively referred to as the “Notes”).

(b)           The Borrower hereby authorizes each Bank to make notations of all Loans and all payments and prepayments made on account of the principal of such Loans and interest thereon on the schedule attached to its Note or on its regularly maintained ledger records and all such notations shall, in the absence of manifest error, be conclusive as to the date and principal amount of such Loan, the amount of each principal payment thereon, the outstanding balance thereunder and the interest accrued and paid thereon; provided, however, that any failure by such Bank to make any such notation shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Notes in respect of the Loans.

Section 2.12.          Payments.  (a)  All payments of principal, interest, fees and other amounts payable by the Borrower hereunder shall be made in Dollars, in immediately available funds, to the Administrative Agent for the account of the Banks, pro rata, at the Principal Office of the Administrative Agent no later than 2:00 p.m., New York City time, on the dates on which such payments shall become due.  Except as provided in clause (i) to the definition of “Interest Period” set forth in Section 1.01 hereof, payments which are due on a day which is not a Business Day shall be payable on the first (1st) Business Day thereafter and interest shall continue to accrue, and shall be payable for any principal so extended, in each case for the period of such extension.  Each such payment made after such time on such dates shall be deemed to have been made on the next succeeding Business Day and interest shall accrue thereon accordingly.  All payments received by the Administrative Agent for the account of the Banks hereunder shall be applied first, to pay all fees, expenses and other amounts then due and payable hereunder, second, to pay accrued and unpaid interest on the Loans and third, to repay the outstanding principal balance of the Loans; provided, that after the occurrence of an Event of Default such payments shall be applied in such order and to such amounts as the Administrative Agent shall in its sole discretion determine.  The Administrative Agent shall promptly remit in immediately available funds to each Bank its pro rata share of all such payments received by the Administrative Agent hereunder for the account of such Bank.

(b)           The Borrower hereby authorizes the Administrative Agent to set off or charge any account at the Administrative Agent which is maintained by the Borrower or over which the Administrative Agent has control with the amount of all payments to be made hereunder and under the Loan Documents, including all fees and expenses, as and when such payments are due. The

Administrative Agent’s failure to deliver any bill, statement or invoice with respect to amounts due under this Section or under any Loan Document shall not affect the Borrower’s obligation to pay any installment of principal, interest or any other amount under this Agreement when due and payable.

(c)           The Borrower shall maintain at least one demand deposit account with the Administrative Agent for purposes of this Agreement.  The Borrower authorizes the Administrative Agent to deposit into said account all amounts to be advanced to the Borrower hereunder.  Further, the Borrower authorizes the Administrative Agent (but the Administrative Agent shall not be obligated) to deduct from said account, or any other account maintained by the Borrower at the Administrative Agent, any amount payable hereunder on or after the date upon which it is due and payable.  Such authorization shall include but not be limited to amounts payable with respect to principal, interest, fees and expenses.

Section 2.13.          Computations.  Interest on all Loans, the Commitment Fee and any other amounts payable hereunder or under the Notes or in connection herewith or therewith shall be computed on the basis of a 360-day year and actual days elapsed.

Section 2.14.          Minimum Amounts of Borrowings and Prepayments.  Except for borrowings which exhaust the remaining amount of the Aggregate Revolving Loan Commitment or prepayments which prepay the Aggregate Revolving Loan Commitment in full, each borrowing and voluntary prepayment of a Loan and each Conversion or Continuation of a Loan shall be in an amount at least equal to one hundred fifty thousand ($150,000) Dollars in the case of Base Rate Loans, and three million ($3,000,000) Dollars (and in integral multiples of one hundred thousand ($100,000) Dollars in excess thereof) in the case of LIBOR Loans.

Section 2.15.          Additional Costs.  (a)  In the event that compliance by any Bank with any future request or directive (whether or not having the force of law) made or issued after the date hereof or any Regulatory Change (including for the purposes of this Section 2.15, any law, rule, regulation or guidelines adopted at any time, whether or not such law, rule, regulation or guidelines was in effect on or prior to the date hereof, pursuant to or arising out of the June 2004 Report of the Basel Committee on Banking Supervision entitled “International Convergence of Capital Measurement and Capital Standards: A Revised Framework” and any amendments thereto or other or subsequent report of the Basel Committee) shall (i) change the basis of taxation of any amounts payable to such Bank under this Agreement or the Notes in respect of any Loans (other than taxes imposed on the overall net income of such Bank for any such Loans by the United States of America or the jurisdiction in which such Bank has its principal office or in which its Lending Office is located); (ii) impose or modify any reserve, Federal Deposit Insurance Corporation premium or assessment, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank; or (iii) impose any other conditions affecting this Agreement or the Notes in respect of Loans (or any of such extensions of credit, assets, deposits or liabilities); and the result of any event referred to in clause (i), (ii) or (iii) above shall be to increase such Bank’s costs of making or maintaining any Loans or its Commitment, or to reduce any amount receivable by such Bank hereunder in respect of any Loans or its Commitment (such increases in costs and reductions in amounts receivable are hereinafter referred to as “Additional Costs”), then the Borrower shall pay to such Bank from time to time as specified by such Bank, additional commitment fees or other amounts which shall be sufficient to compensate such Bank for such Additional Costs, together with interest on each such amount which is not paid within thirty (30) days after demand by such Bank, payable at the Post-Default Rate, but not for a period prior to such demand of more than forty-five (45) days.

(b)           Each Bank agrees that it will use reasonable commercial efforts to notify the Borrower of any event of which it has knowledge that will entitle such Bank to receive a payment in respect of an Additional Cost and to deliver a certificate of a responsible officer of such Bank setting forth (i) the

Regulatory Change that is the basis for the claim, (ii) the amount or amounts  necessary to compensate such Bank for such Additional Cost and (iii) reasonable detail of the calculations of the amount necessary to compensate such Bank for such Additional Cost.  All determinations, estimates, assumptions, allocations, and the like required for the determination of such amount or amounts shall be made by each Bank, in good faith, but a Bank’s judgment thereon shall be conclusive and binding upon Borrower absent manifest error or willful misconduct. Any failure by any Bank to comply with this subparagraph shall not relieve the Borrower from its obligations under the Loan Documents.

Section 2.16.          Limitation on Types of Loans.  Anything herein contained to the contrary notwithstanding, if, on or prior to the determination of an interest rate for any LIBOR Loans for any Interest Period therefor:

(a)           the Administrative Agent reasonably determines (which determination shall be conclusive) that, by reason of any event affecting the money markets in the United States of America or the London interbank market, quotations of interest rates for the relevant deposits are not being provided in such markets in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loans under this Agreement; or

(b)           the Administrative Agent reasonably determines (which determination shall be conclusive) that by reason of any event affecting money or financial markets in the United States of America or the London interbank market, rates of interest or the cost of making or maintaining loans, the rate of interest referred to in the definition of “LIBOR” in Section 1.01 hereof upon the basis of which the rate of interest of any LIBOR Loans for such period is determined does not accurately reflect the cost to the Banks of making or maintaining such Loans for such period;

then the Administrative Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Banks shall be under no obligation to make LIBOR Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding LIBOR Loans, either prepay such LIBOR Loans in accordance with Section 2.07 hereof or Convert such LIBOR Loans into Base Rate Loans in accordance with Section 2.18 hereof.

Section 2.17.          Illegality.  Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for any Bank to (i) honor its obligations to make LIBOR Loans hereunder or (ii) maintain LIBOR Loans hereunder, then such Bank shall promptly notify the Administrative Agent and the Borrower thereof, and such Bank’s obligation to make or maintain LIBOR Loans hereunder shall be suspended until such time as such affected Bank(s) may again make and maintain LIBOR Loans and such Bank’s outstanding LIBOR Loans shall be converted into Base Rate Loans in accordance with Section 2.18 and Section 2.19 hereof; provided, however, that this Section 2.17 shall not apply to those other Banks for whom it does not become unlawful to honor or maintain LIBOR Loans hereunder.

Section 2.18.          Certain Conversions Pursuant to Section 2.16 and Section 2.17.  If the LIBOR Loans are to be converted pursuant to Section 2.16 or Section 2.17 hereof, such LIBOR Loans shall be converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such LIBOR Loans (or on such earlier date as the Administrative Agent may specify to the Borrower) and, until the Administrative Agent gives notice that the circumstances specified in Section 2.16 or Section 2.17 hereof which gave rise to such Conversion no longer exist:

(a)           to the extent that such LIBOR Loans have been so Converted, all payments and prepayments of principal which would otherwise be applied to such LIBOR Loans shall be applied instead to Base Rate Loans; and

(b)           all Loans which would otherwise be made as LIBOR Loans shall be made instead as Base Rate Loans and all Base Rate Loans which would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans or be prepaid by the Borrower.

Section 2.19.          Indemnification.  The Borrower shall pay to any Bank, upon the request of such Bank, such amount or amounts as shall compensate such Bank for any loss, cost or expense incurred by such Bank (as determined by such Bank) as a result of:

(a)           the payment or prepayment for any reason whatsoever, or Conversion, of all or part of a LIBOR Loan owed to such Bank prior to its maturity date on a date other than the last day of an Interest Period for such LIBOR Loan; or

(b)           any failure by the Borrower to borrow a LIBOR Loan on the date for such borrowing specified in the relevant Notice under Section 2.02 hereof.

Such compensation will include, without limitation, an amount equal to (i) any loss or expense suffered by such Bank during the period from the date of receipt of such early payment or prepayment or the date of such Conversion to the last day of such Interest Period if the rate of interest obtainable by such Bank upon the redeployment of an amount of funds equal to such payment, prepayment or Conversion or failure to borrow or Convert is less than the rate of interest applicable to such Loan for such Interest Period or (ii) any loss or expense suffered by such Bank in liquidating deposits prior to maturity which correspond to such payment, prepayment, Conversion, failure to borrow or failure to Convert.  The determination by such Bank of the amount of any such loss or expense, when set forth in a written notice to the Borrower, containing such Bank’s calculation thereof in reasonable detail, shall be conclusive absent manifest error.

Section 2.20.          Proportionate Treatment.  (a)  Each borrowing hereunder, other than borrowings of Swing Line Loans, shall be made from the Banks and each payment of fees under Section 2.05(a) and Section 2.05(b) hereof shall be made for account of the Banks, in each case in proportion to their respective Pro Rata Share.

(b)           Each payment and prepayment by the Borrower of principal of or interest on the Loans, other than principal of or interest on Swing Line Loans (which shall be made to the Swing Line Lender), shall be made to the Administrative Agent for the account of the Banks in proportion to the respective unpaid principal amounts thereof.

(c)           The Commitment and other obligations of each of the Banks under this Agreement are several and not joint and several.

Section 2.21.          Proportionate Sharing.  If any Bank other than the Swing Line Lender shall obtain payment of any principal of or interest on any Loan by any means (including through the exercise of any right of set-off, banker’s lien or counterclaim or similar right or otherwise or through the exercise of any right under any Loan Document), and, as a result of such payment, such Bank shall have received a greater percentage of the principal or interest then due hereunder by the Borrower to such Bank than its proportionate share thereof, it shall promptly purchase participations from such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such excess payment) in proportion to the principal and/or interest on the Loans held by each of the Banks.  To such end, all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.  The Borrower agrees that any

Bank so purchasing a participation (or direct interest) in the Loans made by other Banks (or in interest due thereon, as the case may be) may exercise any and all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans in the amount of such participation.  Nothing in this Agreement shall require any Bank to exercise, or retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.  If under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section 2.20 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 2.21 to share in the benefits of any recovery on such secured claim.

Section 2.22.          Administrative Agent’s Obligation to Expend Funds; Non-Receipt of Funds by Administrative Agent.  The Administrative Agent shall not be required to expend any of its own money to make up the full amount of any Loan requested by the Borrower hereunder, or otherwise incur any expense as a consequence of the failure of any Bank to make available to the Administrative Agent its Commitment which the Banks have become obliged to make hereunder.  Should such a failure occur and the Administrative Agent shall nevertheless have advanced money of its own or incurred expense in order to make up the full amount of any such Loan, it shall be deemed to have done so at the request of any Bank which has so failed to provide its portion of such Loan, unless such Bank shall have notified the Administrative Agent in writing by no later than one (1) Business Day prior to the making of a LIBOR Loan or by 3:00 p.m., New York time, on the Business Day prior to the making of a Base Rate Loan that it should not make such an advance or incur such an expense to make good such failure, and in the absence of such prior notice, such Bank shall be obligated to pay to the Administrative Agent on demand the amount expended by the Administrative Agent out of its own funds plus any costs incurred by the Administrative Agent to carry such funds while such Bank has not provided to the Administrative Agent its portion of such Loan, all of which shall constitute a loan by the Administrative Agent to such Bank which shall bear interest from the date of the advance by the Administrative Agent and during the first three (3) Business Days thereafter at the Federal Funds Rate plus ***% and thereafter at the Base Rate from day to day on the Loan with respect to which the advance or expenditure was made.  During the continuance of any such default as between the Administrative Agent and such Bank, and notwithstanding anything elsewhere herein to the contrary expressed or implied, the principal amount of Debt in respect of Loans made by such Bank in default shall be deemed to be reduced, so long as the default continues by the amount not remitted by it to the Administrative Agent as described in the preceding sentence and such principal amount and interest thereon shall be deemed assigned to and collectible by the Administrative Agent for its own account for application against the amount of its claim under the preceding sentence.  Notwithstanding the foregoing, in the event the Administrative Agent shall have made an advance on behalf of a Bank without prior notice from such Bank not to do so as provided above, the Borrower shall, on demand from the Administrative Agent, repay to the Administrative Agent the amount so made available with interest thereon, in respect of each day during the period commencing on and including the date such advance was so made by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Base Rate plus the Applicable Margin.

Section 2.23.          Change of Lending Office.  Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 2.16, Section 2.17 or Section 11.02 with respect to such Bank, it shall, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another Lending Office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Bank, shall not result in any economic, legal or regulatory disadvantage to such Bank or its Lending Office; provided, further, that nothing in this Section 2.23 shall affect or postpone any of the obligations of the Borrower or the right of any Bank pursuant to Section 2.16, Section 2.17 or Section 11.02.

***      Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

Section 2.24.          Payments Unconditional/Gross Up.  All payments hereunder and under the Notes shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement and the Notes (after withholding for or on account of (i) any present or future taxes, levies, imposts, duties or other similar charges of whatever nature imposed by any government or any political subdivision or taxing authority thereof, other than any tax (except those referred to in clause (ii) below) on or measured by the net income of the Banks pursuant to applicable federal, state and local income tax laws, and (ii) deduction of amounts equal to the taxes on or measured by the net income of the Banks payable by the Banks with respect to the amount by which the payments required to be made under this sentence exceed the amounts otherwise specified to be paid in this Agreement and the Notes).  Each Bank organized under the laws of a jurisdiction outside the United States of America (a “Foreign Bank”) shall, on the date it becomes a Bank under this Agreement, provide to the Borrower and the Administrative Agent a properly completed and executed Internal Revenue Service Form W-8BEN or Form W-8ECI or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States of America (a “Certificate of Exemption”), certifying that such Foreign Bank is entitled to receive payments under the Loan Documents without deduction or withholding of any U.S. federal income taxes.  Each Bank which so delivers a Certificate of Exemption further undertakes to deliver to the Borrower and Administrative Agent additional copies of such form (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or Administrative Agent, in each case certifying that such Bank is entitled to receive payments under the Loan Documents without deduction or withholding of any U.S. federal income taxes, unless an event (including any change in treaty, law or regulation), has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrower and Administrative Agent that it is not capable of receiving such payments without any deduction or withholding of U.S. federal income tax.  If a Foreign Bank does not provide a Certificate of Exemption to the Borrower and the Administrative Agent within the time periods set forth in this paragraph, the Borrower shall withhold taxes required to pay any additional amounts as a result of such withholding; provided, however, that all such withholding shall cease upon delivery by such Foreign Bank of a Certificate of Exemption to the Borrower and Administrative Agent.

Section 2.25.          Security.  In order to secure the due payment and performance by the Borrower of all of the debt, liabilities and obligations, whether matured or unmatured, direct or contingent, whether or not evidenced by a Note or any other instrument or document, of the Borrower or any Owner Trustee to the Agents and the Banks under this Agreement, the Notes or the Loan Documents, whether now existing or hereafter arising, including, without limitation, the due and punctual payment of the principal of and the interest (including interest accruing under the terms hereof during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes according to their terms and effect, and all indemnities, fees, costs and expenses from time to time payable to any Agent or the Banks under the Loan Documents, including, without limitation, all costs of administration and enforcement of the Loan Documents, and all Debt, liabilities and obligations of the Borrower under any Interest Rate Contracts or Foreign Exchange Contracts with any Bank (all such debt, liabilities and obligations are hereinafter referred to, collectively, as the “Obligations”), each Engine Owner shall:

(a)           grant to the Security Agent a perfected security interest and Lien on, and assign to the Security Agent, for itself, the other Agents and the Banks, all right, title and interest of the Borrower and its Subsidiaries (other than WEST and the WEST Subsidiaries) in and to substantially all of its assets and properties other than Excepted Collateral, subject to the provisions of Section 2.25), whether now existing or owned or hereafter acquired, by the execution and delivery to the Security Agent of a security agreement in the form of Exhibit G hereto (as amended, modified or supplemented from time to time, the “Security Agreement”);

(b)           grant to the Security Agent a first priority perfected, secured Lien on, and assign to the Security Agent, for itself, the other Agents and the Banks, all right, title and interest of the Borrower in and to all “Collateral” (as such term is defined in the Mortgage) whether now existing or owned or hereafter acquired, by the execution and delivery to the Security Agent of a mortgage and security agreement in the form of Exhibit H hereto (as amended, modified or supplemented from time to time, the “Mortgage”),

(c)           pledge to the Security Agent all of the issued and outstanding shares of capital stock of all Subsidiaries directly owned by the Borrower pursuant to a master pledge agreement in the form of Exhibit I hereto (as amended, modified or supplemented from time to time, the “Share Pledge Agreement”);

(d)           enter into beneficial interest pledge agreements to pledge to the Security Agent all of the Borrower’s right, title and interest in the Beneficial Interest under each Trust Agreement, each in the form of Exhibit J hereto (each, as amended, modified or supplemented from time to time, a “Beneficial Interest Pledge Agreement”);

(e)           cause each Owner Trustee to enter into an owner trustee mortgage in favor of the Security Agent in the form of Exhibit K hereto (as amended, modified or supplemented from time to time, an “Owner Trustee Mortgage”);

(f)            cause each Owner Trustee to enter into an owner trustee guarantee in the form of Exhibit L hereto in favor of the Security Agent, guarantying the performance of the Obligations (as amended, modified or supplemented from time to time, an “Owner Trustee Guarantee”);

(g)           cause each Leasing Subsidiary to assign to the Security Agent pursuant to lease security assignments in the form of Exhibit M hereto all of such Leasing Subsidiary’s rights under subleases of Engines and Equipment (each, as amended, modified or supplemented from time to time, a “Leasing Subsidiary Security Assignment”);

(h)           cause each Subsidiary (other than WEST and the WEST Subsidiaries) to enter in a subsidiary guaranty in favor of the Security Agent in the form of Exhibit N hereto (each, as amended, modified or supplemented from time to time, a “Subsidiary Guaranty”);

(i)            make such filings with the FAA, International Registry, the U.S. Patents and Trademarks Office and otherwise under the UCC as shall be required to perfect the Lien of the Security Agent with respect to all Collateral under the Security Documents;

(j)            execute and deliver or cause to be executed and delivered such other agreements, instruments and documents as the Security Agent may reasonably require in order to effect the purposes of the Security Agreement, and this Agreement (the Security Agreement, the Mortgage, the Custodial Agreement, the Share Pledge Agreement, each Owner Trustee Mortgage, each Beneficial Interest Pledge Agreement, each Subsidiary Guaranty, each Owner Trustee Guarantee, the Leasing Subsidiary Security Assignments, the UCC financing statements, and such other agreements, instruments and documents are referred to collectively as the “Security Documents”).

Section 2.26.          Collateral.  Except with respect to Excepted Collateral, and as otherwise specifically set forth herein or in any other Loan Document, the Borrower covenants and agrees that any

Obligations made and outstanding and their repayment at all times shall be secured by a first priority perfected security interest in all of the Collateral, provided that in the case of any Owner Trustee which shall have executed an Owner Trustee Guarantee, Borrower shall not be required to take any additional steps to create or perfect any security interest in the related Lease, Engines or Equipment under the laws of the jurisdiction where the lessee under such Lease is domiciled or where its chief executive office is located, and provided further that with respect to any Existing Lease Transaction involving a Lessee (or, in the case of a Lease by a Leasing Subsidiary, involving a sublessee) domiciled or chief executive office is located in a non-U.S. jurisdiction, Borrower’s obligations hereunder shall be limited to those filings, recordings and/or other actions taken and documentation delivered (or contemplated to be taken or delivered in the future including, without limitation, as a result of any change in law) in connection with such Existing Lease Transaction on or prior to the date hereof or pursuant to the terms hereof, after the date hereof.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants to each Bank and the Agents that as of the date hereof and as of each Borrowing Date (except to the extent that any such representation and warranty expressly refers to an earlier date):

Section 3.01.          Organization.  (a)  The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, as set forth on Schedule 3.01(a), and each has the power to own its assets and to transact the business in which it is currently engaged and in which it proposes to be engaged.  Schedule 3.01(a) accurately and completely lists each Subsidiary of the Borrower and the outstanding shares of capital stock of or other equity interest in such Subsidiary and the ownership of such stock or equity interests.  All of the shares of or other equity interests in the Borrower and each Subsidiary are validly issued and fully paid and non-assessable and all shares of or other equity interests in each Subsidiary are owned free and clear of any Lien, except for the Lien of the Security Agent on behalf of the Agents and the Banks and Permitted Liens.  Except as set forth on Schedule 3.01(a), there are not outstanding any warrants, options, contracts or commitments of any kind entitling any Person to purchase or otherwise acquire any shares of capital stock of or other equity interests in the Borrower or any Subsidiary, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of or other equity interests in the Borrower or any Subsidiary.  Except as set forth on Schedule 3.01(a) hereto, the Borrower has no equity interest in any Person. The Borrower’s organization number, if any, is set forth on Schedule 3.01(a) hereto.

(b)           The Borrower and each Subsidiary is in good standing in each jurisdiction in which it is qualified to do business, which jurisdictions are listed on Schedule 3.01(b) hereto.  Other than as set forth on Schedule 3.01(b), there are no jurisdictions in which the character of the properties owned or proposed to be owned by the Borrower or any Subsidiary or in which the transaction of the business of the Borrower or any Subsidiary as now conducted or as proposed to be conducted requires or will require the Borrower or any Subsidiary to qualify to do business and as to which failure to so qualify would have, or would reasonably be expected to have, a Material Adverse Effect on the Borrower or the Willis Companies.

(c)           Schedule 3.01(c) sets forth a true and complete list of the officers and directors of the Borrower and of the officers and directors, trustees or managers of each Subsidiary, each of whom is the duly elected, acting and qualified officer, director, trustee or manager in the position so indicated.

Section 3.02.          Power, Authority, Consents.  The Borrower and each Subsidiary has all requisite corporate, trust or limited liability company power and authority to execute, deliver and perform the Loan Documents to which it is a party.  The Borrower and each Subsidiary has taken all necessary action (corporate, trust, limited liability company or otherwise) to authorize the borrowing hereunder on the terms and conditions of this Agreement, and the execution, delivery and performance of the Loan Documents to which it is a party.  No consent or approval of any Person (including, without limitation, any stockholder of the Borrower), other than any such consent or approval a copy of which has been delivered in form and substance satisfactory to the Administrative Agent, no filing with, action by, consent or approval of any landlord or mortgagee, no waiver of any Lien or right of distraint or other similar right and no filing with, action by, consent, license, approval, authorization or declaration of any Governmental Authority, bureau or agency, is or will be required in connection with the execution, delivery or performance by the Borrower or any Subsidiary, or the validity, enforcement or priority, of the Loan Documents to which it is a party (or any Lien created and granted thereunder).

Section 3.03.          No Violation of Law or Agreements.  The execution, delivery and performance by the Borrower and each Subsidiary of each Loan Document to which it is a party will not (i) violate or conflict with any provision of law or any rule or regulation, (ii) violate or conflict with any provision of the certificate of incorporation or by-laws of the Borrower or the organizational documents of such Subsidiary, (iii) violate or conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any court or Governmental Authority, bureau or agency, domestic or foreign, or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, bond, note or indenture to which the Borrower or such Subsidiary is a party, or by which it is bound or any of its properties or assets are affected or (iv) result in the imposition of any Lien of any nature whatsoever upon any of its properties or assets owned by or used in connection with the business of the Borrower or any Subsidiary, except for the Liens created and granted pursuant to the Security Documents.

Section 3.04.          Due Execution, Validity, Enforceability.  Each Loan Document executed and delivered by the Borrower or any Subsidiary has been duly executed and delivered by such Person, and each constitutes the valid and legally binding obligation of such Person, enforceable against it in accordance with its terms.

Section 3.05.          Basic Business.  The basic business of the Borrower and each of its Subsidiaries is the purchase and leasing of Engines and Equipment (the “Basic Business”).

Section 3.06.          Properties, Priority of Liens.  The Borrower and each Subsidiary has good and marketable title to all of its properties and assets, including all Engines and Equipment, reflected as being owned by it in its most recent financial statements, as well as all other assets and properties acquired subsequent to the date thereof (other than assets and properties disposed of in the ordinary course of business) free and clear of any Lien of any nature whatsoever, except (i) the rights of Lessees pursuant to and to the extent permitted by such Leases and (ii) Permitted Liens.  The Borrower and each Subsidiary has the right to Quiet Enjoyment under all material leases to which it is a party as a lessee, all such leases are valid, subsisting and in full force and effect, and none of such leases is in default, except where such default, either individually or in the aggregate, would not have a Material Adverse Effect on the Borrower or the Willis Companies.

Section 3.07.          Judgments, Actions, Proceedings.  Except to the extent disclosed on Schedule 3.07, there are no outstanding judgments against the Borrower or any Subsidiary, nor are there any actions, suits or proceedings pending before any court or governmental authority, bureau or agency, with respect to, or, to the best of the Borrower’s knowledge, threatened against or affecting, the Borrower or any of its Subsidiaries, in any instance involving claims against the Borrower or its Affiliates, which, if adversely determined, would have a Material Adverse Effect on the Borrower or the Willis Companies.  There are no actions, suits, proceedings or investigations pending or, to the best of the Borrower’s knowledge, threatened which place in question the validity or enforceability of the Loan Documents or which seek to prevent the consummation of any of the transactions contemplated by the Loan Documents.

Section 3.08.          No Defaults, Compliance With Laws.  No Default has occurred and is continuing, and neither the Borrower nor any of its Subsidiaries is in default under any material agreement, bond, note or indenture, or under any decree, order or judgment to which it is a party or by which it is bound, or by which any of the properties or assets owned by it or used in the conduct of its business is affected, and the Borrower and its Subsidiaries have complied and are in compliance with all applicable laws, rules and regulations, including, without limitation, Environmental Laws, non-compliance with which would be reasonably likely to have a Material Adverse Effect on the Borrower or the Willis Companies.

Section 3.09.          Burdensome Documents.  Neither the Borrower nor any Subsidiary is a party to or bound by, nor are any of the properties or assets owned by the Borrower or used in the conduct of its business affected by any agreement, decree, bond, note, indenture, order or judgment which would have, or would reasonably be expected to adversely affect in any material respect its ability to conduct business in the ordinary course or to perform its obligations under the Loan Documents.

Section 3.10.          Financial Statements.  The Financial Statements present fairly in all material respects the financial position and results of operations of the Willis Companies on a consolidated basis, as the case may be, as of and at the date thereof and for the period then ended, and have been prepared in accordance with GAAP.  Except as set forth on Schedule 3.10, the Borrower has no material obligations, liabilities or commitments, direct or contingent, which are not reflected in the Financial Statements, including the accompanying footnotes.  There has been no Material Adverse Change in regard to the Borrower and its Subsidiaries since December 31, 2005.  The fiscal year of the Borrower is the twelve-month period ending on December 31 of each year.

Section 3.11.          Tax Returns.  The Borrower and each of its Subsidiaries has filed on a timely basis all federal, state and local tax returns required to be filed by it and has not failed to pay any taxes, or interest or penalties relating thereto, on or before the due dates thereof (as such due dates may have been extended by valid extensions obtained by the Borrower or its Subsidiaries) except to the extent that any taxes, interest or penalties being contested in good faith by appropriate proceedings for which adequate reserves have been set aside on the books of the Borrower or its Subsidiaries in accordance with GAAP and which are disclosed in any event on Schedule 3.11. Except as set forth on Schedule 3.11, there are no waivers in effect or agreements by the Borrower for the extension of time for the assessment of any tax.  There are no foreign, federal, state, provincial or local tax liabilities of the Borrower or its Subsidiaries due or to become due for any tax year ended on or prior to the date of the Financial Statements, whether incurred in respect of or measured by income, which are not properly reflected in the Financial Statements, and there are no claims pending or, to the best of the Borrower’s knowledge, proposed or threatened against the Borrower or its Subsidiaries for past foreign, federal, state, provincial or local taxes, except those, if any, as to which proper reserves are reflected in the Financial Statements.  The Borrower shall provide prompt written notice of any material tax assessments being contested by it.

Section 3.12.          Intellectual Property.  The Borrower and each Subsidiary has the right to use or possesses all necessary patents, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, and copyrights to conduct its business as now conducted and as proposed to be conducted, and, to the best of its knowledge, such intellectual property is without any conflict with the patents, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights of others.  Except as set forth on Schedule 3.12, none of the foregoing rights of the Borrower or any Subsidiary have been registered with any Governmental Authority.

Section 3.13.          Use of Proceeds.  The Borrower’s uses of the proceeds of any Loans made by the Banks to the Borrower pursuant to this Agreement are, and will continue to be, legal and proper corporate uses (duly authorized by the Borrower’s board of directors) and such uses are and will be consistent with all applicable laws, statutes and regulations.  No part of the proceeds received from the Borrower from the Loans will be used directly or indirectly for the purpose of purchasing or carrying, or for the payment in whole or in part of Debt which was incurred for the purpose of purchasing or carrying, any margin stock as such term is defined in Regulation U.

Section 3.14.          Name Changes.  The name of the Borrower first set forth above is its true, correct and complete name.  As of the date hereof, except as disclosed on Schedule 3.14, the Borrower has not, within the five-year period immediately preceding the date hereof, changed its name, been the surviving entity of a merger or consolidation, or acquired all or substantially all of the assets of any Person.

Section 3.15.          Condition of Assets; Permits; etc.  All of the assets and properties of the Borrower and each Subsidiary which are reasonably necessary for the operation of its business are in good working order and condition, ordinary wear and tear excepted, and are able to perform the function for which they are currently being used. The Borrower and each Subsidiary possesses all permits, licenses, consents and approvals of governmental and regulatory authorities and other Persons necessary to conduct its business.

Section 3.16.          ERISA/Pension Plans.  (a)  Neither the Borrower nor any Subsidiary of the Borrower maintains or contributes to any Benefit Plan other than those listed on Schedule 3.16.

(b)           Each Benefit Plan is in substantial compliance with the applicable provisions of ERISA and the Code and other applicable laws, and neither the Borrower nor any Subsidiary of the Borrower has received any notice asserting that any Benefit Plan is not in compliance with ERISA or such provisions of the Code or other applicable laws.

(c)           Each Benefit Plan which is intended to be tax-qualified has been determined by the IRS to be qualified under Section 401(a) of the Code and the regulations promulgated thereunder and neither the Borrower nor any Subsidiary of the Borrower knows or has reason to know why each such Benefit Plan should not at all times continue to be so qualified, and each trust related to such Benefit Plan has been determined to be exempt from Federal income tax under Section 501(a) of the Code.

(d)           Neither the Borrower nor any Subsidiary of the Borrower has engaged in any prohibited transaction for which an exemption is not available or has not been previously obtained from the Department of Labor in connection with which the Borrower or any Subsidiary of the Borrower could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or tax imposed by Section 4975 of the Code.

(e)           Neither the Borrower nor any ERISA Affiliate maintains, sponsors, contributes or is otherwise obligated to contribute to, or during the three (3) years ending on the date hereof, has maintained, sponsored, contributed to or was obligated to contribute to, any Plan.

(f)            No Welfare Plan which the Borrower maintains, sponsors, contributes to or is obligated to contribute to, provides or will provide post-retirement benefits, including, without limitation, death or medical benefits other than (i) coverage mandated by applicable law, (ii) retirement or death benefits under any Plan or (iii) disability benefits under any Welfare Plan provided for by paid-up insurance or otherwise.

(g)           Neither the Borrower nor the assets of the Borrower are or are deemed to be “plan assets” whether by operation of law or under regulations promulgated under ERISA.

(h)           No condition exists and no event has occurred which would cause the Borrower to have any liability under Title IV of ERISA for the termination of or withdrawal from a Plan.

Section 3.17.          Principal Place of Business.  Except as otherwise noted on Schedule 3.17 hereto, the principal place of business of the Borrower and the Books and Records of the Borrower are and have been for at least the past five years located at the address indicated for the Borrower in Section 11.09 or such other location as to which the Borrower has provided notice pursuant to, and otherwise complied with the provisions of, Section 7.16.

Section 3.18.          Regulated Company.  Neither the Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or  subject to any other law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by the Loan Documents or to perform its obligations hereunder or thereunder.

Section 3.19.          Debt; Bank Accounts.  Schedule 3.19 sets forth a true and complete list of all existing Debt for borrowed money of the Borrower and a list of all bank or other depositary accounts of the Borrower and each Subsidiary which is a party to the Loan Documents.

Section 3.20.          Solvency.  The Borrower is Solvent prior to, and will be Solvent after giving effect to, the transactions contemplated by the Loan Documents and the making of the Loans to be made hereunder.  The capital of the Borrower is adequate for the business and operations of the Borrower.

Section 3.21.          Material Contracts.  Schedule 3.21 contains a true, correct and complete list of all of the instruments, agreements and contracts, the termination, rescission or breach of any of which, in the reasonable judgment of the Borrower, is likely to have a Material Adverse Effect on the Borrower or the Willis Companies. The Material Contracts are in full force and effect and there have been no amendments, modifications or supplements thereto, except as set forth in such Schedule 3.21, and neither the Borrower nor any Subsidiary is in default of any of its obligations, agreements, representations or warranties thereunder which default would permit the other party or parties thereto to terminate such Material Contract or exercise other rights or remedies against the Borrower.

Section 3.22.          Leases, Engines and Equipment.  Each Engine and item of Equipment included in the Asset Base satisfies, subject to the first proviso in the definition of “Asset Base,” all of the requirements of an Eligible Engine or Eligible Equipment, as applicable, in each case as set forth in the definition thereof in Section 1.01 hereof, and each of the following is true and correct in respect thereof:

(a)           The amounts of Rent due under each Lease, as shown on the Borrower’s Books and Records and on any statement or schedule delivered to the Administrative Agent in connection therewith, are the true and correct amounts actually owed to the Borrower and the other Lessors;

(b)           The Borrower has not and will not enter into any agreement with a Lessee of any Engine or Equipment which provides, directly or indirectly, for the crediting of any obligation or liability of the Borrower to such Lessee against future rentals accruing under the Lease, other than as provided therein.

(c)           The Lessor delivered to the Custodian an original counterpart of such Lease;

(d)           The documents and information delivered to the Administrative Agent pursuant to Article IV with respect to such Engines, Equipment and Leases have been so delivered; and

(e)           All rentals, fees, costs, expenses and charges paid or payable by the Lessee under any Lease, including without limitation, any brokerage and other fees paid to the Borrower do not violate any laws relating to the maximum fees, costs, expenses or charges that can be charged in any jurisdiction in which any Engine or Equipment is located or in which the corresponding Lessee is located, or in which a transaction was consummated, or in any other jurisdiction which may have jurisdiction with respect to any such Engine, Equipment, Lease or Lessee.

Section 3.23.          Cape Town Convention.  (a)  The Borrower is: (a) a “Transactional User Entity” (as such term is defined in the Regulations of the International Registry) and (b) ”situated”, for the purposes of the Cape Town Convention, in the United States; and has the “power to dispose” (as such term is used in the Cape Town Convention) of the Engines;

(b)           The Engines are “aircraft objects” (as such term is defined in the Cape Town Convention).

(c)           The Borrower has identified any and all Leases which create International Interests under the Cape Town Convention (each, a “Cape Town Eligible Lease”), and has notified the Agents of such Leases, in writing.

(d)           The payment of principal of and interest on the Notes, and the performance by the Borrower of its other obligations under the Loan Documents, are “associated rights” (as such term is defined in the Cape Town Convention) with respect to the Engines or Turboprop Engines.

Section 3.24.          Full Disclosure.  Neither the Financial Statements nor any certificate, opinion, or other statement made or furnished to the Administrative Agent or the Banks by or on behalf of the Borrower in connection with this Agreement or the transactions contemplated herein, contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.  There is no fact known to the Borrower which has, or would in the now foreseeable future have, a Material Adverse Effect on the business, prospects or condition, financial or otherwise, of the Borrower or any of its respective properties or assets, which fact has not been set forth herein, or in the Financial Statements or any certificate, opinion, or other statement made or furnished to the Administrative Agent. Notwithstanding anything to the contrary in this Agreement, the Schedules to this Agreement shall be promptly updated by the Borrower whenever necessary to reflect events that have occurred which would make the latest Schedules delivered by the Borrower to the Banks inaccurate or misleading; provided, however, that no updating of the Schedules shall operate to:  (i) cure a breach of a representation or warranty previously made by the Borrower or any Guarantor; (ii) modify any of the covenants or obligations of the Borrower or any Guarantor under any Loan Document (including any affirmative covenants, negative covenants or financial covenants); (iii) prevent the occurrence of the disclosed event from constituting a Default if the occurrence of such event otherwise constitutes a Default; or (iv) expand the definitions of “Existing Debt” or “Permitted Liens” allowed under this Agreement.

Section 3.25.          Compliance with Environmental Laws.  The operations of the Borrower and each of its Subsidiaries are, and have been at all times, in full compliance with all Environmental Laws.  None of the operations of the Borrower or any of its Subsidiaries are the subject of any judicial or administrative proceeding alleging the violation of any Environmental Laws.  None of the operations of the Borrower or any of its Subsidiaries are the subject of any federal or state investigation evaluating whether the Borrower or any of its Subsidiaries disposed of any Hazardous Substance at any site that may require remedial action, or any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Substance.  Neither the Borrower nor any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment, storage or disposal of a Hazardous Substance or reporting a spill or release of a Hazardous Substance into the environment.  Neither the Borrower nor any of its Subsidiaries has any contingent liability of which the Borrower has knowledge or reasonably should have knowledge in connection with any release of any Hazardous Substance, nor has the Borrower or any of its Subsidiaries received any written notice or been otherwise made aware of any claim, investigation, proceeding, action or inquiry from any Governmental Authority or any third person arising from or pursuant to any Environmental Law (“Environmental Claim”), or been a party to any such claim, investigation, proceeding or inquiry, even as a plaintiff or complainant.  In the event that the Borrower becomes aware of any information indicating that either (i) any real property owned or leased by the Borrower is in violation of any Environmental Laws or any Hazardous Substances are present on such real property in violation of applicable law, or (ii) the Borrower has been identified in any litigation, administrative proceedings or investigation as a potentially responsible party for liability under any Environmental Laws, then the Borrower shall promptly give notice thereof to the Administrative Agent, and the Banks shall not be required to make further Revolving Loans under this Agreement until the Borrower establishes adequate reserves (in the reasonable judgment of the Majority Banks) for any liability (including cleanup costs) and deliver revised financial statements to the Banks showing such reserves; provided, however, that no reserve shall be required for any such liabilities to the extent that they aggregate to less than $1,000,000.  No Hazardous Substances are, nor have ever been, used, stored, handled, manufactured, generated, produced, treated, processed, transferred or disposed on, at or under any of the properties of the Borrower or any of its Subsidiaries not in compliance with applicable law.

Section 3.26.          OFAC.  Neither the Borrower, nor any of its Affiliates, is in violation of (i) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, (ii) Executive Order No. 13,224, 66 Fed. Reg. 49,079 (2001), issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism) or (iii) the anti-money laundering provisions of the USA Patriot Act and any other laws relating to terrorism or money laundering.

Section 3.27.          Margin Stock.  Neither the Borrower nor any of its Subsidiaries engages, or will be engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying or trading in any margin stocks or margin securities (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System as amended from time to time).

Section 3.28.          Subsidiaries.  There are no Subsidiaries of the Borrower other than those listed on Schedule 3.01(a) and, other than any Special Purpose Financing Vehicle, such Subsidiaries in each case are inactive corporations and do not conduct any business or operations.  Except as expressly set forth on Schedule 3.01(a), none of such Subsidiaries owns any assets, is a party to any Leases or has any Debt.  There are no Special Purpose Financing Vehicles other than those listed as such on Schedule 3.01(a). From and after the date hereof, the Borrower shall not be required to update Schedule 3.01(a) to reflect any new Special Purpose Finance Vehicles, but shall notify the Banks pursuant to Section 5.15.

Section 3.29.          Control Agreement.  Except as set forth on Schedule 3.29, neither the Borrower nor any of its Subsidiaries is a party to any control agreements or other agreement in favor of any party other than the Administrative Agent which permits such party to exercise control over or, direct the flow of funds of, the Borrower’s deposit accounts.

Section 3.30.          Depreciation Policies.  The Borrower’s depreciation policies with respect to the Engines and the Equipment are as set forth on Schedule 3.30.  These policies have been in effect substantially without change since January 1, 1997.

ARTICLE IV

THE CLOSING; CONDITIONS TO THE LOANS

Section 4.01.          Conditions to Closing.  The effectiveness of this Agreement shall be subject to the fulfillment (to the satisfaction of the Administrative Agent and the Banks) of the following conditions precedent:

(a)           The Borrower shall have executed and delivered to the Security Agent, with sufficient original counterpart copies for each Bank, this Agreement, a Note for each Bank, the Security Agreement, the Mortgage, and the Share Pledge Agreement.

(b)           The other parties to the following agreements shall have duly executed and delivered such agreements: the Owner Trustee Guarantees, the Owner Trustee Mortgages, the Beneficial Interest Pledge Agreements, and the Leasing Subsidiary Security Assignment.  Each Subsidiary other than WEST and the WEST Subsidiaries shall have executed and delivered a Subsidiary Guaranty.

(c)           The Borrower shall have delivered to the Administrative Agent the following, each of which shall be in form and substance satisfactory to the Administrative Agent:

(i)            a Certificate of the Secretary of the Borrower dated as of the date hereof certifying (x) that attached thereto is a true and complete copy of resolutions adopted by its board of directors authorizing the execution, delivery and performance of the Loan Documents to be executed by it, (y) that attached thereto is a true and complete copy of its certificate of incorporation and by-laws and (z) as to the incumbency and genuineness of the signature of each officer authorized to execute and deliver Loan Documents; and

(ii)           good standing certificates as of a date not more than twenty (20) days prior to the date hereof with respect to the Borrower from the Secretary of State of Delaware and all other jurisdictions in which the Borrower is qualified to do business, other than those jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect on the Borrower or the Willis Companies.

(d)           The Administrative Agent shall have received favorable written opinions, dated as of the date hereof, of independent and internal counsel to the Borrower and the Owner Trustee in each case acceptable to the Administrative Agent, addressed to the Agents and the Banks (and their respective participants and assigns) and otherwise in form and substance satisfactory to the Administrative Agent as to such matters as the Administrative Agent shall determine.

(e)           The Administrative Agent shall have received a certificate of the chief financial officer of the Borrower dated as of the date hereof in form and substance satisfactory to the Administrative Agent confirming the Solvency of the Borrower and compliance by the Borrower with the provisions of Section 7.26 of this Agreement, accompanied by a detailed calculation thereof.

(f)            The Administrative Agent shall have received a certificate from the chief executive officer or chief financial officer of the Borrower dated as of the date hereof certifying that there shall have occurred no Default or Event of Default, that the Borrower is in compliance with all of its obligations under the Loan Documents, that all of the representations and warranties set forth in the Loan Documents shall be true and correct at and as of the date hereof, and to the effect of the matters set forth in subparagraph (q) hereof.

(g)           The Administrative Agent shall have received copies of all consents and authorizations of, permits from or filings with, any Governmental Authority or other Person required in connection with the execution, delivery, performance or enforceability of the Loan Documents or any provision thereof and no material changes in governmental regulations affecting the Borrower, the Agents or the Banks shall have occurred.

(h)           The Administrative Agent shall have received, in each case reasonably satisfactory to it, (i) a certified lien search for the State of Delaware and the State of California, (ii) an International Registry search with respect to each Engine; (iii) an FAA search with respect to each Engine and (iv) a Federal tax lien search with respect to the Borrower and each of its Subsidiaries, and the Security Agent shall hold a perfected, first priority Lien on all Collateral.

(i)            UCC financing statements in recordable form, naming the Security Agent as secured party and Security Agent for the benefit of the Banks in order to perfect and preserve the Security Agent’s first priority Lien on the Collateral shall have been filed in such states in the United States of America as required, in the judgment of the Administrative Agent, to perfect the Lien of the Security Agent in all UCC Collateral, and the Lien and International Interest (or Prospective International Interest) of the Mortgage with respect to the Engines and Turboprop Engines and Leases with respect thereto owned by the Borrower and each Subsidiary (other than WEST and the WEST Subsidiaries) as of the date of this Agreement shall have been registered with the International Registry and the FAA; provided that if the International Registry does not then provide as a “drop down” registration category the serial number of any Engine or Turboprop Engine to be registered, then the Borrower shall register the same by “free text” notation in the International Registry and shall subsequently register such Engine or Turboprop Engine in its serial number category as soon as such registration category is available on the International Registry.  Without limiting the generality of the foregoing, all filings with the United States Patent and Trademark Office necessary or desirable to perfect the Security Agent’s Lien on all patents and trademarks of the Borrower shall have been completed (and the Security Agent shall have received evidence satisfactory to it of such completion.

(j)            The following statements shall be true, and the Administrative Agent shall have received evidence reasonably satisfactory to it (including, with respect to each Engine and Turboprop Engine which is eligible for registration with the International Registry, a printout of the “priority search certificate” from the International Registry showing the Engine Owner’s ownership interest with respect to such Engine or Turboprop Engine under a contract of sale) with respect to each Engine or Turboprop Engine and any related Lease included in the Asset Base to the effect that:

(i)            the applicable Engine Owner has good title to such Engine or Turboprop Engine and the related Lease, free and clear of Liens other than Permitted Liens, and the Lien and International Interests created by the Mortgage; and

(ii)           with respect to each Engine or Turboprop Engine, the Borrower is in compliance with the applicable requirements of the Security Agreement and the Mortgage.

(k)           The financial institutions party to the Existing Credit Agreement as Banks which shall not be continuing as Banks under this Agreement (the “Withdrawing Banks”) shall have executed and delivered pay-off letters in form satisfactory to the Agents and the Borrower, and the Borrower shall have paid or shall, simultaneously with the making of the Loans hereunder, pay the amounts to the Withdrawing Banks required to be paid pursuant thereto.

(l)            The Administrative Agent shall have received true and complete copies of all Material Contracts, duly certified in writing by the Borrower.

(m)          There shall be no pending or threatened suit, action, investigation or other proceeding which, in the judgment of the Administrative Agent, would or would be reasonably likely to have a Material Adverse Effect on the Borrower or the Willis Companies.

(n)           The Administrative Agent shall have received for itself and for the accounts of the Banks, all fees, costs and expenses payable by the Borrower, to the extent payable on or prior to the closing contemplated hereby and under the Loan Documents and the Borrower shall have executed and delivered the letter agreement referred to in Section 2.05(b).

(o)           All matters related to the financial condition, assets, liabilities and creditworthiness of the Borrower shall be reasonably satisfactory to the Agents and the Banks.

(p)           There shall not have occurred any material adverse change in the condition (financial or otherwise, determined pursuant to GAAP), operations, assets, income or prospects of the Borrower or its Subsidiaries since December 31, 2005.

Section 4.02.          Conditions to Each Loan.  The obligation of the Banks to make Loans hereunder on any Borrowing Date shall be subject to the fulfillment (to the satisfaction of the Administrative Agent) of the conditions set forth in Section 4.01 and the following conditions precedent:

(a)           The Administrative Agent shall have received (i) a Notice relating to the borrowing of each Loan to be made on such Borrowing Date, (ii) to the extent required pursuant to Section 2.02(a), an Asset Base Certificate dated as of such Borrowing Date which shall establish to the satisfaction of the Administrative Agent that the Asset Base for the Borrower is equal to or greater than the outstanding principal amount of its Loans after giving effect to the Loan proposed to be made on such Borrowing Date and taking into account any Eligible Engines and/or Eligible Equipment to be acquired on such Borrowing Date with the proceeds of such Loan and (iii) such other documents as shall be required pursuant to Section 2.02 hereof.

(b)           The Borrower and its Subsidiaries shall be in full compliance with their covenants, agreements and conditions in the Loan Documents, each of the representations and warranties set forth in the Loan Documents shall be true and correct as if made on and as of such Borrowing Date (except to the extent such representation and warranty relates specifically to a prior date), and, as of such Borrowing Date and after giving effect to the Loans to be made on such date and to the consummation of the transactions contemplated hereby, no Default shall have occurred and be continuing.  The issuance by the Borrower of a Notice shall be deemed a representation and warranty by the Borrower as to the matters referred to in the preceding sentence.

(c)           With respect to each Engine or item of Equipment which is owned by an Owner Trustee, or with respect to each Lease to a Lessee domiciled or whose chief executive office is located in a non-U.S. jurisdiction, which is or is to be included in the Asset Base on such Borrowing Date, the Security Agent (or the Custodian) shall have received (x) the documentation (including, without limitation, the

Owner Trustee Guarantees, Owner Trustee Mortgages, Trust Agreements and Beneficial Interest Pledge Agreements) set forth in the definitions of “Eligible Asset” and “Eligible Lease,” and (y) if the Lease is to proceed on the basis that the limitation expressed in clause (vi) of the definition of “Asset Base” is inapplicable because the lessee’s domicile or chief executive office is excluded from the definition of Accession Jurisdiction, evidence in each instance in form and substance reasonably satisfactory to the Security Agent of the basis upon which such domicile or chief executive office is to be excluded from the definition of “Accession Jurisdiction.”  With respect to each Head Lease to a Leasing Subsidiary in which the sublessee is domiciled or whose chief executive office is located in a non-U.S. jurisdiction, and which is to be included in the Asset Base, the Security Agent shall have received, if the sublease is to proceed on the basis that the limitation expressed in clause (vi) of the definition of “Asset Base” is inapplicable because the sublessee’s domicile or chief executive office is excluded from the definition of Accession Jurisdiction, evidence in each instance in form and substance reasonably satisfactory to the Security Agent of the basis upon which such domicile or chief executive office is to be excluded from the definition of “Accession Jurisdiction.”

(d)           In respect of any Owner Trustee which shall not have previously provided such documents to the Administrative Agent, the Administrative Agent shall have received (i) a copy of the resolutions of the Board of Directors of the Owner Trustee, in its individual capacity, certified by the Secretary or an Assistant Secretary of the Owner Trustee, duly authorizing the execution, delivery and performance by the Owner Trustee of each of the Loan Documents to which the Owner Trustee is or will be a party and (ii) an incumbency certificate of Owner Trustee, as to the persons authorized to execute and deliver the Loan Documents to which it is or will be a party and the signatures of such person or persons.

(e)           In the case of any Engine or Turboprop Engine which is or is to be included in the Asset Base on such Borrowing Date, the Borrower will have caused a Prospective International Interest (or International Interest) in such Engine or Turboprop Engine listing the Security Agent as creditor to be registered with the International Registry with respect to the Mortgage for such Engine and Turboprop Engines and shall have caused to be filed with the FAA the Mortgage or Owner Trustee Mortgage with respect thereto.

(f)            In the case of any Engine or Turboprop Engine which is or is to be included in the Asset Base on such Borrowing Date, the following statements shall be true, and the Administrative Agent shall have received evidence reasonably satisfactory to it (including, with respect to each Engine or Turboprop Engine which is eligible for registration with the International Registry, a printout of the “priority search certificate” (as defined in the Regulations for the International Registry) from the International Registry relating to the Security Agent’s International Interest with respect to such Engine or Turboprop Engine) with respect to such Engine or Turboprop Engine to the effect that:

(i)            the applicable Engine Owner has good title to such Engine or Turboprop Engine, free and clear of Liens other than Permitted Liens, and the Lien and International Interests created by the Mortgage or Owner Trustee Mortgage, as the case may be;

(ii)           the Lien and International Interest (or Prospective International Interest) of the Mortgage created (or to be created) with respect to such Engine or Turboprop Engine shall have been registered with the International Registry and the FAA, and no Lien or International Interest shall have been registered on the International Registry or with the FAA prior to such International Interest (or Prospective International Interest) with respect to such Engine or Turboprop Engine; and

(iii)          with respect to such Engine or Turboprop and any related Lease, the Borrower is in compliance with the applicable provisions of the Security Agreement and the Mortgage;

(g)           If an Engine or Turboprop Engine which is or is to be included in the Asset Base on such Borrowing Date is subject to a Lease on such Borrowing Date, then the following statements shall be true, and the Administrative Agent shall have received evidence reasonably satisfactory to it (including, with respect to each Cape Town Eligible Lease, a printout of the “priority search certificate” (as defined in the Regulations for the International Registry) from the International Registry relating to the Lessor’s interest in and International Interest with respect to such Engine or Turboprop Engine under such Lease) with respect to such Engine or Turboprop Engine and the related Lease to the effect that.

(i)            the applicable Engine Owner has good title to such Engine or Turboprop Engine and Lease, free and clear of Liens other than Permitted Liens and the Lien and International Interests created by the Mortgage and/or Owner Trustee Mortgage;

(ii)           if the Lessee under such Lease is situated in a Contracting State, the International Interest created by such Lease shall have been registered with the International Registry, and no interest shall have been registered on the International Registry prior to the registration of such International Interest (or Prospective International Interest) with respect to such Lease, the registration of the International Interest created by such Lease shall be subordinate to the International Interest of the Security Agent in the related Engine or Turboprop Engine, and the assignment (or prospective assignment) of such International Interest by the Lessor to the Security Agent shall have been registered with the International Registry; and

(iii)          the Borrower shall have caused executed originals of the Mortgage or Owner Trustee Mortgage with respect to such Engine or Turboprop Engine and the Lease to be filed by special counsel in Oklahoma City, Oklahoma with the FAA.

Notwithstanding the foregoing, but subject to clause (i) of this subsection (g), if the Mortgage or Owner Trustee Mortgage and/or Lease for any Engine or Turboprop Engine is not available in Oklahoma City with FAA counsel on any Borrowing Date, but provided, in the case of a Lease of any Engine or Turboprop Engine, that the Lessee thereunder is situated in a Contracting State, the parties hereto agree nevertheless to close on the financing of such Engine or Turboprop Engine so long as a Prospective International Interest or International Interest in such Engine or Turboprop and such Mortgage or Owner Trustee Mortgage and/or Lease has been duly registered in favor of the Security Agent at the International Registry (with no prior International Interest in such Engine, Turboprop Engine or Lease having been registered at the International Registry prior to the registration of such Prospective International Interest or International Interest in favor of the Security Agent), in which case the Borrower shall cause the Mortgage or Owner Trustee Mortgage and/or Lease to be filed with the FAA within three (3) days of such registration of Prospective International Interest or International Interest.

(h)           The Borrower shall have caused special counsel in Oklahoma City, Oklahoma, to deliver to the Administrative Agent, on behalf of the Banks, and the Borrower an opinion as to the filing with the FAA for recordation of, and the registration of an International Interest on the International Registry with respect to, the Mortgage or Owner Trustee Mortgage and/or Lease and the lack of filing with the FAA of any intervening documents, and the lack of registration with the International Registry of any intervening interests, with respect to such Engine, Turboprop Engine and/or Lease, as applicable.

(i)            No Material Adverse Change shall have occurred since December 31, 2005.

(j)            The Commitment Termination Date shall not have occurred.

(k)           All requisite filings of UCC financing statements shall have been made, and all other required filings and actions shall have been made and taken, in order to fully perfect the Lien of the Security Agent on behalf of the Banks on the Collateral.

ARTICLE V

DELIVERY OF FINANCIAL REPORTS,
DOCUMENTS AND OTHER INFORMATION

While the Aggregate Revolving Loan Commitment is outstanding and until payment in full of the Loans and full and complete performance of all of the Obligations, the Borrower agrees to deliver to the Administrative Agent and each of the Banks:

Section 5.01.          Annual Financial Statements.  Annually, as soon as available, but in any event no later than ninety (90) days after the end of each Fiscal Year, the consolidated and consolidating balance sheet of the Willis Companies as of the end of such year and the prior year in comparative form, and related statements of operations, shareholders’ equity, and cash flows for such Fiscal Year and the prior Fiscal Year in comparative form, each of which shall be in reasonable detail with appropriate notes, and shall be prepared in accordance with GAAP.  The consolidated annual financial statements shall be certified (without any qualification or exception) by KPMG LLP or other independent public accountants reasonably acceptable to the Administrative Agent.  Such financial statements shall be accompanied by a report of such independent certified public accountants stating that, in the opinion of such accountants, such financial statements present fairly, in all material respects, the financial position, and the results of operations and the cash flows of the Willis Companies for the period then ended in conformity with GAAP, except for inconsistencies resulting from changes in accounting principles and methods agreed to by such accountants and specified in such report, and that, in the case of such financial statements, the examination by such accountants of such financial statements has been made in accordance with generally accepted auditing standards and accordingly included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and assessing the accounting principles used and significant estimates made, as well as evaluating the overall financial statement presentation.  Such annual financial statements shall be accompanied by a Compliance Certificate in the form attached hereto as Exhibit G or such other form as the Administrative Agent shall reasonably request.  In addition to the annual financial statements, the Borrower shall, promptly upon receipt thereof, furnish to the Banks a copy of the portion of each other report or management letter submitted to its board of directors by its independent accountants in connection with any annual, interim or special audit made by them of the financial records of the Borrower in which the Borrower’s accountants give any comment critical of the valuation of, or controls or procedures related to, the Collateral.

Section 5.02.          Quarterly Financial Statements.  As soon as available, but in any event within forty-five (45) calendar days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the consolidated and, commencing with the Fiscal Quarter ending March 31, 2007, consolidating balance sheet and related statements of operations, shareholders’ equity and cash flows of the Willis Companies for such quarterly period and for the period from the beginning of such Fiscal Year to the end of such Fiscal Quarter and a corresponding financial statement for the same periods in the preceding Fiscal Year certified by an Authorized Financial Officer of the Willis Companies as having been prepared in accordance with GAAP (subject to changes resulting from audits, year-end adjustments, and the absence of footnotes).  Such quarterly statement shall be accompanied by a Compliance Certificate in the form attached hereto as Exhibit G or such other form as the Administrative Agent shall reasonably request.

Section 5.03.          No Default/Compliance Certificate.  Within forty-five (45) calendar days after the end of each of the first three Fiscal Quarters of each Fiscal Year and within ninety (90) calendar days after the end of each Fiscal Year, a Compliance Certificate signed by an Authorized Financial Officer of the Willis Companies certifying that, as of the date of such Certificate, to the best of such officer’s knowledge, after due inquiry, (i) the Borrower has complied with all covenants, agreements and conditions in each Loan Document and that each representation and warranty contained in each Loan Document is true and correct with the same effect as though each such representation and warranty had been made on the date of such Certificate (except (A) to the extent such representation or warranty expressly relates to a specific prior date, in which case the representation shall be updated by the Borrower to reflect any changes occurring since that prior date, or (B) to the extent that any events have occurred that require a change to any Schedule, in which case an updated Schedule will be delivered by the Borrower in accordance with the requirements of Section 3.24 hereof), and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default, or describing each such event and the remedial steps being taken by the Borrower, as applicable, which Compliance Certificate shall be accompanied by a detailed calculation in form and substance satisfactory to the Administrative Agent evidencing compliance with Section 7.26 as at the date of such financial statements.

Section 5.04.          Monthly Lease Portfolio and Receivables Report.  As soon as practicable and in any event within 15 days after the end of each calendar month, the Borrower shall deliver to the Banks a report listing the Leases of Engines and Equipment in the Asset Base (in form and substance reasonably satisfactory to the Administrative Agent).

Section 5.05.          Monthly Asset Base Certificate.  As soon as available, but in any event within fifteen (15) days after the end of the immediately preceding calendar month, an Asset Base Certificate of the Borrower showing, as of the end of such calendar month setting forth, among other things, the Eligible Engines and Eligible Equipment that are subject to an Eligible Lease.  The Asset Base Certificate shall also include a list of all Engines and Equipment acquired by the Borrower since the date of the last Asset Base Certificate delivered to the Banks.  The Asset Base Certificate shall also include any changes to the information contained in Section 1 of Schedule 1 to the Security Agreement.

Section 5.06.          Appraisals. Within twenty (20) days following the receipt by the Banks of the Asset Base Certificate covering the last month of a Fiscal Quarter, the Borrower shall provide the Security Agent with an Appraisal with respect to Eligible Engines and/or Eligible Equipment added to the Asset Base during the Fiscal Quarter just ended.  In addition, at least once per each Fiscal Year, (i) the Borrower shall provide the Security Agent to retain an Appraiser to conduct an appraisal with respect to all Eligible Engines and Eligible Equipment included in the Asset Base, and (ii) the Security Agent may request that an Appraisal be conducted with respect to any Engine or item of Equipment Off-Lease for more than 365 consecutive days. Each Appraisal shall assign specific values for the Engines covered thereby.

Section 5.07.          Copies of Documents.  Promptly upon their becoming available, copies of any (a) correspondence or notices received by the Borrower or any Subsidiary from any Governmental Authority which regulates the operations of the Borrower or any Subsidiary, including as to environmental matters and Hazardous Substances, relating to an actual or threatened change or development which would have, or would reasonably be expected to have, a Material Adverse Effect on the Borrower or the Willis Companies; (b) written reports submitted to the Borrower by its independent accountants in connection with any annual or interim audit of the books of the Borrower made by such accountants; and (c) any appraisals received by the Borrower or any Subsidiary with respect to its properties or fixed assets.

Section 5.08.          Notice of Litigation; Cancellation of Insurance; Resignation or Termination of Directors or Officers.  Promptly, notice in writing of (i) any litigation, legal proceeding or dispute, other than disputes in the ordinary course of business or, whether or not in the ordinary course of business, involving amounts, individually or in the aggregate, in excess of $2,500,000, affecting the Borrower or any Subsidiary as a defendant, whether or not fully covered by insurance, and regardless of the subject matter thereof, or, if no monetary amounts are claimed in connection therewith, which proceeding or dispute, if determined or resolved against the Borrower or any Subsidiary is reasonably likely to have a Material Adverse Effect on the Borrower or the Willis Companies, (ii) any cancellation or threatened cancellation by any insurance carrier of any insurance policy or policies carried by the Borrower or by any of its Subsidiaries on the assets and properties of the Borrower or any Subsidiary or (iii) any resignation or termination of any director or executive or senior officer of the Borrower.

Section 5.09.          Notices in Regard to Asset Base Assets.  Promptly, and in any event within one (1) Business Day of when the Borrower becomes aware or, in the exercise of reasonable due diligence should have become aware of the same, notice in writing in the event that at any time the outstanding principal amount of the Loans to the Borrower shall exceed the amount of the Asset Base, and promptly, and in any event within five (5) Business Days, notify in writing the Administrative Agent of any material damage to or other Event of Loss with respect to any Eligible Engine or Eligible Equipment.

Section 5.10.          ERISA.  Promptly, notice in writing upon the Borrower’s receipt of any notice from the PBGC or from any other party that (i) the PBGC has instituted proceedings to terminate (or appoint a trustee to administer) any Plan, or (ii) the Borrower has or would reasonably be expected to have liability with respect to a Plan, Benefit Plan or other pension plan.

Section 5.11.          Other Notices.  Promptly upon the earlier of the date on which the Borrower becomes aware or, in the exercise of reasonable due diligence should have become aware of the same, notify the Administrative Agent (or, in the case of (f) below, the Security Agent) by telephone (to be confirmed within three calendar days in writing from the Borrower to each Bank) of the occurrence of any of the following:

(a)           any Default;

(b)           any default or event of default under any contract or contracts and the default or event of default involves payments by the Borrower in an aggregate amount equal to or in excess of $2,500,000;

(c)           a default or event of default under or as defined in any evidence of or agreements for any Debt for borrowed money under which the Borrower’s liability is equal to or in excess of $2,500,000, individually or in the aggregate, whether or not an event of default thereunder has been declared by any party to such agreement or any event which, upon the lapse of time or the giving of notice or both, would become an event of default under any such agreement or instrument or would permit any party to any such instrument or agreement to terminate or suspend any commitment to lend to the Borrower or to declare or to cause any such indebtedness to be accelerated or payable before it would otherwise be due;

(d)           any change in any Regulation, including, without limitation, changes in tax laws and regulations, which would have a Material Adverse Effect on the Borrower or the Willis Companies;

(e)          any litigation, administrative proceeding, investigation, business development, or change in financial condition which could reasonably have a Material Adverse Effect on the Borrower or the Willis Companies;

(f)           any instance in which Engines or Equipment are operated (x) on routes with respect to which it is customary for air carriers flying comparable routes to carry confiscation or expropriation insurance or (y) in any area designated by companies providing such coverage as a recognized or threatened war zone or area of hostilities or an area where there is a substantial risk of confiscation or expropriation; and

(g)          any “Early Amortization Event,” Event of Default or “Servicer Termination Event” (as such terms are defined in the WEST Funding Facility) under the WEST Funding Facility..

Section 5.12.          Material Contracts.  Promptly upon receipt thereof or concurrently with delivery thereof by the Borrower, as the case may be, copies of any correspondence, requests, reports, statements, claims, consents, notices or other documents of any kind received or sent by the Borrower under or with respect to any Material Contract which evidence or relate to an event or circumstance which would have, or would reasonably be expected to have, a Material Adverse Effect on the Borrower or the Willis Companies.

Section 5.13.          Securities and Other Reports.  Promptly upon the filing thereof with the SEC one copy of each financial statement, report, notice or proxy statement sent by the Borrower to stockholders generally, and, a copy of each regular or periodic report, and any registration statement, or prospectus in respect thereof, filed by the Borrower with any securities exchange or with federal or state securities and exchange commissions or any successor agency.

Section 5.14.          Copies of Changes.  Subject to the prohibitions set forth in Section 7.15 hereof, promptly deliver to the Administrative Agent copies of any material amendments, modifications or supplements to (i) certificate of incorporation or by-laws, (ii) any Material Contract and (iii) the WEST Funding Facility, certified, with respect to the certificate of incorporation, by the appropriate state officials, and, with respect to the other foregoing documents, by the secretary or assistant secretary of the Borrower.

Section 5.15.          Post-Closing Covenant.      (a) Not later than thirty (30) days after the date hereof, Appraisals from the Appraiser regarding the Engine and Equipment portfolio, in form and substance reasonably satisfactory to the Agents and (b) not later than two weeks after the date hereof, deliver to the Administrative Agent a favorable written opinion of independent counsel to the Borrower acceptable to the Administrative Agent, addressed to the Agents and the Banks (and their respective participants and assigns) and otherwise in form and substance satisfactory to the Administrative Agent, as to creation and perfection of the Lien of the Security Agent on UCC Collateral and required governmental approvals and consents from the State of California.

Section 5.16.          Other Information.  Promptly after a request therefor, such other information as to the business, affairs, financial condition or information evidencing compliance with the requirements of this Agreement, the Notes and the other Loan Documents, and such other data and information of any nature relating to the Borrower or any Subsidiary as either the Administrative Agent, the Security Agent or the Majority Banks may reasonably request from time to time including, without limitation, the Borrower’s projections for the upcoming Fiscal Year.

ARTICLE VI

AFFIRMATIVE COVENANTS

While the Aggregate Revolving Loan Commitment is outstanding and until payment in full of the Loans and full and complete payment and performance of all of the Obligations, the Borrower agrees that it shall, and shall cause its Subsidiaries to:

Section 6.01.          Books and Records.  Keep proper books of record and account in which full, true and correct entries in all material respects shall be made of all dealings or transactions in relation to its business and activities and maintain accounts and reserves in accordance with GAAP, for all taxes (including income taxes), all depreciation, depletion, obsolescence and amortization of its properties, all contingencies, and all other reserves, and maintain all of its Books and Records at the address set forth in Section 3.17, and shall maintain books and records at all times in accordance with GAAP.

Section 6.02.          Certain Subsidiaries.  Within five (5) days after the establishment of a Subsidiary to facilitate securitizations, notify the Banks (which notice shall be in writing and specify the name and jurisdiction of organization of such Subsidiary) of such establishment.

Section 6.03.          Placards.  Affix and maintain or use its best efforts to cause each Lessee under a Lease to affix to and maintain on the Eligible Engine(s) or item(s) of Eligible Equipment (other than Eligible Parts) a placard bearing an inscription substantially in the form of “THIS ENGINE IS OWNED BY WILLIS LEASE FINANCE CORPORATION, OR AN AFFILIATE, AND IS SUBJECT TO A FIRST PRIORITY SECURITY INTEREST IN FAVOR OF ONE OR MORE FINANCIAL INSTITUTIONS” or such other inscription as the Security Agent from time to time may reasonably request.  The Borrower shall, on a quarterly basis, provide to the Administrative Agent and the Security Agent a list of all Eligible Engines or items of Eligible Equipment (other than Eligible Parts) subject to a Lease indicating, to the best knowledge of the Borrower, which Engines have placards affixed and on which no such placard is affixed.

Section 6.04.          Inspections and Audits.  Permit the Administrative Agent, the Security Agent and the Banks and their respective representatives (including, without limitation, an independent audit firm acceptable to the Administrative Agent and the Security Agent), at the expense of the Borrower, upon reasonable prior notice, free access during normal business hours to and right of inspection and examination of the Collateral and the Borrower’s books, records and papers and the right to make excerpts therefrom and copies and transcripts thereof, to discuss, the affairs, finances and accounts of the Borrower with the officers and independent accountants of the Borrower and to conduct any audit or similar examination of any other documents assigned to the Security Agent deemed to be reasonably necessary or appropriate by the Administrative Agent and the Security Agent; provided, that prior to a Default, the Borrower shall not be required to reimburse the Administrative Agent or the Security Agent for any costs and expenses incurred pursuant to this Section 6.03 for an aggregate amount in excess of $25,000 per annum in the aggregate and any such expenses in excess of such amount shall be charged to the Banks pro rata based on their respective Revolving Loan Commitments.  At all times, it is understood and agreed by the Borrower that all expenses in connection with any such inspection which may be incurred by the Borrower, any officers and employees thereof and independent certified public accountants therefor shall be expenses payable by the Borrower and shall not be expenses of any Agent or Bank.

Section 6.05.          Maintenance of Collateral; Substitutions.  Maintain, or, with respect to properties and assets subject to Leases, require the Lessees to maintain, in good working order and condition, subject to normal wear and tear, all of the assets and properties from time to time owned by the Borrower or its Subsidiaries and, in the ordinary course of business, make all needful and proper repairs, replacements, additions and improvements thereto as are necessary for the conduct of its business.

Section 6.06.          Continuance of Business.  Do or cause to be done all things reasonably necessary to preserve and keep in full force and effect the Borrower’s and its Subsidiaries’ corporate existences and all permits, rights and privileges necessary for the proper conduct of their respective businesses and continue to engage in the Basic Business as its primary line of business.

Section 6.07.          Maintenance of Current Depreciation Policies.  Maintain its method of depreciating its assets substantially consistent with past practices as set forth in Schedule 3.29 and promptly notify the Banks of any deviation from such practices.

Section 6.08.          Perform Obligations.  (a)  Promptly pay and discharge (a) all taxes, assessments, and governmental charges or levies imposed upon it or upon its income and profits, upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default; and (b) all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a lien or charge upon such property or any part thereof; provided, however, that so long as the Borrower first notifies the Administrative Agent of its intention to do so, it shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the failure to so pay or discharge does not constitute or result in a Default and so long as there exists no material risk of foreclosure or other similar proceedings against such property or any part thereof and so long as the validity thereof shall be contested in good faith by appropriate proceedings diligently pursued and it shall have set aside on its books adequate reserves with respect thereto.

(b)           Perform all of its obligations under each of the Eligible Leases and Material Contracts and do, or cause to be done, all things necessary or commercially reasonable in order to keep each such Eligible Leases and Material Contracts in full force and effect.

Section 6.09.          Insurance.  (a)  Maintain with responsible insurance companies such insurance on its properties against such risks, including public liability, property damage and worker’s compensation insurance as are usually insured against by persons engaged in the same or a similar business and similarly situated in at least such amounts as such insurance is usually carried by persons engaged in the same or a similar business and similarly situated.  Such policies shall be owned by the Borrower and shall name the Administrative Agent and the Security Agent as additional insureds and the Administrative Agent as loss payee an all property (including hull) insurance and each of such policies shall contain a provision precluding cancellation without a minimum of thirty (30) days’ prior written notice to the Administrative Agent and the Security Agent or, if less, the maximum period provided for the giving of such notice by the insurance carrier.

(b)           File with the Administrative Agent upon the request of the Administrative Agent a detailed list of the insurance then in effect, stating, as applicable, the names of the insurance companies, the amounts and rates of the insurance, dates of expiration thereof and the properties and risks covered thereby.

Section 6.10.          Compliance With Laws, etc.  Comply in all material respects with all Requirements of Law and all judgments, restrictions or rules of any Governmental Authority having jurisdiction over the Borrower or its Subsidiaries or its business or operations.  Without limiting the foregoing, the Borrower and its Subsidiaries shall at all times conduct their businesses in full compliance with all Environmental Laws in all jurisdictions in which any of them is or may at any time be doing business.  If the Borrower or any of its Subsidiaries shall (a) receive notice that any violation of any Environmental Law may have been committed or is about to be committed, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against the Borrower or any of its Subsidiaries alleging violations of any Environmental Law or requiring the Borrower or any of its Subsidiaries to take any action in connection with the release of Hazardous Substances or (c) receive any notice of any Environmental Claim being asserted against the Borrower or any of its Subsidiaries, the Borrower shall (i) provide the Administrative Agent with a copy of such notice within fifteen (15) days after the receipt thereof by the Borrower or its Subsidiary, (ii) at the Administrative Agent’s request, provide the Administrative Agent with any and all information relating to or regarding such Environmental Claim, and (iii) promptly take any and all actions and steps necessary to defend any

Environmental Claim, or remedy any condition which gave rise to such Environmental Claim.  Within fifteen (15) days after the Borrower or any of its Subsidiaries learns of the enactment or promulgation of any Environmental Law which could reasonably be expected to have a Material Adverse Effect on such Person, the Borrower shall provide the Administrative Agent with notice thereof.  The Borrower shall, and shall cause its Subsidiaries to, promptly take all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws.

Section 6.11.          ERISA.  Comply in all material respects with the provisions of ERISA to the extent applicable to any Plan maintained for the employees of the Borrower or any ERISA Affiliate; do or cause to be done all such acts and things that are required to maintain the qualified status of each Plan and tax exempt status of each trust forming part of such Plan; not incur any material accumulated funding deficiency (within the meaning of ERISA and the regulations promulgated thereunder), or any material liability to the PBGC (as established by ERISA); not permit any event to occur as described in Section 4042 of ERISA or which may result in the imposition of a lien on its properties or assets; notify the Banks in writing promptly after it has come to the attention of senior management of the Borrower of the assertion or threat of any Reportable Event or other event described in Section 4042 of ERISA (relating to the soundness of a Plan) or the PBGC’s ability to assert a material liability against the Borrower or impose a lien on its, or any ERISA Affiliates’, properties or assets; and refrain from engaging in any Prohibited Transactions or actions causing possible liability under Section 5.02 of ERISA.

Section 6.12.          Asset Base.  Make such prepayments, from time to time, as required by Section 2.07 hereof so that the outstanding principal amount of all Loans to the Borrower hereunder shall, at no time, exceed the Asset Base.

Section 6.13.          Trade Accounts Payable.  Promptly pay when due, or in conformity with customary trade terms, all of its trade accounts payable, except for late payments in the ordinary course of business with respect to contracts of the Borrower other than Material Contracts, the lateness of which payments, singly or in the aggregate, would not, and would not reasonably be expected to have, a Material Adverse Effect on the Borrower or the Willis Companies.

Section 6.14.          Liens.  Cause the Liens granted to the Security Agent pursuant to the Security Documents to at all times be first priority perfected Liens.

Section 6.15.          Preservation of International Interests. At its expense, cause (i) the registration with the International Registry of the International Interests with respect to the Mortgage and each Lease with a Lessee domiciled or with its chief executive office in a Contracting State and (ii) maintain the rights and International Interests of the Engine Owner in the Engines or Turboprop Engines, as against any third parties under the applicable laws of any jurisdiction within the United States and as against any third parties in any Contracting State under the Cape Town Convention.  The Borrower agrees to furnish the Security Agent with copies of all documents relating to the foregoing and with recording and registration data as promptly as practicable following the issuance of the same by the FAA and the International Registry.

Section 6.16.          Margin Stock.  Neither the Borrower nor any of its Subsidiaries will use or permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stocks or margin securities.

Section 6.17.          Further Assurances.  Do such further acts and things and execute and deliver to the Administrative Agent, such additional assignments, agreements, powers and instruments, as the Banks or the Administrative Agent may reasonably require or reasonably deem advisable to carry into affect the purposes of this Agreement or to better assure and confirm unto the Security Agent and the Banks their rights, powers and remedies under the Loan Documents.

ARTICLE VII

NEGATIVE COVENANTS

While the Aggregate Revolving Loan Commitment is outstanding and until payment in full of the Loans and full and complete payment and performance of all of the Obligations, the Borrower shall not and shall not permit its Subsidiaries to do, or permit to be done, without the prior written consent of the Majority Banks, any of the following:

Section 7.01.          Indebtedness.  Create, enter into, or allow to exist any Debt other than (a) obligations incurred under this Agreement; (b) Debt, not to exceed in aggregate principal amount $***; provided, that, with respect to such Debt: (i) the proceeds of such Debt shall be used solely for the purpose of financing Aviation Assets which do not constitute part of the Asset Base; (ii) such Debt shall be Non-Recourse Debt, (iii) the collateral securing such Debt shall be held by a Special Purpose Financing Vehicle; (iv) the Aviation Assets financed with the proceeds of such Debt shall be subject to Section 7.13 hereof, (v) shall contain financial covenants no more restrictive than the financial covenants contained in this Agreement and (v) the final maturity thereof shall be no sooner than the Term Loan Maturity Date; (c) Debt, not to exceed $*** in the aggregate; provided, that, except for Debt incurred in connection with the purchase of Aviation Assets which do not constitute part of the Asset Base and that are secured solely by such assets, (i) the Borrower shall not incur any Debt relating to the financing or refinancing of Aviation Assets except for Aviation Assets which Borrower is unable to finance under this Agreement (subject to Section 7.13) and except for the US Bank Engines, (ii) the financial covenants of such Debt shall be no more restrictive than the financial covenants contained in this Agreement, and (iii) except in the case of Debt which is purchase money financing, the final maturity shall be no sooner than the Term Loan Maturity Date and (d) Debt of WEST and the WEST Subsidiaries under the WEST Funding Facility.

Section 7.02.          Liens.  Create, assume or permit to exist any Lien on any of its property or assets (including, without limitation, the Collateral), whether now owned or hereafter acquired, or upon any income or profits therefrom, except Permitted Liens, or allow or permit to exist any Lien (other than Permitted Liens) on any Collateral owned by an Owner Trustee.  Without limiting the foregoing, the Borrower, at the Borrower’s expense, shall, or shall cause the relevant Owner Trustee to, promptly discharge any such Lien, except Permitted Liens.

Section 7.03.          Guaranties.  Guarantee or otherwise in any way become or be responsible for indebtedness or obligations (including working capital maintenance, take-or-pay contracts) of any Person, contingently or otherwise, other than guarantees made by the Borrower of the obligation of any Subsidiary (other than Special Purpose Financing Vehicles) made in the ordinary and regular course of business of the Borrower, provided that to the extent such guarantees are of Debt, such Debt is permitted Debt of the Borrower under Section 7.01. For the purposes hereof, the term “guarantee” shall include any agreement, whether such agreement is on a contingency or otherwise, to purchase, repurchase or otherwise acquire Debt of any other person, or to purchase, sell or lease, as lessee or lessor, property or services primarily for the purpose of enabling another person to make payment of Debt, or to make any payment (whether as an advance, capital contribution, purchase of any equity interest or otherwise) to assure a minimum equity asset base, working capital or other balance sheet or financial condition, in connection with the Debt of another person or to supply funds to or in any manner invest in another person in connection with such person’s Debt.

***      Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

Section 7.04.          Advances.  Make, or suffer to exist, any loan or advance or extend any credit to any Person, including, without limitation, any Affiliate of the Borrower other than:

(a)           Advances to employees in the ordinary course of business not to exceed $100,000.00 in the aggregate outstanding at any time; and

(b)           Trade credit advanced in the ordinary course of business.

Section 7.05.          Consolidation and Merger.  Merge or consolidate with or into any corporation unless (a) no Default shall have occurred and be continuing either immediately prior to or upon the consummation of such merger or consolidation, (b) the Borrower is the surviving entity of any such merger or consolidation, (c) the aggregate consideration paid or to be paid (whether cash, notes, stock, or assumption of debt or otherwise) by the Borrower and/or its Subsidiaries in any one such merger or consolidation does not exceed $***, and (d) such aggregate consideration with respect to all such mergers or consolidations shall not exceed $*** in any Fiscal Year.  Without limitation, no such merger or consolidation shall result in a violation of the terms of Section 6.06.  The Borrower shall promptly notify the Administrative Agent of any merger or consolidation involving the Borrower.

Section 7.06.          Changes in Business; Sale of Assets.  (a)  Conduct any business other than the Basic Business or make any material change in its business or in the nature of its operations, or cease operations or liquidate or dissolve (or suffer any liquidation or dissolution).

(b)           Sell, transfer, lease or dispose of assets constituting in the aggregate more than twenty (20%) percent of the Net Book value of their combined assets during any twelve-month period.  Notwithstanding the foregoing, but in accordance with the provisions of Section 5(a) of the Security Agreement, the Borrower may, or may cause an Owner Trustee to:

(i)            lease Engines and Equipment in the ordinary course of business,

(ii)           sell, transfer or otherwise dispose of Engines and Equipment (including, without limitation, related assets such as security deposits and maintenance reserves, as applicable), or assign a Beneficial Interest, in the ordinary course of business provided (x) no Asset Base Deficiency shall exist or arise after giving effect thereto and (y) such transaction is for fair value and fair consideration and on terms consistent with those which would be obtained in an arms-length transaction between willing, able and knowledgeable parties;

(iii)          sell, transfer, assign, lease, re-lease or otherwise dispose of any Engine or Equipment with respect to which the relevant Lease has expired or is expiring (or assign any Beneficial Interest relating to any such Engine or item of Equipment) if such sale or disposition is in the ordinary course of its business, for its then fair market value;

(iv)          transfer Engines or Equipment in connection with Non-Recourse Debt or Partial Recourse Debt otherwise permitted hereunder (including, without limitation, Section 7.01) of Leases and related Engines and Equipment; or

(v)           sell Engines, Equipment, Leases or related assets (or assign any Beneficial Interest relating thereto) to a Subsidiary for not less than their Net Book Value.

(c)           Notwithstanding the foregoing or any other provision of the Loan Documents, no conveyance, sale, assignment, transfer, pledge, hypothecation, discounting or other disposition of

***      Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

property or assets of the Borrower shall be permitted if there shall then exist or shall exist after giving effect thereto a Default.

Section 7.07.          Redemptions; Dividends.  (a)  Purchase, redeem, retire or otherwise acquire, directly or indirectly, or make any sinking fund payments with respect to, any shares of its capital stock now or hereafter outstanding or set apart any sum for any such purpose; provided, however, that the Borrower may repurchase its issued and outstanding shares of common stock if (w) no Default or Event of Default (including, without limitation, under Section 7.21) exists prior or after giving effect to such repurchase, (x) the ninety (90) day rolling average of Unrestricted Availability is greater than $***, (y) the pro forma Unrestricted Availability as of the date of any such repurchase is greater than $*** and the Borrower is in compliance with its financial covenants in Section 7.26 as of the date of any such repurchase on a pro forma basis (in each case, as evidenced by a written calculation and Compliance Certificate provided to the Agents not more than ten (10) Business Days prior to the date of such repurchase) and (z) such repurchased shares are cancelled (any such repurchase being a “Permitted Repurchase”);

(b)           Declare or pay any cash dividends or make any distribution of cash or other property of any kind on its outstanding stock or other equity interests, or set aside any sum for any such purpose; provided¸ however, that the Borrower shall be permitted to declare and pay dividends on shares of its Preferred Stock if no Default or Event of Default exists prior to or after giving effect to such declaration, payment or reserve for payment;

Section 7.08.          Issuance and Pledge of Equity.  (a)  Issue any additional corporate interests or shares, or any right or option to acquire any corporate interests, or any security convertible into any corporate interests, of the Borrower or any of its Subsidiaries, excluding (i) the issuance of shares of common stock of the Borrower or options to acquire common stock of the Borrower and (ii) the issuance of such shares, securities or other interests of Subsidiaries to the Borrower.

(b)           Pledge, mortgage, hypothecate or create, or suffer to exist a Lien on, the equity of any Subsidiary (other than a Lien on all of the equity interest in WEST or the WEST Subsidiaries in favor of the Indenture Trustee (as such term is defined in the WEST Funding Facility) in favor of any Person other than the Security Agent.

Section 7.09.          Prepayments.  Redeem, or make any voluntary or optional prepayment or offer to make any payment or prepayment, whether optional or mandatory, of any Debt (provided, that the Borrower shall be permitted to redeem, prepay, or refinance existing Debt if such redemption, prepayment, or refinancing (i) is in the ordinary course of the Borrower’s business, and (ii) no Default exists prior to or after such refinancing), or amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms relating to the payment or prepayment or principal of or interest on, any such Debt, in any manner which could reasonably be deemed to have a Material Adverse Effect on the Borrower or the Willis Companies.

Section 7.10.          Acquisitions and Investments.  (a) Create or allow to exist any Subsidiary (unless with respect to Subsidiaries other than Special Purpose Finance Vehicles, the same shall have executed and delivered to the Security Agent and the Administrative Agent a Subsidiary Guaranty and (with respect to Subsidiaries other than WEST and the WEST Subsidiaries) a joinder agreement to the Security Agreement in form acceptable to the Security Agent creating in favor of the Security Agent a first priority perfected Lien on its assets, provided that such Lien shall be subject and subordinate to any permitted Lien on assets securing Debt permitted under Section 7.01(b) or (c) hereof unless the Borrower, despite the exercise of reasonable efforts, shall be unable to close such financing with the Security Agent’s subordinate Lien thereon (in which event, assuming no Default exists or would exist after giving effect to

***      Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

such financing, the Security Agent shall not be required to have a Lien on the assets securing such Debt) or (b) purchase or otherwise acquire (unless no Default exists or would exist immediately thereafter) including, without limitation, by way of share exchange, any part or amount of the capital stock or assets of, or make any Investments in any other Person, except for stock, obligations or securities received in settlement of debts owing to it created in the ordinary course of business and Investments otherwise expressly permitted under this Agreement.

Section 7.11.          Fiscal Year; Accounting Changes.  Change its Fiscal Year or make or permit any material change in its financial accounting policies or practices, except as required by GAAP or regulations of the SEC, if applicable or make or permit any material change in financial accounting policies or financial reporting practices as they relate to, or in connection with, any current or future securitizations, except as required by GAAP or regulations of the SEC, if applicable (and in such case, the Borrower shall promptly notify the Administrative Agent of the need for such change).

Section 7.12.          ERISA Obligations.  (a)  Maintain, sponsor, contribute to or become obligated to contribute to or permit any ERISA Affiliate to become obligated to contribute to any Plan.

(b)           Permit any Welfare Plan which the Borrower maintains, sponsors, contributes to or is obligated to contribute to, to provide post-retirement benefits other than (i) coverage mandated by applicable law, or (ii) disability or other benefits under any Welfare Plan that have been fully provided for by paid-up insurance or otherwise.

(c)           Permit the Borrower or the assets of the Borrower to become assets of any employee benefit plan, whether by operation of law or under regulations promulgated under ERISA.

(d)           Be or become obligated to the PBGC other than in respect of annual premium payments not in excess of $25,000.

(e)           Be, or engage in any prohibited transaction which could result in the Borrower becoming, or become obligated to the IRS or the U.S. Department of Labor with respect to excise or other penalty taxes provided for in those provisions of Section 4975 the Code or ERISA, as in effect or hereafter amended or supplemented, in excess of $25,000.

(f)            Incur any liability or obligation for, under, with respect to, or otherwise in connection with, any Plan, which liability or obligation arises under ERISA or the Code, by virtue of the Borrower or any of its Subsidiaries having an ERISA Affiliate, which liability or obligation, when combined with all other such liabilities and obligations, if any, exceeds $25,000, or any other event or condition not in the ordinary course of business shall occur or exist with respect to a Benefit Plan, provided that such event or condition, together with all other such events or conditions, if any, would have, or would reasonably be expected to have, a Material Adverse Effect.

Section 7.13.          Transactions With Affiliates.  Enter into any material transaction with any Subsidiary or other Affiliate including, without limitation, the purchase, sale, lease or exchange of property, the rendering of any services, the payment of management fees, or the loaning or giving of funds to or making of any other Investment in any Affiliate or any Subsidiary unless (i) such Subsidiary or Affiliate is engaged in a business substantially related to the business conducted by the Borrower and the transaction is in the ordinary course of and pursuant to the reasonable requirements of the Borrower’s business and upon terms substantially the same and no less favorable to the Borrower as it would obtain in a comparable arm’s-length transaction with any Person not an Affiliate or a Subsidiary and for fair consideration, and (ii) so long as such transaction is not otherwise prohibited under this Agreement.

Section 7.14.          Capital Expenditures.  Make or become obligated to make Capital Expenditures in excess of $10,000,000 in the aggregate during the term of this Agreement, without the prior written consent of the Administrative Agent.

Section 7.15.          Modification of Contracts and Documents.  Modify, amend or supplement in any material respect its certificate of incorporation or bylaws or other organizational documents, or cancel or permit to expire, or agree or consent to the material modification, amendment or supplement, cancellation, termination or expiration, or, in the judgment of the Administrative Agent, in any way materially adverse to the Borrower or the Administrative Agent, any Material Contract, or waive any material rights, benefits or remedies thereunder without the prior written consent of the Administrative Agent; or amend, modify or supplement any document evidencing or governing the terms and provisions of any Subordinated Debt.

Section 7.16.          Principal Place of Business and Intellectual Property Rights.  Change its principal place of business or the location of its Books and Records, open any new place of business or register any Intellectual Property rights with any Governmental Authority except in each case upon at least thirty (30) days’ prior written notice to the Administrative Agent and provided that the Borrower shall have taken all such actions as the Administrative Agent shall have required in order to maintain the priority and perfection of the Lien in favor of the Security Agent on the Collateral and provided that in no event shall any place of business or location be outside the United States without the prior written consent of the Administrative Agent.

Section 7.17.          Additional Bank Accounts.  Directly or indirectly, open, maintain or otherwise have any checking, savings or other accounts where money is or may be deposited or maintained outside the United States of America, except as may be required for the receipt of Lease payments from a Lessee located in a non-U.S. jurisdiction.

Section 7.18.          Negative Pledge.  Agree to any covenants or provisions which would limit or restrict its ability to grant a Lien on its assets hereunder or require the Borrower to obtain any consent of any Person to amend, modify, waive or supplement any provision of any Loan Document.

Section 7.19.          Management Fees.  Pay any management or other fees to any Affiliate.

Section 7.20.          Subsidiaries.  Permit any Subsidiary to conduct any business or operations other than its Basic Business, or to own any assets, enter into any Leases or incur any Debt other than pursuant to its Basic Business.

Section 7.21.          Investments in Subsidiaries.  Except for the Borrower’s investment in WEST, make or maintain Investments in (a) its Subsidiaries which in the aggregate exceed *** (***%) percent of (i) *** ($***) Dollars minus (ii) the aggregate amount of Permitted Repurchases pursuant to Section 7.07 or (b) in any one Subsidiary which exceed in the aggregate *** (***%) percent of the maximum principal amount of any Debt facility to which such Subsidiary is a party or in respect of which it is liable, minus the aggregate amount of Permitted Repurchases pursuant to Section 7.07.

Section 7.22.          Off-Balance Sheet Debt.  Create, incur or permit to exist any Debt that is not or would not be included in the consolidated financial statements delivered pursuant to Section 5.01, 5.02 or 5.03 hereof to the extent that the aggregate principal amount thereof shall exceed, on the date of issuance thereof or at any time thereafter.

***      Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

Section 7.23.          No Adverse Selection.  Allow any adverse selection procedures to be used by the Borrower as between the credit facility established by this Agreement and any other credit facility to which the Borrower is a party (including, without limitation, the WEST Funding Facility) in selecting any Engine or item of Equipment for inclusion in the Asset Base.

Section 7.24.          OFAC Transactions.  (i) In a manner which would violate the laws of the United States (other than pursuant to a license issued by the United States Department of the Treasury, Office of Foreign Asset Control) lease, or consent to any sublease of, any Lease, the assets subject to such Lease and the assets directly related to such Lease to any Person that is a Restricted Person; or (ii) derive more than a de minimis amount of its assets or operating income from Investments in or transactions with any such Restricted Person.

Section 7.25.          Change of Incorporation.  Reincorporate (or otherwise reorganize) under the laws of a jurisdiction other than that in which it is incorporated on the date hereof.

Section 7.26.          Financial Covenants.  Permit:

(a)           the Willis Companies to at any time suffer (i) any net loss for the then three (3) most recently ended consecutive Fiscal Quarters; or (ii) a net loss of in excess of $500,000 for the two (2) most recently ended consecutive Fiscal Quarters;

(b)           the Tangible Net Worth of the Willis Companies to be less than the sum of: (i) $132,000,000, plus (ii) if positive, 75% of the cumulative Net Income of the Willis Companies for each Fiscal Quarter earned from and after the date hereof (without any deduction for net losses for any Fiscal Quarter); plus (iii) 100% of the net proceeds received by Borrower from the issuance of common stock or preferred stock of the Borrower after March 31, 2006;

(c)           the Total Leverage Ratio to exceed ***:1 as of the end of any Fiscal Quarter;

(d)           the Total Adjusted Leverage Ratio to exceed ***:1, as of the end of any Fiscal Quarter; provided, that Total Adjusted Leverage Ratio shall be measured commencing with the Fiscal Year ending December 31, 2006 and as of the end of each Fiscal Quarter thereafter;

(e)           the Interest Coverage Ratio or Adjusted Interest Coverage Ratio (measured at the end of each Fiscal Quarter on a rolling four Fiscal Quarter basis) to be less than ***:1; provided, however, that EBIT for the Fiscal Quarter ended September 30, 2005 may be increased by not more than $1.5 million of previously paid (but unamortized) loan fees and expenses incurred in connection with the WEST Funding Facility plus $300,000 of certain rating agency and financial guaranty insurance company fees and expenses incurred in connection with the closing of an asset-backed securitization by WEST, to the extent such fees and expenses are actually expensed during such Fiscal Quarter, and provided further, that the Adjusted Interest Coverage Ratio shall be measured commencing with the rolling four Fiscal Quarter period ending December 31, 2006 and as of the end of each Fiscal Quarter thereafter;

(f)            the Interest and Dividend Coverage Ratio or the Adjusted Interest and Dividend Coverage Ratio (measured at the end of each Fiscal Quarter on a rolling four-quarter basis) to be less than ***:1 provided, that the Adjusted Interest and Dividend Coverage Ratio shall be measured commencing with the later of (i) the rolling four Fiscal Quarter period ending December 31, 2006 and (ii) the Fiscal Quarter in which the Borrower or any Subsidiary shall incur Debt under  Section 7.01(b), and as of the end of each Fiscal Quarter thereafter;

***      Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

(g)           the aggregate principal amount of Loans outstanding to at any time exceed the Asset Base or the Aggregate Revolving Loan Commitment (any such excess, an “Asset Base Deficiency”), whichever is less; provided, however, that this covenant shall not be deemed breached if, at the time such aggregate amount exceeds said level, within four (4) Business Days after the earlier of the date the Borrower first has knowledge of such excess or the date of the next Asset Base Certificate disclosing the existence of such excess, a prepayment of Loans shall be made.  The Borrower shall not be entitled to utilize this mechanism to avoid a breach of this covenant more than two (2) times during any twelve-month period; provided, further, that in the case of an such Asset Base Deficiency that occurs as a result of an Appraisal Deficiency, then this covenant shall not be deemed to be breached until sixty (60) days after the most recent appraisal of the Engines and Equipment in the Asset Base by the Appraiser; and

(h)           the Borrower to have Unrestricted Availability of less than $10,000,000.

ARTICLE VIII

EVENTS OF DEFAULT

Section 8.01.          Events of Default.  The occurrence of any one or more of the following events (each, an “Event of Default”) shall constitute a default under this Agreement:

(a)           Failure to make any payment or mandatory prepayment of principal when due and payable (whether at maturity, by notice of intention to prepay, or otherwise); or failure to make payment of interest, fee or any other amount payable under any Loan Document within three (3) Business Days of the date such interest, fee or other amount is due and payable.

(b)           The Borrower or any Owner Trustee, as applicable, fails to observe or perform:  (i) any term, condition or covenant set forth in Sections 5.01, 5.02, 5.03, 5.04, 5.05, 5.11, 6.04, 6.06, 6.09, 6.12, 6.17, Article VII, as and when required; or (ii) any term, condition or covenant contained in any Loan Document, other than any Event of Default set forth in any other subsection of this Section 8.01, and other than any covenant set forth in (i) above, as and when required and such failure shall continue unremedied for a period of ten (10) Business Days after the earlier of (1) actual knowledge of any executive officer of the Borrower or (2) written notice thereof from the Administrative Agent or the Security Agent to the Borrower.

(c)           Any representation or warranty made or deemed to be made by the Borrower or any of its Subsidiaries, as applicable, in any Loan Document or in any exhibit, schedule, report or certificate delivered pursuant thereto shall prove to have been false, misleading or incorrect in any material respect when made or deemed to have been made.

(d)           The occurrence of any Event of Default or Servicer Termination  (as such terms are defined in the WEST Funding Facility) or event of default or servicer termination event or the equivalent thereof under any other Debt Instrument (as defined below), in each case following any applicable grace period, under any term, condition or covenant of any bond, note, debenture, guaranty, trust agreement, mortgage or similar instrument to which the Borrower or any Subsidiary is a party or by which it is bound, or by which any of its properties or assets may be affected (a “Debt Instrument”) if the outstanding Debt or obligations of the Borrower or such Subsidiary under such Debt Instrument exceeds $5,000,000 in aggregate principal amount and (x) may be declared to be due and payable by reason of such default or event of default prior to the date on which such indebtedness or obligations would otherwise become due and payable, with or without the giving of notice or the passage of time or both, or to terminate or suspend any commitment to make advances or lend monies or to accelerate the rate of payment of unpaid Debt or to terminate the Borrower or such Subsidiary as a servicer or manager of such

Debt or the assets secured thereby, (y) is due and payable and unpaid or (z) shall be indebtedness under any Interest Rate Contract.

(e)           The Borrower or any of its Subsidiaries shall (i) make an assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent, petition or apply to any tribunal for the appointment of a receiver, custodian, or any trustee for it or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdictions whether now or hereafter in effect, or the Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the foregoing actions; or there shall have been filed any such petition or application, or any such proceeding shall have been commenced against it, which remains undismissed for a period of sixty (60) days or more; or any order for relief shall be entered in any such proceeding; or the Borrower or any of its Subsidiaries by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its properties, or shall suffer any custodianship, receivership or trusteeship to continue which remains undischarged for a period of sixty (60) days or more; (ii) generally not pay its debts as such debts become due; or (iii) have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its property through legal proceedings or distraint which is not vacated within sixty (60) days from the date thereof.

(f)            (i) Any judgment against the Borrower or any Subsidiary for any amount in excess of $5,000,000 in the aggregate, and such judgment remains unpaid, unstayed on appeal, undischarged, unbonded and undismissed for a period of thirty (30) days; or

(ii)           Any assets of the Borrower or any Subsidiary shall be subject to attachments, levies or garnishments for amounts in excess of $5,000,000 in the aggregate, and such attachments, levies or garnishments have not been dissolved or satisfied within twenty (20) days after service of notice thereof to the Borrower or such Subsidiary.

(g)           The Liens created and granted to the Security Agent under the Security Documents shall fail to be valid, first priority and perfected Liens subject to no prior or equal Lien, or any Person shall be bona fide asserting a claim of the invalidity or unenforceability of, or the Borrower or any Affiliate thereof shall assert as invalid or shall challenge, any Security Document or any Lien created hereunder or under any Security Document.

(h)           A Change of Control shall occur.

(i)            An ERISA Event shall have occurred that, in the sole discretion of the Administrative Agent, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.

(j)            Any security interest created pursuant to any Loan Document shall cease to be in full force and effect or shall cease in any material respect to give the Security Agent the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral other than Excepted Collateral but subject, in the case of any Lease to a Lessee domiciled or whose chief executive office is located in a non-U.S. jurisdiction, to the provisos set forth in Section 2.26, superior to and prior to the rights of all third Persons, and subject to no other Liens (other than Permitted Liens).

Section 8.02.          Effect; Remedies.  Upon the occurrence and during the continuance of an Event of Default, the Borrower shall not be entitled to exercise any of its rights to obtain Loans under this Agreement.  Upon the occurrence of any Event of Default:  (i)(x) described in Section 8.01(e) hereof, the Aggregate Revolving Loan Commitment shall terminate and the Loans and any other outstanding Obligations shall immediately and automatically become due and payable in full, without requirement of any action whatsoever by the Administrative Agent or the Banks, or (y) upon the occurrence of any other Event of Default, the Administrative Agent, upon request of the Majority Banks shall, or at the discretion of the Administrative Agent may, terminate the Aggregate Revolving Loan Commitment, and the Loans and any other then outstanding Obligations, without demand or notice of any kind, shall at the request of the Majority Banks or may at the discretion of the Administrative Agent be declared due and payable and thereupon shall immediately become due and payable, in each case without presentment or demand for payment, notice of nonpayment, protest or further notice or demand of any kind all of which are expressly waived by the Borrower, and (ii) the Administrative Agent in its discretion or at the request of the Majority Banks, shall be entitled to exercise all of the rights and remedies available under the Loan Documents and at law or in equity.

ARTICLE IX

CONCERNING THE AGENTS

Section 9.01.          Appointment and Authority of the Administrative Agent.  Each Bank hereby appoints NCB to serve as the Administrative Agent under the Loan Documents, and hereby irrevocably authorizes such Person, as the Administrative Agent, to take such actions on its behalf under the Loan Documents and to exercise such powers and to perform such duties hereunder and thereunder as are expressly delegated to the Administrative Agent by the terms hereof or thereof, together with such other powers as are reasonably incidental thereto.  Each Bank hereby appoints Fortis to serve as the Security Agent under the Loan Documents, and hereby irrevocably authorizes such Person, as the Security Agent, to take such actions on its behalf under the Loan Documents and to exercise such powers and to perform such duties hereunder and thereunder as are expressly delegated to the Security Agent by the terms hereof or thereof, together with such other powers as are reasonably incidental thereto.  The Banks hereby authorize the Agents to execute and deliver the Security Agreement, the Lockbox Agreement and any other Security Documents as Administrative Agent or the Security Agent, as applicable, and agree to be bound by the terms and conditions thereof.

Section 9.02.          Delegation of Duties.  The Administrative Agent and the Security Agent may exercise its powers and execute its duties by or through employees or agents.

Section 9.03.          Independent Credit Evaluations.  (a)  Each Bank expressly acknowledges to the Agents that no Agent has not made any representations or warranties to it regarding the Loan Documents, any of the other documents mentioned herein or therein or the transactions contemplated hereby and thereby or regarding the Borrower or its business or financial condition.

(b)           Each Bank acknowledges to the Agents and to each other Person that it has independently and without reliance on any Agent or any other Person, and based upon such documents and inquiries as it has deemed appropriate, made its own credit analyses of the Borrower and its own decision to enter into the Loan Documents.

(c)           Each Bank agrees that it will, independently and without reliance on any Agent or any other Person, and based upon such documents and inquiries as it shall deem appropriate at the time, continue to make its own credit analyses and decisions in taking or not taking actions under the Loan Documents and to make such investigations as it deems necessary to keep current its information relating to the affairs, financial position and creditworthiness of the Borrower.

Section 9.04.          Limited Scope of Duties.  (a)  Nothing in this Agreement, expressed or implied, is intended to, or shall be construed as to, impose upon any Agent any duties or responsibility in respect of this Agreement except as expressly set forth herein or Section 9.01 hereof.  The relationship between each Agent and each of the Banks is that of agent and principal only and the respective duties and obligations of such Agent is of an administrative and mechanical nature only.  Nothing in this Agreement shall be construed so as to constitute any Agent as a trustee or fiduciary for any Bank or to impose upon any Agent any duties or responsibilities other than those for which express provision is made herein.

(b)           Except for notices, financial statements and other documents, if any, expressly required to be furnished to the Banks by any Agent pursuant to the provisions of the Loan Documents, no Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information concerning the business or financial condition of the Borrower which may come into the possession of such Agent or any of its Affiliates, whether before or after the making of any Loan hereunder, nor shall any Agent have any duty to inspect the properties or books of the Borrower.

(c)           Each Agent shall be entitled to assume that no Event of Default or Default has occurred and is continuing unless such Agent has received written notice from another Agent, a Bank or the Borrower, as the case may be, stating that such Agent, Bank or Borrower, as the case may be, considers that an Event of Default or Default has occurred and is continuing and specifying the nature thereof.

(d)           So long as any Agent shall be entitled, pursuant to Section 9.04(c), to assume that no Event of Default or Default has occurred and is continuing, such Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, or with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, the Loan Documents, except that (i) such Agent shall be permitted to condition the exercise of any rights which are within its discretion to exercise under Article VIII hereof upon receipt of the written consent or written instructions of the Majority Banks and (ii) any acts or omissions to act by such Agent permitted under this Agreement in the absence of such instructions and in the exercise of discretion shall be binding on all the Banks.  Any such instructions shall be binding upon each Agent and the Banks (including, but not limited to, any Bank which has not signed such instructions or which has dissented from the actions or inactions specified in such instructions); provided, however, that no Agent shall be required to act or not to act if to do so, in its sole judgment, would expose such Agent to liability (which liability would not be covered by the provisions of Section 9.07 or would be contrary to any Loan Document or to applicable law).

Section 9.05.          Reliance by the Agents.  (a)  each Agent shall be entitled to rely on any notice, consent, certificate, affidavit, letter, telegram, teletype message, statement, order or other document received by it and believed by it to be genuine and correct and to have been signed and sent or delivered by a proper Person or Persons and, in respect of legal matters, upon the advice and statements of lawyers, independent accountants and other experts selected by such Agent.  Each Agent and each Bank may rely conclusively on each incumbency certificate furnished to it pursuant to Article IV hereof until it subsequently receives a certificate amending or rescinding the prior certificate.

(b)           As to any matter not expressly provided for in this Agreement, each Agent shall be fully protected in acting in accordance with instructions signed by the Majority Banks and such instructions of the Majority Banks and action taken or inaction pursuant thereto shall be binding on all the Banks, including, but not limited to, any Bank which has not signed such instructions or which has dissented from the actions or inactions specified in such instructions, provided that no Agent shall be required to act or not to act if to do so, in its sole judgment, would expose such Agent to liability which liability would not be covered by the indemnity provisions of Section 9.07 hereof or would be contrary to any Loan Document or applicable law.

Section 9.06.          Exculpatory Provisions.  (a)  Neither any Agent nor any of its shareholders, directors, officers, employees or agents shall be liable in any manner to any of the Banks for any action taken, or omitted to be taken, in good faith by it or them hereunder or in connection herewith, or be responsible for the consequences of any oversight or error of judgment, except for losses which are finally adjudicated to be the direct result of its or their gross negligence or willful misconduct.

(b)           No Agent shall be responsible in any manner to any of the Banks for the due execution, effectiveness, genuineness, validity or enforceability of any Loan Document or the Loans or for the truth, accuracy or completeness of any recital, statement or warranty contained herein or in any other Loan Document or in any certificate, report or other document furnished to it by or on behalf of any Person in connection with the Loan Documents, nor shall any Agent be under any obligation to any of the Banks to ascertain or inquire as to the performance or observance by the Borrower or any other Person of any of the agreements or conditions set forth in any Loan Document or as to the use of any moneys loaned hereunder.

Section 9.07.          Indemnification of the Agents.  (a)  The Banks, severally, agree to indemnify each Agent (to the extent not promptly reimbursed by the Borrower), ratably according to the respective unpaid principal amounts of the Obligations at the time owing to such Agent, from and against any and all liabilities, obligations, losses, damages, penalties, actions, suits, judgments, court costs and other costs and expenses of any kind or nature whatsoever (hereinafter called, collectively, “Expenses”) which may be imposed on, incurred by or asserted against such Agent, as such, in any way relating to or arising out any Loan Document or any action taken or omitted by such Agent under any Loan Document; provided, that no Bank shall be liable for any portion of such Expenses which, based on a final adjudication, are determined to be the direct result of the gross negligence or willful misconduct of such Agent hereunder.  Each Agent shall be entitled to deduct amounts owed to it under this Agreement from the proceeds of Collateral following an Event of Default prior to distribution of proceeds to the Banks.

(b)           In the event that any Agent does not receive from any Bank a payment which such Bank is required by the terms hereof to make to such Agent and such Agent has made the amount thereof available to the Borrower, as the intended recipient thereof, if the Borrower repays such Agent the amount made available to it, the Borrower shall be subrogated to such Agent’s right to recover such amount from any Bank which failed to make such required payment.

(c)           The provisions of this Section 9.07 shall survive the payment of the Notes and the termination of this Agreement.

Section 9.08.          NCB and Fortis Individually.  With respect to its obligation as a Bank to lend under this Agreement and the advances made by it pursuant hereto, each of NCB and Fortis shall have the same obligations and the same rights, powers and privileges as it would have were it not an Agent.  The terms “Bank” and “Banks” as used herein shall, unless otherwise expressly indicated, include NCB and Fortis in their individual capacity.  Each of NCB and Fortis may accept deposits from, lend money to and, generally, engage in any kind of banking, trust or other business with the Borrower or any of its respective Subsidiaries or Affiliates in all respects as if such Person were not acting as an Agent hereunder.

Section 9.09.          Dealing With the Banks.  Each Agent may at all times deal solely with the several Banks for all purposes of this Agreement and the protection, enforcement and collection of the Obligations, including the acceptance and reliance upon any certificate, consent or other document of such Banks and the division of payments pursuant to Section 2.11 notwithstanding possession by such Agent of actual knowledge that any Bank has sold a participation in Loans made or to be made by it hereunder to another Person.  Each Agent may deem and treat the payees of the Notes as the owners thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof has been filed with the Administrative Agent.  Any request, authority or consent of any holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note.

Section 9.10.          Duties Not to be Increased.  The respective duties and liabilities of any Agent shall not be increased without the written consent of such Agent.

Section 9.11.          Successor Agents.  Any Agent may resign at any time by giving 30 days’ written notice of such resignation to the Banks and the Borrower, such resignation to be effective only upon the appointment of a successor Agent as hereinafter provided.  Upon any such notice of resignation, the Banks shall jointly appoint a successor Agent upon written notice to the Borrower and the withdrawing Agent, and provided that no Default or Event of Default exists, the Borrower shall have the right to consent to such appointment (which consent shall not be unreasonably withheld or delayed).  If no successor Agent shall have been jointly appointed by such Banks (and, if required, consented to by the Borrower) and shall have accepted such appointment within thirty (30) days after the withdrawing Agent shall have given notice of resignation, the Administrative Agent (unless it is the withdrawing Agent, in which event the Bank or Banks having the largest Commitment Percentage) may, upon notice to the Borrower and the Banks, appoint a successor Agent.  Upon its acceptance of any appointment as an Agent hereunder, the successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of its predecessor, and the withdrawing Agent shall be discharged from its duties and obligations as an Agent under the Loan Documents.  After an Agent’s resignation hereunder, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under the Loan Documents and it shall also continue to be entitled to the indemnities provided hereunder insofar as they relate to events which occurred while it was an Agent hereunder.

Section 9.12.          Allocations Made By the Administrative Agent.  As between the Administrative Agent and the Banks, unless a Bank objecting to a determination or allocation made by the Administrative Agent pursuant to this Agreement delivers to the Administrative Agent written notice of such objection within one hundred twenty (120) days after the date any distribution was made by the Administrative Agent, such determination or allocation shall be conclusive on such one hundred twentieth day and only those items expressly objected to in such notice shall be deemed disputed by such Bank.  The Administrative Agent shall not have any duty to inquire as to the application by the Banks of any amounts distributed to them.

ARTICLE X

ADDITIONAL LENDERS, ASSIGNMENTS AND PARTICIPATIONS

Section 10.01.        Additional Banks.  Any commercial lender, other financial institution or other entity (an “Additional Bank”) may join this Agreement with the consent of the Borrower, the Security Agent and the Administrative Agent (acting in their sole discretion) and without the necessity of obtaining the consent of any of the Banks then a party hereto, by executing and delivering to the Borrower, the Security Agent and the Administrative Agent an agreement in substantially the form of Exhibit P hereto (a “Joinder Agreement”), duly completed, accepting all the terms and conditions of this Agreement.  Upon execution and delivery of such Joinder Agreement, and subject to such consent, such

Additional Bank shall be a “Bank” for all purposes of the Loan Documents, and Schedule 1.01(a) shall be modified by the Administrative Agent to reflect such joinder.  Upon such Additional Bank becoming a Bank hereunder, the Administrative Agent and the Borrower shall make appropriate arrangements so that a Note is issued by the Borrower to such Additional Bank, payable to its order, with appropriate insertions.

Section 10.02.        Assignments.  (a)  Each Bank may, with the written consent of the Administrative Agent and the Security Agent (which consent shall not be unreasonably withheld or delayed) and of the Borrower (which consent shall not be unreasonably withheld or delayed and which shall not be required if a Default or Event of Default shall then exist), assign to one or more banks or other financial institutions (each, a “Purchaser”) all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Commitment, the Loans owing to it and the Note or Notes held by it); provided, that (i) for each such assignment, the assigning Bank and the Purchaser shall execute and deliver to the Administrative Agent and the Security Agent, for their acceptance, an assignment and assumption agreement in form reasonably satisfactory to it (an “Assignment Agreement”), together with any Note or Notes being assigned and a processing and recordation fee in the amount of $5,000, (ii) no Bank may transfer its proportionate share of Loans without transferring its same proportionate share of Commitment, (iii) each such assignment shall be at least $2,500,000 (or if less, such Bank’s entire Loan and Commitment), (iv) if required pursuant to Section 2.24 hereof, the Purchaser shall have provided a Certificate of Exemption to the Administrative Agent and the Borrower and (v) the consent of the Agents and the Borrower and the recordation fee shall not be required for any assignment by a Bank to an institutional lender which is a Subsidiary or other Affiliate of such  Bank, but such assigning Bank and Purchaser shall be liable for any out-of-pocket expenses of the Administrative Agent and the Security Agent incurred in connection therewith. Upon execution and delivery of such assignment agreement and payment of the processing and recordation fee to the Administrative Agent, from and after the effective date of such assignment as specified in such assignment agreement, (x) the Purchaser shall be a party hereto and, to the extent of the rights and obligations so assigned to it, shall have the rights and obligations of a Bank hereunder, (y) the assigning Bank shall, to the extent of the rights and obligations so assigned by it, have relinquished its rights (other than any rights under Section 11.01 of this Agreement, which rights will survive such assignment) and be released from its obligations under this Agreement (and, in the case of an assignment covering all or the remaining portion of such Bank’s rights and obligations under the Loan Documents, the Bank shall cease to be a “Bank” hereunder) and (z) Schedule 1.01(a) to this Agreement shall be deemed modified to reflect any such assignment by the Administrative Agent.  No assignments will be permitted by a Bank at a time when such Bank is in default of its obligations under this Agreement.  Notwithstanding anything to the contrary in this Section 10.02(a), the Borrower shall not have the right to approve any assignment by a Bank if a Default or an Event of Default then exists.

(b)           Within five (5) Business Days after receipt by the Borrower of an assignment executed by a Bank as described in subsection (a) above, the Borrower, at the Borrower’s expense, shall execute and deliver to the Purchaser such assignee in exchange for the Note or Notes surrendered upon such assignment, a new Note to the order of the Purchaser in an amount equal to the Commitment assumed by such Purchaser and, if the assigning Bank has retained a portion of the Commitment, a new Note to the order of such Bank in an amount equal to the Commitment retained by it.  Such new Note or Notes shall re-evidence the indebtedness outstanding under the old Note or Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes and shall otherwise be in substantially the form of the Notes subject to such assignment, with such additions as the Administrative Agent shall require in order to reflect the issuance of such new Notes as substitute Notes.

(c)           To the extent that an assignment of all or any portion of a Bank’s Commitment and related Loans would, at the time of such assignment, result in increased costs under Section 2.14 in excess of those which would otherwise have been charged by the assigning Bank, then the Borrower shall not be obligated to pay such excess costs (although the Borrower shall be obligated to pay any increased costs which they would otherwise have been obligated to pay the assigning Bank or any other increased costs of the type described above resulting from changes after the date of the assignment).

Section 10.03.        Participations.  (a)  Each Bank shall have the right, subject to the further provisions of this Article X, to grant or sell a participation in all or any part of its Loans, Notes, and Commitment (a “Participation”) to any commercial lender, other financial institution or other entity (a “Participant”) without the consent of the Borrower, the Administrative Agent or any other party hereto, although notice thereof shall be given to the Borrower and the Administrative Agent by each selling Bank promptly after any Participation if, after giving effect thereto, the interests hereunder in which it shall not have granted a Participation shall be at least a majority of both its Commitment and its interest in the Loans outstanding; provided, however, that:  (i) all amounts payable by the Borrower hereunder shall be determined as if such Bank had not granted such Participation; (ii) such Bank shall act as agent for all its Participants; (iii) if required pursuant to Section 2.23 hereof, the Participant shall provide a Certificate of Exemption to the Administrative Agent and the Borrower and (iv) any agreement pursuant to which such Bank may grant a Participation:  (x) shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provisions of this Agreement; (y) may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement without the consent of the Participant if such modification, amendment or waiver would reduce the principal of or rate of interest on any Loan or postpone the date fixed for any payment of principal of or interest on any Loan or release (in whole or in part) any Guarantor or all or substantially all of the Collateral; and (z) shall not relieve such Bank from its obligations, which shall remain absolute, to make Loans hereunder.

(b)           Notwithstanding anything in the foregoing to the contrary, (i) no Participant shall have any direct rights hereunder, (ii) the Borrower, the Administrative Agent and the Banks other than the selling Bank shall deal solely with the selling Bank and shall not be obligated to extend any rights or make any payment to, or seek any consent of, the Participant, and (iii) no Participation shall relieve the selling Bank from its Commitment to make Loans hereunder or any of its other obligations hereunder and such Bank shall remain solely responsible for the performance thereof.

Section 10.04.        Information.  A Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Article X, disclose to the assignee or participant (or proposed assignee or participant) any information concerning the Borrower, its respective officers, directors and Affiliates, including, without limitation, any information in regard to the creditworthiness of the Borrower, obtained by the Bank pursuant to the Loan Documents; provided, that such Bank takes reasonable precautions to assure that the confidentiality thereof is maintained; and provided further, that nothing in this Section 10.04 shall limit the ability of any Bank to disclose to any Person any information concerning the Borrower, its respective officers, directors and Affiliates:  (a) to its attorneys, auditors, agents, professional advisors, trustees or affiliates (who are advised of the confidential nature of such information), other than affiliates which, to the actual knowledge of such Bank, are in direct competition with the Borrower or would reasonably be expected in the near future to be in direct competition with the Borrower, (b) to the extent such information presently is or hereafter becomes available to such Bank on a non-confidential basis from any source or such information is in the public domain at the time of disclosure, (c) to the extent required by law (including applicable securities law), regulation, requirement, ruling, or legal or judicial order or process or required or appropriate to be disclosed in any report, statement or testimony submitted to any regulatory authority, (d) to any rating agency to the extent required in connection with any rating to be assigned to such Bank or (e) to the extent required in connection with any litigation between the Borrower and any Bank with respect to the Loans or the Loan Documents.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01.        Fees and Expenses; Indemnity.  (a)  The Borrower agrees to promptly pay on demand (i) all costs and expenses of the Agents in preparing the Loan Documents and all costs and expenses of the issue of the Notes including, but not limited to, the fees, audit expenses, expenses and disbursements of special counsel to the Administrative Agent, in connection with the preparation, execution, delivery and enforcement of the Loan Documents, the consummation of the transactions contemplated by all such documents (including, without limitation, all costs of filing or recording any assignments, mortgages, financing statements and other documents), the administration of the Loan Documents and the negotiation, preparation and execution and delivery of any amendment, modification or supplement of or to, or any consent under, any such document (or any such instrument which is proposed but not executed and delivered); (ii) all costs and expenses of the Custodian and the Appraiser; and (iii) all costs and expenses of the Agents and the Banks following the occurrence of an Event of Default, including without limitation, enforcement of their rights and remedies under the Loan Documents, performance of and compliance with all agreements and conditions contained in any Loan Document on the part of the Borrower or any other Person to be performed or complied with, and with any claim or action threatened, made or brought against the Agents or the Banks arising out of or relating to any extent to the Loan Documents or the transactions contemplated hereby or thereby.

(b)           The Borrower shall indemnify and hold harmless the Agents and the Banks, and each of their respective officers, directors, agents, representatives and Affiliates (each being an “Indemnified Party”), against, and hold each of them harmless from, any loss, liabilities, obligations, actions, causes of action, damages, settlement claims, costs and expenses (including reasonable attorneys’ fees and disbursements for counsel selected by any Agent or Bank) suffered or incurred by it arising out of, resulting from or in any manner connected with, the execution, delivery and performance of each of the Loan Documents, the Loans and any and all transactions related to or consummated in connection with the Loans (other than as a result of an act or omission of the Indemnified Party which a court of competent jurisdiction finally determines has been committed with gross negligence, willful misconduct or in bad faith), including, without limitation, losses, liabilities, damages, claims, costs and expenses suffered or incurred by the Indemnified Party in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon (i) the ownership or use of any of the Collateral or the Lien of the Security Agent or the Banks in the Collateral, (ii) the failure on the part of the Borrower to comply and the failure of any Lessees under Eligible Leases to comply in all respects with the laws of the United States of America and other jurisdictions in which the Collateral or any part thereof my be operated and with all lawful acts, rules, regulations and orders of any commissions, boards or other legislative, executive, administrative or judicial bodies or officers having power to regulate or supervise any of the Collateral, and (iii) the execution, delivery, consummation, waiver, consent, amendment, enforcement, performance and administration of the Loan Documents, or the use by the Borrower of the proceeds of each Loan under this Agreement; (iv) any untrue statement or alleged untrue statement of any material fact by the Borrower; (v) any omission or alleged omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading; (vi) any acts, practices or omissions or alleged acts, practices or omissions of the Borrower or its agents or representatives related to the making of any acquisition, purchase of shares or assets pursuant thereto, financing of such purchases or the consummation of any other transactions contemplated by any such acquisitions which are alleged to be in violation of any federal securities law or of any other statute, regulation or other law of any jurisdiction applicable to the making of any such acquisition, the purchase of shares or assets pursuant thereto, the financing of such purchases or the consummation of the other transactions contemplated by any such acquisition; or (vii) any withdrawals, termination or cancellation of any such proposed acquisition for any reason whatsoever.  The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to the Indemnified Parties under any of the Loan Documents or at common law or otherwise.

(c)           The provisions of this Section 11.01 shall survive the payment of the Notes and the termination of this Agreement.

Section 11.02.        Taxes.  (a)  If it shall be determined that any federal, state or local tax is payable in respect of the issuance of any Note (other than any tax on or measured by the net income of the Banks pursuant to applicable federal, state or local income tax laws), or in connection with the filing or recording of any assignments, mortgages, financing statements, or other documents (whether measured by the amount of indebtedness secured or otherwise) as contemplated by this Agreement (other than in respect of tax penalties imposed solely by reason of any act or omission of the Administrative Agent or any of the Banks committed in bad faith or with gross negligence), then the Borrower agrees to pay any such tax and all interest and penalties, if any, and will indemnify the Administrative Agent and the Banks against and hold each of them harmless from any loss or damage resulting from or arising out of the nonpayment or delay in payment of any such tax.  If any such tax or taxes shall be assessed or levied against any Bank or any other holder of a Note, such Bank or such other holder, as the case may be, may notify the Borrower and make immediate payment thereof, together with interest or penalties in connection therewith, and shall thereupon be entitled to and shall receive immediate reimbursement therefor from the Borrower.  Each Bank will use reasonable efforts to promptly notify the Borrower of any such assessment or levy of taxes.  Notwithstanding any other provision contained in this Agreement, the covenants and agreements of the Borrower in this Section 11.02 shall survive payment of the Notes and the termination of this Agreement.

(b)           The Borrower does not intend to treat the Loans or the transactions herein as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4).  If the Borrower determines to take any action inconsistent with such intention, the Borrower will promptly notify the Administrative Agent and each Bank thereof.  If the Borrower so notifies the Administrative Agent and each Bank, the Borrower acknowledges that each Bank may treat its Loans as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Bank will maintain the lists and other records, including the identity of the applicable party to the Loans as required by such Treasury Regulation.

Section 11.03.        Survival of Agreements and Representations; Waiver of Trial by Jury.

(a)           All agreements, representations and warranties made herein shall survive the delivery of this Agreement and the Notes.

(b)           THE BORROWER, EACH AGENT AND EACH LENDER WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF, THIS AGREEMENT, THE NOTES, THE SECURITY DOCUMENTS OR ANY OF THE OTHER LOAN DOCUMENTS, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

Section 11.04.        Lien on and Set-off of Deposits.  As security for the due payment and performance of all the Obligations, the Borrower hereby grants to the Security Agent for the ratable benefit of the Banks a Lien on any and all deposits or other sums at any time credited by or due from any Bank to the Borrower, whether in regular or special depository accounts or otherwise, and any and all monies, securities and other property of the Borrower, and the proceeds thereof, now or hereinafter held or received by or in transit to any Bank from or for the Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and any such deposits, sums, monies, securities and other property may, at any time after the occurrence and during the continuance of any Event of Default, be set-off, appropriated and applied by such Bank against any of the Obligations, whether or not any of such Obligations is then due or is secured by any Collateral, or, if it is so secured, whether or not the Collateral held by the Security Agent is considered to be adequate. All maintenance reserves and security deposits held at any time by the Borrower in respect of any assets shall be maintained at all times in unrestricted deposit accounts with one or more Banks and with no other financial institutions.

Section 11.05.        Modifications, Consents and Waivers; Entire Agreement.  (a)  No modification, amendment or waiver of or with respect to any provision of any Loan Document nor consent to any departure by the Borrower from any of the terms or conditions hereof or thereof, shall in any event be effective unless it shall be in writing and signed by the Majority Banks; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by (w) a Bank, increase the amount of or extend the term of such Bank’s Commitment or subject such Bank to any additional obligations, (x) the Majority Banks (but which shall include, in any event, both Agents), (A) subject to the last sentence of Section 2.01, increase the Aggregate Revolving Loan Commitment, (B) amend, waive or otherwise modify the provisions of Article VII hereof or (C) add to Schedule 1.01(c) any additional countries or to  Schedule 1.01(d) any makes or models of Engines, (y) the Swing Line Lender, increase, impose any additional obligations on or otherwise affect or modify the obligations of the Swing Line Lender and (z) all of the Banks, do any of the following: (i) reduce the principal of, or interest on, the Notes or any fees hereunder, (ii) postpone any scheduled date for any payment of principal of, or interest on, the Notes or any fees hereunder, (iii) change the percentage in interest of the Banks which shall be required to take any action hereunder, (iv) other than as permitted by the Loan Documents, release all or a substantial portion of the Collateral if the effect thereof is to cause the outstanding principal amount of the Loans to exceed the amount of the Asset Base, (v) change in a manner adverse to the Banks the definitions of “Asset Base,” “Country Concentration Limits,” “Eligible Asset,” “Eligible Engine,” “Eligible Equipment” or “Eligible Lease,” but excluding any change subject to clause (x)(C) above, or (vi) change any provision of this Section 11.05 (it being understood and agreed that a waiver of Post-Default Interest or of an Event of Default other than a payment default shall not constitute a waiver subject to preceding clauses (i) or (ii)); provided, however, that no amendment, waiver or consent with respect to any provision of Article IX hereof shall be effective unless signed by the Agent affected by such amendment; provided, further, that Schedules 3.01(a), 3.01(b), and 3.01(c), 3.14, 3.16, and 3.19 to this Agreement may be unilaterally updated by the Borrower from time to time without any consent of the Administrative Agent or Majority Banks in respect of any Borrowing Date hereunder to the extent required to make the information contained therein correct as of such Borrowing Date (provided, that such updating shall not cure any prior misrepresentation or be deemed a waiver of any breach of this Agreement which may have occurred in respect of the representations and warranties made on the date hereof or any Borrowing Date prior to such update) and upon such updating, subject to the foregoing, each applicable Schedule shall be deemed appropriately amended without the need for any further action.  No amendment or modification affecting the role of any Agent or Agents shall be effective unless it has been approved in writing by such Agent or Agents, as applicable. In the event there exists one (1) dissenting Bank in any vote that would require unanimity (the “Dissenting Bank”), the Borrower shall have the right to prepay the outstanding principal, and interest and fees then accrued and unpaid, and amounts owed under Section 2.19 (calculated with respect to the Loans made by the Dissenting Bank. At such time as the prepayment is made, the Dissenting Bank shall cease to be a Bank for purposes of this  Agreement and the Aggregate Revolving

Loan Commitment shall be adjusted accordingly to reflect (i) the removal of the Dissenting Bank’s Commitment and, if applicable, (ii) the increase by a Bank or Banks of their Commitments or the additional of a new bank as a Bank under this Agreement and (iii) the Borrower’s indemnification obligation with respect to such removed Dissenting Bank shall continue.

(b)           This Agreement embodies the entire agreement and understanding among the Agents, the Banks and the Borrower and supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 11.06.        Remedies Cumulative.  Each and every right granted to the Agents and the Banks hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time.  No failure on the part of any Agent or the Banks to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right.

Section 11.07.        Further Assurances.  At any time and from time to time, upon the reasonable request of the Administrative Agent, the Borrower shall, at its expense, execute, deliver and acknowledge or cause to be executed, delivered and acknowledged, such further documents and instruments, including, without limitation, collateral assignments of software rights and Lien searches requested from time to time to confirm the Security Agent’s Lien on the Collateral, and do such other acts and things as the Administrative Agent may reasonably request in order to fully effect the purposes of the Loan Documents.

Section 11.08.        USA PATRIOT Act Notice.  Each Bank and the Administrative Agent (for itself and not on behalf of any Bank) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower and its Subsidiaries, which information includes the name and address of the Borrower and its Subsidiaries and other information that will allow such Bank or the Administrative Agent, as applicable, to identify the Borrower and its Subsidiaries in accordance with the USA Patriot Act.

Section 11.09.        Notices.  Except as otherwise provided for herein, all notices, requests, reports and other communications pursuant to this Agreement shall be in writing, and shall be delivered personally, by hand or commercial messenger service, or sent by certified mail or registered mail, postage prepaid, return receipt requested, or facsimile with electronic confirmation of receipt, except for routine reports delivered in compliance with Article V hereof which may be sent by ordinary first-class mail, facsimile, with electronic confirmation of receipt or email, to each party at its address, facsimile number and email address indicated opposite its name on the signature pages hereto.  Any notice, request or communication hereunder shall be deemed to have been given on the day on which it is delivered by hand or commercial messenger service or overnight delivery to such party at its address specified above, or, if sent by mail, on the third (3rd) Business Day after the day deposited, with a United States Postal Depositary postage prepaid, if sent by facsimile or email, when electronically confirmed. Any facsimile transmission pursuant to this section other than routine reports shall be confirmed by hard copy sent one (1) Business Day after transmission by first class or registered or certified mail.  Any party may change the person or address to whom or which notices are to be given hereunder; provided, however, that any such notice shall be deemed to have been given hereunder only when actually received by the party to which it is addressed.

Section 11.10.        Construction; Governing Law; Consent to Jurisdiction/Limit of Liability.

(a)           The headings used in this Agreement are for convenience of reference only and shall not in any way be deemed to limit, define or describe the scope and intent of this Agreement or any provision hereof.

(b)           THIS AGREEMENT, THE NOTES, THE SECURITY DOCUMENTS AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REGARD TO OF CONFLICT OF LAWS PRINCIPLES.

(c)           The Borrower irrevocably consents that any legal action or proceeding against it under, arising out of or in any manner relating to this Agreement, the Notes, or any other Loan Document shall be subject to the exclusive jurisdiction of any court of the State of New York sitting in the County of New York or the United States District Court for the Southern District of New York.  The Borrower, by the execution and delivery of this Agreement, expressly and irrevocably assents and submits to the personal jurisdiction of any of such courts in any such action or proceeding.  The Borrower further irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it by hand or by mail in the manner provided for in Section 11.09 hereof.  The Borrower hereby expressly and irrevocably waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis.  The Borrower shall not be entitled in any such action or proceeding to assert any defense given or allowed under the laws of any state other than the State of New York unless such defense is also given or allowed by the laws of the State of New York.  Nothing in this Section 11.10 shall affect, or impair in any manner or to any extent the right of the Agents or the Banks to commence legal proceedings or otherwise proceed against the Borrower in any jurisdiction or to serve process in any manner permitted by law.

Section 11.11.        Severability.  The provisions of this Agreement are severable, and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Agreement in any jurisdiction.  Each of the covenants, agreements and conditions contained in this Agreement is independent and compliance by the Borrower with any of them shall not excuse noncompliance by the Borrower with any other.  The Borrower shall not take any action the effect of which shall constitute a breach or violation of any provision of this Agreement.

Section 11.12.        Binding Effect; No Assignment or Delegation.  This Agreement shall be binding upon and inure to the benefit of the Borrower and its successors and to the benefit of Banks and the Administrative Agent and their respective successors and assigns.  The rights and obligations of the Borrower under this Agreement shall not be assigned or delegated without the prior written consent of the Majority Banks, and any purported assignment or delegation without such consent shall be void.

Section 11.13.        Counterparts.  This Agreement may be executed in as many counterparts as may be deemed necessary or convenient, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.  Execution and delivery of this Agreement by facsimile transmission shall constitute execution and delivery of this Agreement for all purposes with the same effects of execution and delivery of a manually signed copy thereof.

Section 11.14.        LIMITATION OF LIABILITY.  NO CLAIM MAY BE MADE BY THE BORROWER OR ANY OTHER PERSON AGAINST ANY AGENT, ANY LENDER OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS OF ANY

AGENT OR ANY LENDER FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR, TO THE FULLEST EXTENT PERMITTED BY LAW, FOR ANY PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM OR CAUSE OF ACTION (WHETHER BASED ON CONTRACT, TORT, STATUTORY LIABILITY, OR ANY OTHER GROUND) BASED ON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH, AND THE BORROWER HEREBY WAIVES, RELEASES, AND AGREES NEVER TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER SUCH CLAIM NOW EXISTS OR HEREAFTER ARISES AND WHETHER OR NOT IT IS NOW KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

Section 11.15.        Confidentiality.  In handling any written information designated as confidential, each of the Agents and the Banks shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same type to maintain the confidentiality of any non-public information thereby received or received pursuant to any Loan Document except that disclosure of such information may be made (a) to the agents, employees, subsidiaries or Affiliates of such Person in connection with the Loan Documents, (b) to prospective participants or assignees of the Loans, provided that they have agreed to be bound by the provisions of this Section 11.15, (c) as required by law, regulation, rule or order, subpoena, judicial order or similar order, and (d) as may be required in connection with the examination, audit or similar investigation of such Person.  Confidential information shall not include information that either (x) is in the public domain, or becomes a part of the public domain after disclosure to such Person through no fault of such Person or (y) is disclosed to such Person by a third party, provided such Person does not have knowledge that such third party is prohibited from disclosing such information.

Section 11.16.        Custodial Agreement.  The Security Agent has entered into one or more agreements with third parties pursuant to which agreements such third parties will hold custody to any or all of the Collateral.  Without limiting the foregoing, the Administrative Agent and each of the other Banks hereto acknowledge and agree (i) to the terms and conditions of the Custodial Agreement; (ii) that the third party custodian thereto may hold each of the documents and instruments to be delivered therein, including without limitation, the “chattel paper” original of each Lease, for the benefit of the Security Agent; and (iii) that the Security Agent shall not be liable in the event of any damage, loss or destruction of any of the documents or instruments to be delivered therein, including without limitation, the “chattel paper” originals of each Lease, by such third party custodian.

[Remainder of page intentionally left blank; signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:

WILLIS LEASE FINANCE CORPORATION
2320 Marinship Way, Suite 300
Sausalito, CA 94965
Attention: General Counsel
Facsimile: (415) 275-5102
Telephone: (415) 275-5100
Email: tnord@willislease.com

By:	/S/
Name: Robert M. Warwick
Title: Executive Vice President and Chief Financial Officer

WILLIS LEASE FINANCE CORPORATION
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

AGENTS AND BANKS:

NATIONAL CITY BANK, as Administrative Agent and Swing Line Lender
One South Broad
14th Floor, Locator 01-5997
Philadelphia, PA 19107
Attention: Christos Kytzidis
Facsimile: (267) 256-4001
Telephone: (267) 256-4092
Email: chris.kytzidis@nationalcity.com; ulana.bereza@nationalcity.com

By:	/S/
Name: Christos Kytzidis
Title: Senior Vice President

NATIONAL CITY BANK
One South Broad
14th Floor, Locator 01-5997
Philadelphia, PA 19107
Attention: Christos Kytzidis
Facsimile: (267) 256-4001
Telephone: (267) 256-4092
Email: chris.kytzidis@nationalcity.com; ulana.bereza@nationalcity.com

By:	/S/
Name: Christos Kytzidis
Title: Senior Vice President

FORTIS BANK (NEDERLAND) N.V., as Structuring Agent and Security Agent
Fortis Bank (Nederland) N.V.
Coolsingel 93
3012 AE Rotterdam
The Netherlands
Attention: Maarten H. Schipper
Telephone: 31 10 401 9522
Facsimile: 31 10 401 9529
Email: maarten.schipper@nl.fortisbank.com; rinie.wust@nl.forisbank.com

By:	/S/
Name: J.F.G.M. Wolfhagen
Title:

By:	/S/
Name: M.H. Schipper
Title: Senior Manager, Intermodal & Aviation Group

FORTIS BANK (NEDERLAND) N.V.
Fortis Bank (Nederland) N.V.
Coolsingel 93
3012 AE Rotterdam
The Netherlands
Attention: Maarten H. Schipper
Telephone: 31 10 401 9522
Facsimile: 31 10 401 9529
Email: maarten.schipper@nl.fortisbank.com; rinie.wust@nl.forisbank.com

By:	/S/
Name: J.F.G.M. Wolfhagen
Title:

By:	/S/
Name: M.H. Schipper
Title: Senior Manager, Intermodal & Aviation Group

CALIFORNIA BANK & TRUST,
South Bay Commercial Banking Office
1690 South El Camino Real
San Mateo, California 94402
Attention: J. Michael Sullivan
Telephone: (415) 875-1444
Facsimile: (415) 875-1457
Email: jsullivan@calbt.com

By:	/S/
	Name:	J. Michael Sullivan
	Title:	Vice President

KfW
Palmengartenstr. 5 - 9
60325 Frankfurt/Main
Germany
Attention: Andreas Roth
Telephone: 49 69 7431 1806
Facsimile: 49 69 7431 2944
Email: andreas.roth@kfw.de

By:	/S/
Name: Thomas Brehler
Title: First Vice President

By:	/S/
Name: Andreas Roth
Title: Senior Project Manager

CITY NATIONAL BANK
Corporate Banking
150 California Street, 13th Floor
San Francisco, California 94111
Attention: Nanci Brusati Dias
Telephone: (415) 576-2801
Facsimile: (415) 576-3961
Email: nanci.dias@cnb.com

By:	/S/
	Name:	Nanci Brusati Dias
	Title:	Senior Vice President

ALLIANCE & LEICESTER COMMERCIAL FINANCE PLC
120 New Cavendish Street
London W1W 6XX
Attention: Justin Patrick
Telephone: +44 (0) 20 7907 3646
Facsimile: +44 (0) 161 214 3473
Email: justin.patrick@alliance-leicester.co.uk

By:	/S/
	Name:	Martin Webb
	Title:	Head of Aviation

CREDIT INDUSTRIEL ET COMMERCIAL, NEW YORK BRANCH
520 Madison Avenue, 37th floor
New York NY 10022
Attention: Alex Aupoix
Telephone: (212) 715-6610
Facsimile: (212) 715-6535
Email: aaupoix@cicny.com

By:	/S/
	Name:	Alex Aupoix
	Title:	Vice President

By:	/S/
	Name:	Adrienne Molloy
	Title:	Vice President

HSH NORDBANK AG, NEW YORK BRANCH
230 Park Avenue
New York, New York 10169
Attention: Hari Raghavan
Telephone: (212) 407-6000
Facsimile: (212) 407-6033
Email: hari.raghavan@hsh-nordbank.com

By:	/S/
	Name:	Jack V. Confusione
	Title:	Senior Vice President
Deputy Head of Real Estate
HSH Nordbank AG,
New York Branch

By:	/S/
	Name:	Sylvie Morvan
	Title:	Vice President

STATE BANK OF INDIA, LOS ANGELES AGENCY
707 Wilshire Boulevard, Suite 1995
Los Angeles, California 90017
Attention: Sanjiv Chadha
Telephone: (213) 623-7250
Facsimile: (213) 612-9999
Email: sbilaa@yahoo.com

By:	/S/
	Name:	Sanjiv Chadha
	Title:	Chief Executive Officer

LANDESBANKI ISLANDS HF.
Aviation Finance
Hafuarstraeti 5
IS-155 Reykjavik
Iceland
Attention: Halldor Hafsteinsson
Telephone: +354 (410) 7416
Facsimile: +354 (410) 3013
Email: halldor.hafsteinsson@landsbanki.is

By:	/S/
	Name:	Elin Sigfusdottir
	Title:	Managing Director Corporate Finance

By:	/S/
	Name:	David Bjornsson
	Title:	Deputy Managing Dir. Corporate Fin.

BNP PARIBAS
37 Place du Marché Saint-Honoré
75031 Paris Cedex 01
Attention : Aviation Finance Group - Middle Office
Telephone : +33 1 43 16 81 16
Facsimile : +33 1 43 16 82 52
Email: antoine.treguer@bnpparibas.com

By:	/S/
	Name:	Antoine Treguer
	Title:	Vice President

SCHEDULE 1.01(a)

COMMITMENT PERCENTAGES AND LOAN COMMITMENTS

Bank Name	Commitment		Commitment Percentage

National City Bank	$	***	***	%
California Bank & Trust	$	***	***	%
Fortis Bank (Nederland) N.V.	$	***	***	%
KfW	$	***	***	%
City National Bank	$	***	***	%
Alliance & Leicester Commercial Finance Plc	$	***	***	%
Credit Industriel et Commercial, New York Branch	$	***	***	%
HSH Nordbank AG, New York Branch	$	***	***	%
State Bank of India, Los Angeles Agency	$	***	***	%
Landesbanki Islands hf.	$	***	***	%
BNP Paribas	$	***	***	%

Total		$200,000,000	100.00%

***      Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

SCHEDULE 1.01(b)

PERMISSIBLE AIRLINES OF ACCESSION JURISDICTIONS

1.	***
2.	***
3.	***
4.	***
5.	***
6.	***
7.	***
8.	***
9.	***
10.	***
11.	***
12.	***
13.	***
14.	***
15.	***
16.	***
17.	***
18.	***
19.	***
20.	***
21.	***
22.	***
23.	***
24.	***
25.	***
26.	***
27.	***
28.	***
29.	***
30.	***
31.	***
32.	***
33.	***
34.	***
35.	***
36.	***
37.	***
38.	***
40.	***
41.	***
42.	***
43.	***

***      Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

SCHEDULE 1.01(c)

COUNTRY CONCENTRATION LIMITS

(a)           North America - the aggregate amount includible in the Asset Base of Net Book Value of Eligible Engines and Eligible Equipment subject to Eligible Leases to Lessees domiciled or whose chief executive offices are located in the United States or Canada shall not exceed ***% of the Asset Base.

(b)           Western Europe - the aggregate amount includible in the Asset Base of Net Book Value of Eligible Engines and Eligible Equipment subject to Eligible Leases to Lessees whose chief executive offices are located in Austria, Belgium, Denmark, Finland, France, Germany, Greece, Iceland, Ireland, Italy, Malta, Norway, Portugal, Spain, Sweden, Switzerland, The Netherlands or the United Kingdom shall not exceed ***% of the Asset Base.

(c)           Asia/Pacific - the aggregate amount includible in the Asset Base of Net Book Value of Eligible Engines and Eligible Equipment subject to Eligible Leases to Lessees domiciled or whose chief executive offices are located in Australia, Fiji, Hong Kong, India, Japan, New Zealand, Singapore, Taiwan, China, Indonesia, South Korea, Malaysia, Philippines, Thailand or Vietnam shall not exceed ***% of the Asset Base.

(d)           Central America/South America (including Mexico) - the aggregate amount includible in the Asset Base of Net Book Value of Eligible Engines and Eligible Equipment subject to Eligible Leases to Lessees whose chief executive offices are located in Argentina, Aruba, Belize, Bolivia, Brazil, Chile, Colombia, Costa Rica, Ecuador, El Salvador, Guatemala, Honduras, Jamaica, Mexico, Nicaragua, Panama, Peru or Venezuela shall not exceed ***% of the Asset Base.

(e)           Africa/Middle East/Eastern Europe - the aggregate amount includible in the Asset Base of Net Book Value of Eligible Engines and Eligible Equipment subject to Eligible Leases to Lessees domiciled or whose chief executive offices are located in Bahrain, Croatia, Hungary, Israel, Kuwait, Qatar, South Africa, Pakistan, Poland, Turkey, Yemen or United Arab Emirates shall not exceed ***% of the Asset Base.

(f)            Emerging Countries — subject to the first proviso below, the aggregate amount includible in the Asset Base of Net Book Value of Eligible Engines and Eligible Equipment subject to Eligible Leases to Lessees domiciled or whose chief executive offices are in any one of the countries located in Africa/Middle East/Eastern Europe, Central America/South America and Asia/Pacific (but excluding Australia, Japan, New Zealand and Singapore) (individually an “Emerging Country” and, collectively, the “Emerging Countries”) shall not exceed ***% of the Asset Base; provided that the aggregate amount includible in the Asset Base of Net Book Value of Eligible Engines and Eligible Equipment subject to Eligible Leases to Lessees domiciled or whose chief executive offices are located in (A) the People’s Republic of China shall not exceed ***% of the Asset Base and (B) in any one of the following countries shall not exceed ***% of the Asset Base: (I) Brazil, (II) Mexico, (III) Republic of India or (IV) South Korea.

Provided further, that in determining the concentration limitations for any Emerging Country, the applicable percentage limitations shall be the lesser of the amount determined under paragraphs (a) through (e) or the amount determined pursuant to paragraph (f).

***      Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

SCHEDULE 1.01(d)

PERMITTED MAKES AND MODELS OF ENGINES

Manufacturer	Engine Model

Rolls Royce	3007
RB-211 series
Trent series
BR-715

General Electric	CF34-3
CF34-8
CF6-50
CF6-80C2 series
CF6-80D series
CF6-80E series
GE90 series

CFM International	CFM56-2
CFM56-3 series
CFM56-5 series
CFM56-7 series

Pratt & Whitney	JT8D-200 series
PW-127
PW-2000 series
PW-4000 series (94”, 100” and 112” fan)
PW-4100 series
PW-4400 series

International Aero Engines	V2500-A series
V2500-D series

SCHEDULE 1.01(e)

[INTENTIONALLY OMITTED]

SCHEDULE 1.01(f)

EXCEPTED COLLATERAL

Collateral Description	Lessee	Eligibility Issue

Engine: CFM56-3C1 Serial Numbers: 725493 and 860131	Olympic Airways	No mortgage filings were or will be done in Greece because an engine mortgage is rendered ineffective when an engine is installed on an aircraft under Greek law.

SCHEDULE 1.01(g)

LIENS

Creditor	Collateral	Debtor

U.S. Bankcorp	DeHavilland DHC-8-102 ESN 353 (N805WP)	Willis Lease Finance Corporation
U.S. Bankcorp	DeHavilland DHC-8-102 N806WP (MSN 357)	Willis Lease Finance Corporation
U.S. Bankcorp	CFM56-2C1, ESN 692620	Willis Lease Finance Corporation
U.S. Bankcorp	CFM56-2C1, ESN 692545	Willis Lease Finance Corporation
Overland Capital Group, Inc.	DeHavilland DHC-8-103 MSN 023 (N811PH)	Willis Lease Finance Corporation
Overland Capital Group, Inc.	DeHavilland DHC-8-102 MSN 026 (N812PH)	Willis Lease Finance Corporation
Overland Capital Group, Inc.	DeHavilland DHC-8-102 MSN 032 (N813SN)	Willis Lease Finance Corporation
Fleet Capital Corporation (Bank of America)	Canadair 601-1A MSN 3004 (N45PH)	Willis Lease Finance Corporation

SCHEDULES 3.01 (A) AND (B)

Jurisdictions/Capitalization

Entity	Type of Organization	Jurisdiction

Willis Engine Securitization Trust	Statutory Trust	Delaware

WEST Engine Funding LLC	Limited Liability Company	Delaware

WEST Engine Funding (Ireland) Limited		Ireland

WLFC (Ireland) Limited		Ireland

various trusts	Owner Trust	Utah

Jurisdiction

None

SCHEDULE 3.01 (C)

Officers and Directors

Entity	Officers	Directors
Willis Lease Finance Corporation

CHARLES F. WILLIS, IV
Chairman, President and Chief Executive
Officer

DONALD A. NUNEMAKER
Executive Vice President and Chief Operating Officer

ROBERT M. WARWICK
Executive Vice President, Chief Financial
Officer and Chief Accounting Officer

THOMAS C. NORD
Senior Vice President, General Counsel
and Corporate Secretary

THOMAS A. MACALEAVY
Senior Vice President, Sales and
Marketing

JUDY WEBBER
Senior Vice President, Technical Services

BRIAN D. HANSON
Assist. Corporate Secretary

Charles F. Willis, Chairman William M. LeRoy Gerard Laviec Hans Jorg Hunziker W. William Coon Jr.

Entity	Officers	Directors
WEST Engine Funding LLC	CHARLES F. WILLIS, IV President DONALD A. NUNEMAKER Vice President ROBERT M. WARWICK Chief Financial Officer THOMAS C. NORD Corporate Secretary BRIAN D. HANSON Assist. Corporate Secretary	Charles F. Willis IV Donald A. Nunemaker

WLFC (Ireland) Limited	Matsack Trust Limited Secretary	Charles F. Willis IV Tom McGrath Patrick John O’Sullivan Alternate Directors for CFW (authorized to sign in his absence): Donald A. Nunemaker Robert M. Warwick Thomas C. Nord

WLFC Funding (Ireland) Limited	Matsack Trust Limited Secretary	Charles F. Willis IV Tom McGrath Patrick John O’Sullivan Alternate Directors for CFW (authorized to sign in his absence): Donald A. Nunemaker Robert M. Warwick Thomas C. Nord

WEST Engine Funding (Ireland) Limited	Customs House Capital Patrick O’Sullivan (under McCann FitzGerald)	Charles F. Willis IV Tom McGrath Patrick John O’Sullivan Alternate Directors for CFW (authorized to sign in his absence): Donald A. Nunemaker Robert M. Warwick Thomas C. Nord

SCHEDULE 3.10

Material Liabilities

None

SCHEDULE 3.11

Tax Waivers in Effect

None

SCHEDULE 3.12

Intellectual Property

1.                                       THE POWER OF LEASING service mark (Reg. No. 2,398,938 in Class 39)

2.                                       DESIGN service mark (Reg. No. 2,317,604 in Class 39)

3.                                       WILLIS LEASE POWER TO SPARE – WORLDWIDE and DESIGN service mark (App. No. 76/645,848 in Class 36)

4.                                       WILLIS LEASE POWER TO SPARE – WORLDWIDE and DESIGN service mark (App. No. 76/595,254 in Class 39)

5.                                       THE POWER TO PERFORM service mark (abandoned App. No. 76/562,978 in Class 39)

SCHEDULE 3.14

Name Changes

None

SCHEDULE 3.16

ERISA Plans

•                  The Willis 401(K) Plan

•                  Medical and Dental Insurance

•                  Sick Leave/Vacation

SCHEDULE 3.17

Previous Addresses

None

SCHEDULE 3.19

Indebtedness; Bank Accounts

Obligated Parties	Creditor	Original Principal Balance			Approximate Current Balance (6/30/06)

Willis (Debtor)	National City Bank and other lenders	$	***	*	$	***
Willis (Debtor)	Overland Capital Group, Inc.	$	***		$	***
Willis (Debtor)	U.S. Bancorp	$	***		$	***
Willis (Debtor)	Fleet Capital Corporation (Bank of America)	$	***		$	***

*Original Commitment Amount

WILLIS LEASE FINANCE CORPORATION	Account

***	***
***	***
***	***
***	***
***	***
***	***

WEST ENGINE FUNDING LLC	Account

***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***

***      Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

SCHEDULE 3.21

Material Contracts

Servicing Agreement dated as of August 9, 2005 among Willis Engine Securitization Trust (“WEST”), Willis Lease Finance Corporation, as Servicer and as the Administrative Agent, and the entities listed on Appendix A to the Servicing Agreement.

Administrative Agency Agreement dated as of August 9, 2005, among Willis Engine Securitization Trust (“WEST”), Willis Lease Finance Corporation, as the Administrative Agent, Deutsche Bank Trust Company Americas, not in its individual capacity but solely as trustee under the Indenture, and the subsidiaries and owner trusts in which WEST retains an interest, each of which is listed on Appendix A to the Administrative Agency Agreement.

Appendix A to the above-described agreements is the same.  The Appendix names WEST Engine Funding LLC and each of the Owner Trusts in place at August 9, 2005.

SCHEDULE 3.29

Control Agreements

None

SCHEDULE 3.30

Depreciation Policies

Engines and Equipment (other than Parts Package)

The Borrower generally depreciates Engines and Equipment (other than Parts Packages) on a straight line basis over a 15-year period from the acquisition date to a ***% residual value.  Engines and Equipment (other than Parts Packages) that, in the Borrower’s opinion, would not be economically advantageous to overhaul the next time the life-limited parts need to be replaced are depreciated over their remaining life using component depreciation based on usage or are depreciated based on actual operating usage of the Engines and Equipment (other than Parts Packages) to their estimated parts component value.

Parts Package

The Borrower generally depreciates leased Parts Packages on a straight line basis over an estimated useful life of 15 years to a ***% residual value.

***      Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.